                                                                Exhibit 99.2


                             FINANCING AGREEMENT

                        DATED AS OF JANUARY 16, 2004

                                BY AND AMONG

                              SOLUTIA INC. AND
                     SOLUTIA BUSINESS ENTERPRISES, INC.,
                    AS DEBTORS AND DEBTORS-IN-POSSESSION,
                                AS BORROWERS,

      CERTAIN SUBSIDIARIES OF SOLUTIA INC. LISTED AS A GUARANTOR ON THE
                           SIGNATURE PAGES HERETO,
                    AS DEBTORS AND DEBTORS-IN-POSSESSION,
                               AS GUARANTORS,

                 THE LENDERS FROM TIME TO TIME PARTY HERETO,
                                 AS LENDERS,

                             CITICORP USA, INC.,
      AS COLLATERAL AGENT, ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT





                       CITIGROUP GLOBAL MARKETS INC.,
                                 AS ARRANGER

                                       TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----

ARTICLE I DEFINITIONS; CERTAIN TERMS.........................................................1
         Section 1.01        Definitions.....................................................1
         Section 1.02        Terms Generally................................................36
         Section 1.03        Accounting and Other Terms.....................................37
         Section 1.04        Time References................................................37

ARTICLE II THE LOANS........................................................................37
         Section 2.01        Commitments....................................................37
         Section 2.02        Making the Loans...............................................38
         Section 2.03        Repayment of Loans; Evidence of Debt...........................42
         Section 2.04        Interest.......................................................43
         Section 2.05        Reduction of Commitment; Prepayment of Loans...................43
         Section 2.06        Fees...........................................................49
         Section 2.07        Securitization.................................................49
         Section 2.08        Taxes..........................................................50
         Section 2.09        Conversion and Continuation Options............................52
         Section 2.10        Special Provisions Governing Eurodollar Rate Loans.............53

ARTICLE III LETTERS OF CREDIT...............................................................55
         Section 3.01        Letters of Credit..............................................55
         Section 3.02        Letter of Credit Fees..........................................60

ARTICLE IV SECURITY AND ADMINISTRATIVE PRIORITY.............................................61
         Section 4.01        Collateral; Grant of Lien and Security Interest................61
         Section 4.02        Administrative Priority........................................62
         Section 4.03        Grants, Rights and Remedies....................................62
         Section 4.04        No Filings Required............................................62
         Section 4.05        Survival.......................................................62

ARTICLE V FEES, PAYMENTS AND OTHER COMPENSATION.............................................63
         Section 5.01        Audit and Collateral Monitoring Fees...........................63
         Section 5.02        Payments; Computations and Statements..........................64
         Section 5.03        Sharing of Payments, Etc.......................................65
         Section 5.04        Apportionment of Payments......................................65
         Section 5.05        Increased Costs and Reduced Return.............................66
         Section 5.06        Joint and Several Liability of the Borrowers...................68

ARTICLE VI CONDITIONS TO LOANS..............................................................69
         Section 6.01        Conditions Precedent to Facility Effectiveness.................69
         Section 6.02        Conditions Precedent to All Loans and Letters of Credit........72
         Section 6.03        Proceedings; Receipt of Documents..............................72

ARTICLE VII REPRESENTATIONS AND WARRANTIES..................................................73
         Section 7.01        Representations and Warranties.................................73

                                   - i -


ARTICLE VIII COVENANTS OF THE LOAN PARTIES..................................................83
         Section 8.01        Affirmative Covenants..........................................83
         Section 8.02        Negative Covenants.............................................95
         Section 8.03        Financial Covenants...........................................104

ARTICLE IX MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS AND OTHER COLLATERAL..............105
         Section 9.01        Collection of Accounts; Management of Collateral..............105
         Section 9.02        Collateral Custodian..........................................108
         Section 9.03        Collateral Reporting..........................................108
         Section 9.04        Accounts Covenants............................................109
         Section 9.05        Inventory Covenants...........................................110

ARTICLE X EVENTS OF DEFAULT................................................................111
         Section 10.01       Events of Default.............................................111

ARTICLE XI AGENTS..........................................................................116
         Section 11.01       Appointment...................................................116
         Section 11.02       Nature of Duties..............................................117
         Section 11.03       Rights, Exculpation, Etc......................................117
         Section 11.04       Reliance......................................................118
         Section 11.05       Indemnification...............................................118
         Section 11.06       Agents Individually...........................................118
         Section 11.07       Successor Agent...............................................119
         Section 11.08       Collateral Matters............................................119
         Section 11.09       Agency for Perfection.........................................121

ARTICLE XII GUARANTY.......................................................................121
         Section 12.01       Guaranty......................................................121
         Section 12.02       Guaranty Absolute.............................................121
         Section 12.03       Waiver........................................................122
         Section 12.04       Continuing Guaranty; Assignments..............................123
         Section 12.05       Subrogation...................................................123

ARTICLE XIII MISCELLANEOUS.................................................................124
         Section 13.01       Notices, Etc..................................................124
         Section 13.02       Amendments, Etc...............................................125
         Section 13.03       No Waiver; Remedies, Etc......................................126
         Section 13.04       Expenses; Taxes; Attorneys' Fees..............................126
         Section 13.05       Right of Set-off..............................................127
         Section 13.06       Severability..................................................127
         Section 13.07       Assignments and Participations................................127
         Section 13.08       Counterparts..................................................130
         Section 13.09       GOVERNING LAW.................................................131
         Section 13.10       CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.........131
         Section 13.11       WAIVER OF JURY TRIAL, ETC.....................................131

                                   - ii -



         Section 13.12       Consent by the Agents and Lenders.............................132
         Section 13.13       No Party Deemed Drafter.......................................132
         Section 13.14       Reinstatement; Certain Payments...............................132
         Section 13.15       Indemnification...............................................133
         Section 13.16       Parent as Agent for Borrowers.................................134
         Section 13.17       Records.......................................................134
         Section 13.18       Binding Effect................................................134
         Section 13.19       Interest......................................................135
         Section 13.20       Confidentiality...............................................136
         Section 13.21       Integration...................................................137
         Section 13.22       Collateral Agent, Administrative Agent and Documentation
                             Agent as Party-in-Interest....................................137
         Section 13.23       Dutch Security Agreement......................................137

                           SCHEDULES AND EXHIBITS
                           ----------------------

Schedule 1.01(A)       Lenders and Lenders' Commitments
Schedule 1.01(B)       Cash Restructuring Charges
Schedule 3.01(l)       Certain Letters of Credit
Schedule 7.01(e)       Subsidiaries
Schedule 7.01(f)       Litigation; Commercial Tort Claims
Schedule 7.01(i)       ERISA
Schedule 7.01(l)       Nature of Business
Schedule 7.01(o)       Real Property
Schedule 7.01(q)       Operating Lease Obligations
Schedule 7.01(r)       Environmental Matters
Schedule 7.01(s)       Insurance
Schedule 7.01(u)       Bank Accounts
Schedule 7.01(v)       Intellectual Property
Schedule 7.01(w)       Material Contracts
Schedule 7.01(y)       Employee and Labor Matters
Schedule 7.01(aa)      Name; Jurisdiction of Organization; Organizational
                       ID Number; Chief Place of Business; Chief Executive
                       Office; FEIN
Schedule 7.01(bb)      Collateral Locations
Schedule 8.02(a)       Existing Liens
Schedule 8.02(c)(i)    Permitted Dispositions
Schedule 8.02(e)       Existing Investments
Schedule 8.02(k)       Limitations on Dividends and Other Payment Restrictions
Schedule 8.02(m)       Term Sheet for the Euro Restructuring
Schedule 8.03          Designated Business Segments
Schedule 9.01          Cash Management Banks and Cash Management Accounts

Exhibit A              Form of Guaranty
Exhibit B              Form of Notice of Borrowing
Exhibit C              Form of Borrowing Base Certificate
Exhibit D              Form of Assignment and Acceptance
Exhibit E              Form of Intercompany Subordination Agreement
Exhibit F              Form of Letter of Credit Request
Exhibit G              Form of Notice of Conversion or Continuation

                             FINANCING AGREEMENT

                  Financing Agreement, dated as of January 16, 2004, by and among Solutia Inc., as a debtor and debtor-in-possession, a Delaware corporation (the "Parent"), and Solutia Business Enterprises, Inc., as a
                  ------
debtor and debtor-in-possession, a New York corporation, ("Solutia Business"
                                                           ----------------
and together with the Parent, each a "Borrower" and collectively, the
                                      --------
"Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the
 ---------
signature pages hereto, each as a debtor and debtor-in-possession (each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to
 ---------                         ----------
time party hereto (each a "Lender" and collectively, the "Lenders"),
                           ------                         -------
Citicorp USA, Inc. ("CUSA"), as collateral agent for the Lenders (in such
                     ----
capacity, the "Collateral Agent"), CUSA, as administrative agent for the
               ----------------
Lenders (in such capacity, the "Administrative Agent"), and CUSA, as
                                --------------------
documentation agent for the Lenders (in such capacity, the "Documentation
                                                            -------------
Agent" and together with the Collateral Agent and the Administrative Agent,
-----
each an "Agent" and collectively, the "Agents").
         -----                         ------

                                  RECITALS

                  WHEREAS, the Borrowers and the Guarantors have commenced cases (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the
            ----------------
Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (such Court and any other court having jurisdiction over the Chapter 11 Cases from time to time, the "Bankruptcy Court"), and
                                                  ----------------
the Borrowers and the Guarantors have retained possession of their assets and are authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession; and

                  WHEREAS, (i) the Borrowers and the Guarantors have asked the Lenders to make post-petition loans and advances to the Borrowers consisting of (a) a multiple draw term loan A in the aggregate principal amount of $50,000,000 which loan may be drawn from time to time from the Facility Effective Date (as defined below) until the Final Maturity Date (as defined below), (b) a single draw term loan B in the aggregate principal amount of $300,000,000 which loan shall be drawn in full on the Facility Effective Date, and (c) a revolving credit facility in an aggregate principal amount not to exceed $175,000,000 at any time outstanding, which revolving credit facility will include a letter of credit subfacility for the issuance of letters of credit and (ii) the Lenders have severally, and not jointly, agreed to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                 ARTICLE I

                         DEFINITIONS; CERTAIN TERMS

Section 1.01  Definitions. As used in this Agreement, the following
              -----------
terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "Ableco" means Ableco Finance LLC, a Delaware limited
                   ------
liability company.

                  "Account Debtor" means each debtor, customer or obligor in
                   --------------
any way obligated on or in connection with any Account.

                  "Accounts" means, as to each Loan Party, all present and
                   --------
future rights of such Loan Party to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) for a secondary obligation incurred or to be incurred.

                  "Action" has the meaning specified therefor in Section
                   ------                                        -------
13.12.
-----

                  "Additional Principal Properties" means the following
                   -------------------------------
three Principal Properties located in: Decatur, Alabama, Greenwood, South Carolina and Pensacola, Florida, and each of which are further identified as an "Additional Principal Property" on Schedule 7.01(o).
                                      ----------------

                  "Administrative Agent" has the meaning specified therefor
                   --------------------
in the preamble hereto.

                  "Administrative Agent's Account" means an account at a
                   ------------------------------
bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

                  "Administrative Borrower" has the meaning specified
                   -----------------------
therefor in Section 13.16.
            -------------

                  "Affiliate" means, with respect to any Person, any other
                   ---------
Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

                  "After Acquired Property" has the meaning specified
                   -----------------------
therefor in Section 8.01(m).
            ---------------

                  "Agent" and "Agents" have the respective meanings
                   -----       ------
specified therefor in the preamble hereto.

                  "Agent Advances" has the meaning specified therefor in
                   --------------
Section 11.08(a).
----------------

                  "Agreed Administrative Expense Priorities" means the
                   ----------------------------------------
following priority with respect to administrative expenses of the Borrowers and the Guarantors (and, with respect to sub-clause (ii) of clause "first",
                                                                    -----
any official committee appointed by the Bankruptcy Court):

                           first, (i) amounts payable pursuant to 28 U.S.C.
                           -----
                  Section 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court and (ii) the Carve-Out Expenses, provided, that the Carve-Out Expenses shall not exceed $15
                  --------
                  million in the aggregate (inclusive of (a) any holdbacks required by the Bankruptcy Court, (b) actual, documented reasonable fees and expenses of a trustee payable under

                  Section 726(b) of the Bankruptcy Code, as required by the Guidelines, and (c) reasonable and actual, documented expenses of the members of the statutory creditors' committee, if any);

                           second, all Obligations in accordance with
                           ------
                  Section 4.02; and
                  ------------

                           third, all other allowed administrative expenses.
                           -----

                  "Agreement" means this Financing Agreement, including all
                   ---------
amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Assignment and Acceptance" means an assignment and
                   -------------------------
acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent, in accordance with Section 13.07 and
                                                -------------
substantially in the form of Exhibit D or such other form acceptable to the
                             ---------
Collateral Agent.

                  "Astaris" means Astaris LLC, a Delaware limited liability
                   -------
company.

                  "Astaris Agent" means Bank of America,  N.A.,  in its
                   -------------
capacity as administrative agent for the Astaris Lenders.

                  "Astaris Credit Agreement" means the Five Year Credit
                   ------------------------
Agreement, dated as of September 14, 2000, among Astaris, the Astaris Lenders and the Astaris Agent, as amended from time to time.

                  "Astaris Guaranty" means the Guaranty Agreement, dated
                   ----------------
September 14, 2000, as amended prior to the Filing Date, made by the Parent in favor of Astaris, the Astaris Lenders and the Astaris Agent, as amended from time to time after the Filing Date in accordance with the terms and provisions of this Agreement and the Bankruptcy Court Order.

                  "Astaris Lenders" means the lenders from time to time
                   ---------------
party to the Astaris Credit Agreement.

                  "Authorized Officer" means, with respect to any Person,
                   ------------------
the chief executive officer, chief financial officer, chief restructuring officer, president, senior vice president, general counsel, treasurer, assistant treasurer, controller or assistant controller of such Person.

                  "Availability" means, at any time, an amount equal to the
                   ------------
sum of (i) the difference between (a) the lesser of (I) the Borrowing Base and (II) the Total Revolving Credit Commitment and (b) the sum of (I) the aggregate outstanding principal amount of all Revolving Loans and (II) all Letter of Credit Obligations, and (ii) the amount of cash of the Loan Parties deposited in a bank account subject to a Cash Management Agreement or a Concentration Account Agreement (provided that in no event shall any
                                      --------
Specified Environmental Receipts be included within this clause (ii)).

                  "Avoidance Actions" means all causes of action arising
                   -----------------
under Sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of
the Bankruptcy Code and any proceeds therefrom.

                  "Banking Services" means the provision to any Loan Party
                   ----------------
by a Lender or any of its Affiliates (in each case with the consent of the Administrative Agent) of treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

                  "Banking Services Obligations" of the Loan Parties means
                   ----------------------------
any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

                  "Bankruptcy Code" means the United States Bankruptcy Code
                   ---------------
(11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

                  "Bankruptcy Court" has the meaning specified therefor in
                   ----------------
the recitals hereto.

                  "Bankruptcy Court Order" means the order of the Bankruptcy
                   ----------------------
Court with respect to the Borrowers and the Guarantors approving (i) the financing contemplated by the Loan Documents, including, without limitation, superpriority administrative expense and lien status in form and substance satisfactory to the Administrative Agent, (ii) the repayment in full of all outstanding obligations under the Existing Post-Petition Credit Agreement and related documents, (iii) the repayment in full of all outstanding obligations under the Existing Pre-Petition Credit Agreement and related documents, (iv) the release of all Liens relating to the Existing Post-Petition Credit Agreement and related documents and (v) the release of all Liens relating to the Existing Pre-Petition Credit Agreement and related documents, such order to be in form and substance satisfactory to the Administrative Agent in its sole discretion, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agents, the Required Lenders and the Borrowers.

                  "Bankruptcy Court Order Entry Date" means the date on
                   ---------------------------------
which the Bankruptcy Court Order shall have been entered by the Bankruptcy
Court.

                  "Board" means the Board of Governors of the Federal
                   -----
Reserve System of the United States.

                  "Board of Directors" means, with respect to any Person,
                   ------------------
the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

                  "Book Value" means, with respect to any Inventory of any
                   ----------
Person, the lower of (i) cost (as reflected in the general ledger of such Person before customary reserves established by such Person in good faith and in accordance with GAAP) and (ii) market value, in each case, determined in accordance with GAAP calculated on a first-in first-out basis.

                  "Borrower" and "Borrowers" have the respective meanings
                   --------       ---------
specified therefor in the preamble hereto.

                  "Borrowing Base" means, at any time, the difference
                   --------------
between (i) the sum of (A) up to 85% of the value of the Net Amount of Eligible Accounts at such time less the amount, if any, of the Dilution
                               ----
Reserve plus (B) the sum of up to (x) 70% of the Book Value of the Eligible
        ----
Inventory constituting finished goods at such time plus (y) 50% of the Book Value of the Eligible Inventory constituting raw materials at such time plus
(z) the lesser of (1) 50% of the Book Value of the Eligible Inventory constituting the Designated Chemicals at such time and (2) $25,000,000 and
(ii) such reserves as the Administrative Agent may deem appropriate in the exercise of its business judgment made in good faith and exercised reasonably based upon the lending practices of the Administrative Agent consistent with the general practices in the commercial finance industry (it being understood that such reserves shall include, but not be limited to,
(x) reserves for the administrative expenses referred to in clause "first"
                                                                    -----
of the definition of "Agreed Administrative Expense Priority", (y) reserves with respect to Banking Services Obligations and (z) reserves with respect to Hedging Obligations). The advance rates with respect to Eligible Accounts and Eligible Inventory shall be as determined by the Administrative Agent from time to time. The Administrative Agent will advise the Administrative Borrower of the initial advance rates on the Facility Effective Date.

                  "Borrowing Base Certificate" means a certificate signed by
                   --------------------------
an Authorized Officer of the Administrative Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 8.01(a)(vi),
                                                     -------------------
substantially in the form of Exhibit C.
                             ---------

                  "Business Day" means any day other than a Saturday, Sunday
                   ------------
or other day on which commercial banks in New York City are authorized or required to close and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person
                   --------------------
for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed (including financing in the form of Capital Lease Obligations); provided, that the term "Capital Expenditure" shall not include (a)
--------
expenditures made in connection with the replacement, substitution or restoration of assets or the purchase of any other assets used or useful in the business of such Person (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets of any such Person or its Subsidiaries or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets of any such Person or its Subsidiaries, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (c) Capitalized Lease Obligations outstanding as of the Filing Date and paid or payable during such period.

                  "Capital Guideline" means any law, rule, regulation,
                   -----------------
policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or any Issuer or the manner in which any Lender, any Person controlling any Lender, or any Issuer allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

                  "Capital Stock" means (i) with respect to any Person that
                   -------------
is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Capitalized Lease" means, with respect to any Person, any
                   -----------------
lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or
(ii) a transaction of a type commonly known as a "synthetic lease" (i.e., a
                                                                    ----
lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes); provided that, the term Capitalized Lease shall not include
               --------
the Headquarters Lease.

                  "Capitalized Lease Obligations" means, with respect to any
                   -----------------------------
Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Carve-Out Expenses" means any payments permitted to be
                   ------------------
made by the Bankruptcy Court in respect of fees and expenses of attorneys, accountants and other professionals retained in the Chapter 11 Cases pursuant to Sections 327, 328, 330, 331 and 1103 of the Bankruptcy Code.

                  "Carve-Out Expenses Period" means the period during the
                   -------------------------
continuance of an Event of Default hereunder or a default by any Borrower or any Guarantor in any of their obligations under the Bankruptcy Court Order.

                  "Cash Management Accounts" means those bank accounts of
                   ------------------------
each Loan Party listed on Schedule 9.01 that are maintained at one or more
                          -------------
Cash Management Banks listed on Schedule 9.01.
                                -------------

                  "Cash Management Agreements" means those certain cash
                   --------------------------
management service agreements, in form and substance satisfactory to the Administrative Agent, each of which is among the applicable Loan Party, the Administrative Agent and one of the Cash Management Banks.

                  "Cash Management Bank" has the meaning specified therefor
                   --------------------
in Section 9.01(a).
   ---------------

                  "Change of Control" means each occurrence of any of the
                   -----------------
following:

                           (a) the acquisition, directly or indirectly, by
any person or group (within the meaning of Section 13(d)(3) of the Exchange
Act) of beneficial ownership of more than 33% of the aggregate outstanding voting power of the Capital Stock of the Parent;

                           (b) the Parent shall cease to have beneficial
ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, Solutia Europe, Solutia Dutch Newco and the Subsidiaries of Solutia Dutch Newco, free and clear of all Liens (other than any Liens granted under the Loan Documents and Permitted Liens), except to the extent resulting from a transaction specifically permitted under Section
                                                                     -------
8.02(c); or
-------

                           (c) (i) any Loan Party consolidates or
amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates or amalgamates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than (A) any such transaction described in this clause (ii) in which either (x) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Parent or (y) in the case of any such transaction involving a Loan Party other than the Parent, Solutia Europe, Solutia Dutch Newco and the Subsidiaries of Solutia Dutch Newco, the Parent has beneficial ownership, directly or indirectly, of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity and (B) to the extent resulting from a transaction specifically permitted under Section 8.02(c).
                             ---------------

                  "Chapter 11 Cases" has the meaning specified therefor in
                   ----------------
the recitals hereto.

                  "Collateral" has the meaning specified therefor in Section
                   ----------                                        -------
4.01(a).
-------

                  "Collateral Agent" has the meaning specified therefor in
                   ----------------
the preamble hereto.

                  "Collections" means all cash, checks, notes, instruments
                   -----------
and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of the Loan Parties.

                  "Concentration Account" means the bank accounts of the
                   ---------------------
Loan Parties designated as the "Concentration Accounts" on Schedule 9.01
                                                           -------------
maintained at the Concentration Account Banks, into which cash received in the Cash Management Accounts is wired as provided in Section 9.01.
                                                     ------------

                  "Concentration Account Agreement" means a control
                   -------------------------------
agreement among any Loan Party, the Concentration Account Banks and the Administrative Agent, in form and substance satisfactory to the Administrative Agent, applicable to the Concentration Account.

                  "Concentration Account Banks" means each of the banks
                   ---------------------------
identified on Schedule 9.01 as a "Concentration Account Bank", or such other
              -------------
Person or Persons as the Administrative

Borrower (with the prior written consent of the Administrative Agent) may designate from time to time.

                  "Congress" means Congress Financial Corporation (Central),
                   --------
an Illinois corporation.

                  "Consolidated EBITDA" means, with respect to any Person
                   -------------------
for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the
                              ----
following amounts of such Person and its Subsidiaries for such period to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense,
(C) depreciation expense, and (D) amortization expense.

                  "Consolidated Net Income" means, with respect to any
                   -----------------------
Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or non-cash losses or gains or losses from Dispositions, (b) non-cash restructuring charges and cash restructuring charges related to professional and advisory fees in respect of the transaction contemplated by this Agreement, (c) the cash charges described on Schedule 1.01(B) to the extent
                                             ----------------
that (i) the aggregate amount of such cash charges do not exceed $125,000,000 and (ii) the aggregate amount of such cash charges do not exceed $20,000,000 in 2003, $82,000,000 in 2004, and $49,000,000 in 2005,
(d) effects of discontinued operations, (e) interest income, and (f) income from joint ventures.

                  "Consolidated Net Interest Expense" means, with respect to
                   ---------------------------------
any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for
                               ----
such period and (B) gains for such period on Hedging Agreements excluding commodity, currency and equity Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (A) losses for
                                        ----
such period on Hedging Agreements excluding commodity, currency and equity Hedging Agreements (to the extent not included in gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

                  "Contingent Obligation" means, with respect to any Person,
                   ---------------------
any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations")
                                                       -------------------
of any other Person (the "primary obligor") in any manner, whether directly
                          ---------------
or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent
                         --------  -------
Obligation" shall not include (x) customary indemnification obligations which are (I) provided in the ordinary course to the directors, officers, employees, agents, independent contractors or service providers of the Parent or any of its Subsidiaries or (II) in connection with the sale or disposition of property, (y) indemnification obligations given in the Indentures, and (z) any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Current Value" has the meaning specified therefor in
                   -------------
Section 8.01(m).
---------------

                  "CUSA" has the meaning specified therefor in the preamble
                   ----
hereto.

                  "Default" means an event which, with the giving of notice
                   -------
or the lapse of time or both, would constitute an Event of Default.

                  "Designated A Business Segment" means the business segment
                   -----------------------------
of the Parent and its Subsidiaries described on Part A of Schedule 8.03.
                                                          -------------

                  "Designated B Business Segment" means the business segment
                   -----------------------------
of the Parent and its Subsidiaries described on Part B of Schedule 8.03.
                                                          -------------

                  "Designated C Business Segment" means the business segment
                   -----------------------------
of the Parent and its Subsidiaries described on Part C of Schedule 8.03.
                                                          -------------

                  "Designated Chemicals" means chemicals acceptable to the
                   --------------------
Administrative Agent classified as work-in-process in the books and records of the Loan Parties and saleable in their current form in the ordinary course of business.

                  "Dilution" means, as of any date of determination, a
                   --------
percentage, based upon the experience of the immediately prior 12-month period, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) the Loan Parties' gross billings during such period.

                  "Dilution Reserve" means, as of any date of determination,
                   ----------------
an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5.0%.

                  "Disposition" means any transaction, or series of related
                   -----------
transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in
                                      ---------
the ordinary course of business on ordinary business terms.

                  "Documentary Letter of Credit" means any letter of credit
                   ----------------------------
issued by an Issuer pursuant to clause (a) of Section 3.01 for the account
                                              ------------
of any Borrower or Guarantor which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by any Borrower or Guarantor in the ordinary course of its business.

                  "Documentation Agent" has the meaning specified therefor
                   -------------------
in the preamble hereto.

                  "Dollar," "Dollars" and the symbol "$" each means lawful
                   ------    -------                  -
money of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of a Loan Party
                   -------------------
that is organized under the laws of the United States or any state thereof.

                  "Eligible Accounts" means the Accounts of a Loan Party
                   -----------------
which are, and at all times continue to be, acceptable to the Administrative Agent in the exercise of its business judgment made in good faith and exercised reasonably based upon lending practices of the Administrative Agent consistent with the general practices in the commercial finance industry. Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to any of the Loan Parties. In general, an Account may be deemed to be eligible if: (i) delivery of the merchandise or the rendition of the services has been completed with respect to such Account and any Inventory sold or transferred in connection with the creation of such Account is not subject to a repurchase or similar agreement; (ii) no return, rejection, repossession or dispute has occurred with respect to such Account, the Account Debtor has not asserted any setoff, defense or counterclaim with respect to such Account, and there has not occurred any extension of the time for payment with respect to such Account without the consent of the Administrative Agent, provided that, in the case of any
                                     --------
dispute, setoff, defense or counterclaim with respect to an Account, the portion of such Account not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (ii);
(iii) such Account is lawfully owned by a Loan Party free and clear of any Lien other than in favor of the Collateral Agent for the benefit of the Agents and the Lenders and in favor of the 2009 Note Trustee for the benefit of the 2009 Note Holders and otherwise continues to be in full conformity with all representations and warranties made by a Loan Party to the Agents and the Lenders with respect thereto in the Loan Documents; (iv) such Account is unconditionally payable in Dollars within 90 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document; (v) no more than 60 days have elapsed from the invoice due date and no more than 90 days have elapsed from the invoice date with respect to such Account; (vi) such Account is not due from an Affiliate of a Loan Party; (vii) such Account does not constitute an obligation of the United States or any other Governmental Authority (unless all steps required by the Administrative Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act or any action under any state statute comparable to the Federal Assignment of Claims Act, have been duly taken in a manner satisfactory to the Administrative Agent); (viii) the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account is located in the United States, unless such Account is supported by a letter of credit or other similar obligation satisfactory to the Administrative Agent; (ix) the Account Debtor with respect to such Account is not also a supplier to or creditor of a Loan Party, unless such Account Debtor has executed a no-offset letter satisfactory to the Administrative Agent; (x) not more than 50% of the aggregate amount of all Accounts of the Account Debtor with respect to such Account have remained unpaid 60 days past the invoice due date or 90 days past the invoice date or are otherwise not Eligible Accounts; (xi) the Account Debtor with respect to such Account (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (B) has not failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs; (xii) such Accounts are not subject to collection by an outside claims processor;
(xiii) the otherwise Eligible Accounts of any Account Debtor do not exceed 10% of all Eligible Accounts (unless the Account Debtor is Shaw Industries Inc. or Mohawk Industries, in either of which cases to the extent that the otherwise Eligible Accounts of such Account Debtor do not exceed 20% of all Eligible Accounts to the extent any terms related to such Accounts have not changed or otherwise been modified from the terms applicable thereto prior to the Filing Date), provided, that such percentage as applied to a
                     --------
particular Account Debtor and its Affiliates are subject to change by the Administrative Agent in its reasonable business judgment (based upon its lending practices) if the creditworthiness of such Account Debtor deteriorates; (xiv) such Account does not arise in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional; (xv) such Account is not from an Account Debtor that is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Loan Party has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent such Loan Party may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Administrative Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account; (xvi) such Accounts with respect to which (A) the goods giving rise to such Accounts have been shipped and billed to the Account Debtor or (B) the services giving rise to such Account have been performed and billed to the Account Debtor; (xvii) such Accounts do not represent a right to receive progress payments and other advance billings that are due prior to the completion of performance by the applicable Loan Party of the subject contract for goods or services; and (xviii) the Administrative Agent is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended and the

Administrative Agent believes, in its discretion, that the prospect of collection of such Account is not impaired for any reason.

                  "Eligible Inventory" means all finished goods (including
                   ------------------
those finished goods with respect to which a Loan Party has an obligation to repurchase such finished goods), raw materials (including work-in-process constituting the Designated Chemicals Inventory and "uninstalled catalysts") of a Loan Party that meets all of the following specifications, provided
                                                                --------
that such specifications may be fixed and revised from time to time by the Administrative Agent in the exercise of its business judgment made in good faith and exercised reasonably based upon lending practices of the Administrative Agent consistent with the general practices in the commercial finance industry: (i) such Inventory is lawfully owned by a Loan Party free and clear of any existing Lien other than in favor of the Collateral Agent for the benefit of the Agents and the Lenders and in favor of the 2009 Note Trustee for the benefit of the 2009 Note Holders and otherwise continues to be in full conformity with all representations and warranties made by a Loan Party to the Agents and the Lenders with respect thereto in the Loan Documents; (ii) such Inventory is not held on consignment and may be lawfully sold; (iii) a Loan Party has the right to grant Liens on such Inventory; (iv) such Inventory arose or was acquired in the ordinary course of the business of a Loan Party and does not represent damaged, obsolete or unsaleable goods; (v) no Account or document of title has been created or issued with respect to such Inventory; (vi) such Inventory is located in one of the locations in one of the continental United States that is either owned by a Loan Party or listed on Schedule 7.01(bb) and such location has
                                   -----------------
Inventory with an aggregate Book Value of at least $100,000 or such other locations in the continental United States as the Administrative Agent may approve in writing from time to time; (vii) such Inventory does not consist of goods returned or rejected by a Loan Party's customers (other than goods that are undamaged and resalable in the normal course of business); (viii) such Inventory is not in-transit (except between locations specified on
Schedule 7.01(bb)); (ix) such Inventory does not consist of goods that are
-----------------
slow moving, work-in-process (other than the Designated Chemicals), supplies or goods that constitute spare parts, packaging and shipping materials, bill and hold goods or defective goods; (x) in the case of raw materials used in the manufacture of finished goods, such raw materials have been acquired by the Loan Parties during the previous twelve months; (xi) if such Inventory consists of finished goods Inventory sold under a licensed trademark or if such Inventory contains or uses a medium subject to a copyright (A) the Collateral Agent shall have entered into a waiver letter, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, with the licensor with respect to the rights of the Collateral Agent to use the licensed trademark or copyright to sell or otherwise dispose of such Inventory or (B) the Administrative Agent and the Collateral Agent shall otherwise be satisfied, in their sole discretion, that the Collateral Agent has rights to sell or dispose of such Inventory; and (xii) such Inventory is and at all times shall continue to be acceptable to the Administrative Agent.

                  "Employee Plan" means an employee benefit plan (other than
                   -------------
a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates or was contributed to or was required to be contributed to by a Loan Party or any of its ERISA Affiliates.

                  "Environmental Actions" means any complaint, summons,
                   ---------------------
citation, notice of violation, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any corporate predecessor; or
(ii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any corporate predecessor.

                  "Environmental Laws" means the Comprehensive Environmental
                   ------------------
Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq.,
                                           ------
as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.
                                                         ----
6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq.,
                                              ---
as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended;
                                  ---
the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., as
                                         ----
amended; Toxic Substances Control Act ("TSCA"), 15 U.S.C. 2601 et seq., as
                                        ----
amended; Hazardous Materials Transportation Act, 49 U.S.C. 5101 et seq., as amended; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"),
                                                                   -----
7 U.S.C. 136-136y et seq., as amended; the Emergency Planning and Community Right-to-Know Act of 1986 (Title III of SARA or "EPCRA"); 42 U.S.C. 11001,
                                                 -----
et seq., as amended, and any other foreign, federal, state, local or municipal laws, statutes, regulations, guidance documents, rules having the force of law or ordinances imposing liability or establishing standards of conduct for the Release or Handling of Hazardous Materials and the protection of the health, safety and the environment.

                  "Environmental Liabilities and Costs" means any monetary
                   -----------------------------------
obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action brought by any Governmental Authority, Person or any third party which relate to any violations of Environmental Laws, Handling of Hazardous Materials, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or a corporate predecessor, or (ii) any facility that received Hazardous Materials that were generated or Handled by any Loan Party or any of its Subsidiaries or a corporate predecessor.

                  "Environmental Lien" means any Lien in favor of any
                   ------------------
Governmental Authority for Environmental Liabilities and Costs.

                  "Environmental Permits" means any permits, licenses,
                   ---------------------
certificates, exemptions, authorizations, registrations or approvals required by any Governmental Authority or under Environmental Laws.

                  "ERISA" means the Employee Retirement Income Security Act
                   -----
of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means, with respect to any Person, any
                   ---------------
trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

                  "Euro" or "(euro)" means the single currency of
                   ----      ------
participating member states of the European Union.

                  "Eurocurrency Liabilities" has the meaning assigned to
                   ------------------------
that term in Regulation D of the Board.

                  "Eurodollar Base Rate" means the rate of interest
                   --------------------
determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank, N.A. in London, to major banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan for a period equal to such Interest Period.

                  "Eurodollar Lending Office" means, with respect to any
                   -------------------------
Revolving Loan Lender, the office of such Revolving Loan Lender specified as its "Eurodollar Lending Office" opposite its name on Part II of Schedule
                                                                --------
1.01(a) or on the Assignment and Acceptance by which it became a Lender or
-------
such other office of such Lender as such Lender may from time to time specify to the Administrative Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, with respect to any Interest
                   ---------------
Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to one hundred percent (100%) minus (ii) the reserve
                                               -----
percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the United States Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "Eurodollar Rate Loan" means any Revolving Loan that, for
                   --------------------
an Interest Period, bears interest based on the Eurodollar Rate.

                  "Euro Indenture" means the Fiscal Agency Agreement, dated
                   --------------
as of February 11, 2000, by and between Solutia Europe, as issuer, the Parent, as guarantor, Kredietbank S.A. Luxenbourgeoise, as fiscal agent and KBC Bank NV, as paying agent, as the same may be amended, restated or otherwise modified in accordance with the terms hereof.

                  "Euro Notes" means, collectively, the 6.25% Notes of
                   ----------
Solutia Europe in the original aggregate principal amount of 200,000,000 Euros issued pursuant to the Euro Indenture, as the same may from time to time be amended, restated or otherwise modified in accordance with the terms hereof.

                  "Euro Restructuring" means the restructuring of the
                   ------------------
obligations evidenced by the Euro Notes issued pursuant to the Euro Indenture pursuant to the terms and conditions set forth in Schedule 8.02(m)
                                                            ----------------
or any other terms and conditions acceptable to the Required Lenders in their sole discretion.

                  "Event of Default" means any of the events set forth in
                   ----------------
Section 10.01.
-------------

                  "Exchange Act" means the Securities Exchange Act of 1934,
                   ------------
as amended.

                  "Excluded Assets" shall mean all right, title and interest
                   ---------------
of any Loan Party in any (i) Avoidance Actions and (ii) Specified
Environmental Receipts and the segregated account in which such payments are held in compliance with Section 8.02(q).
                        ---------------

                  "Existing Post-Petition Agents" means the Existing
                   -----------------------------
Post-Petition Collateral Agent, Foothill, in its capacity as the administrative agent to the Existing Post-Petition Lenders, and Congress, in its capacity as the documentation agent to the Existing Post-Petition Lenders.

                  "Existing Post-Petition Collateral Agent" means Ableco, in
                   ---------------------------------------
its capacity as the collateral agent to the Existing Post-Petition Agents and the Existing Post-Petition Lenders.

                  "Existing Post-Petition Credit Agreement" means the
                   ---------------------------------------
Financing Agreement, dated as of December 19, 2003, among the Parent and Solutia Business, as borrowers, each Subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto, the Existing Post-Petition Lenders and the Existing Post-Petition Agents.

                  "Existing Post-Petition Lenders" means the lenders party
                   ------------------------------
to the Existing Post-Petition Credit Agreement.

                  "Existing Pre-Petition Agents" means the Existing
                   ----------------------------
Pre-Petition Collateral Agent, Foothill, in its capacity as the administrative agent to the Existing Pre-Petition Lenders, and Congress, in its capacity as the documentation agent to the Existing Pre-Petition Lenders.

                  "Existing Pre-Petition Collateral Agent" means Ableco, in
                   --------------------------------------
its capacity as the collateral agent to the Existing Pre-Petition Agents and the Existing Pre-Petition Lenders.

                  "Existing Pre-Petition Credit Agreement" means the
                   --------------------------------------
Financing Agreement, dated as of October 8, 2003, as amended pursuant to Amendment No. 1 and Waiver, dated as of October 27, 2003, among the Parent and Solutia Business, as borrowers, each Subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto, the Existing Pre-Petition Lenders and the Existing Pre-Petition Agents.

                  "Existing Pre-Petition Lenders" means the lenders party to
                   -----------------------------
the Existing Pre-Petition Credit Agreement.

                  "Extraordinary Receipts" means any cash received by the
                   ----------------------
Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in clause (iii) of Section
                                                             -------
2.05(c), including, without limitation, (i) foreign, United States, state or
-------
local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement; provided that
                                                    --------
"Extraordinary Receipts" shall not include cash received by the Parent or any of its Subsidiaries amounting to less than $50,000 per receipt up to an aggregate exclusion under this proviso of $1,000,000 for all such receipts per Fiscal Year.

                  "Facility Effective Date" has the meaning specified
                   -----------------------
therefor in Section 6.01.
            ------------

                  "Federal Funds Rate" means, for any period, a fluctuating
                   ------------------
interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the Fee Letter, dated as of January 15,
                   ----------
2004, among the Borrowers, CUSA and Citigroup Global Markets Inc.

                  "Field Survey and Audit" means a field survey and audit of
                   ----------------------
the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Administrative Agent, at the sole cost and expense of the Borrowers.

                  "Filing Date" means December 17, 2003.
                   -----------

                  "Final Maturity Date" means the date which is the earliest
                   -------------------
of (i) December 19, 2005, (ii) earlier of the effective date and the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code), in each case of a plan of reorganization in the Chapter 11 Cases that has been confirmed by an order of the Bankruptcy Court, and (iii) such earlier date on which all Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

                  "Financial Statements" means (i) the audited consolidated
                   --------------------
balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2002, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the eleven months ended November 30, 2003, and the related consolidated statement of operations, shareholder's equity and cash flows for the eleven months then ended.

                  "Fiscal Year" means the fiscal year of the Parent and its
                   -----------
 Subsidiaries  ending on December 31 of each year.

                  "Foothill" means Wells Fargo Foothill, Inc., a California
                   --------
corporation.

                  "Foreign Subsidiary" means any Subsidiary of a Loan Party
                   ------------------
that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles in
                   ----
effect from time to time in the United States, applied on a basis consistent with that used by the Parent in the Financial Statements, provided that for
                                                          --------
the purpose of Section 8.03 and the definitions used therein, "GAAP" shall
               ------------
mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this
            --------  -------
Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 8.03, the Collateral Agent and the
                          ------------
Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 8.03 shall be
                                                   ------------
calculated as if no such change in GAAP has occurred.

                  "Good Faith Belief of Stay" means, solely with respect to
                   -------------------------
any property where a Loan Party does not conduct any operations, a reasonable and good faith belief by such Loan Party that the enforcement of an Environmental Law, Environmental Permit or Environmental Order will be stayed as result of the Chapter 11 Cases, provided that, a belief will not constitute a "Good Faith Belief of Stay" if (a) any legal action or proceeding seeking any enforcement of an Environmental Law, Environmental Permit or Environmental Order is determined adversely to such Loan Party provided that such legal action or proceeding is not otherwise stayed pending an appeal, or (b) with respect to any property that is in the control of a Loan Party, any Governmental Authority performs or attempts to perform a Remedial Action at such property, imposes or seeks to impose an Environmental Lien on such property, or seizes or attempts to seize any such property as a result of the breach of any Environmental Law, Environmental Permit or Environmental Order.

                  "Governmental Authority" means any nation or government,
                   ----------------------
any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guaranteed Obligations" has the meaning specified
                   ----------------------
therefor in Section 12.01.
            -------------

                  "Guarantor" means (i) each Subsidiary of the Parent listed
                   ---------
as a "Guarantor" on the signature pages hereto, and (ii) each other Person which guarantees, pursuant to Section 8.01(b) or otherwise, all or any part
                              ---------------
of the Obligations.

                  "Guaranty" means (i) the guaranty of each Guarantor party
                   --------
hereto contained in ARTICLE XII, and (ii) each guaranty substantially in the
                    -----------
form of Exhibit A, made by any other Guarantor in favor of the Agents and
        ---------
the Lenders pursuant to Section 8.01(b) or otherwise.
                        ---------------

                  "Guidelines" means the Guidelines for Financing Requests
                   ----------
effective under General Order No. M-274 of the Bankruptcy Court dated September 9, 2002.

                  "Handle" means any manner of generating, accumulating,
                   ------
storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, any Hazardous Materials.

                  "Hazardous Material" means (a) any element, compound or
                   ------------------
chemical that is defined or regulated as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or hazardous waste or special waste under Environmental Laws or which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos containing materials.

                  "Headquarters Lease" means the lease of the Parent of its
                   ------------------
corporate worldwide headquarters located at 575 Maryville Centre Drive, St. Louis, Missouri 63141.

                  "Hedging Agreement" means any interest rate, foreign
                   -----------------
currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                  "Hedging Obligations" means obligations owed by any
                   -------------------
Borrower or any Guarantor to any Lender or any Affiliate of any Lender (in each case with the consent of the Administrative Agent) with respect to any Hedging Agreement.

                  "Highest Lawful Rate" means, with respect to any Agent or
                   -------------------
any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "Indebtedness" means, with respect to any Person, without
                   ------------
duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the

Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; and (ix) all obligations referred to in clauses (i) through (viii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable for such Indebtedness.

                  "Indemnified Matters" has the meaning specified therefor
                   -------------------
in Section 13.15.
   -------------

                  "Indemnitees" has the meaning specified therefor in
                   -----------
Section 13.15.
-------------

                  "Indentures" means, collectively, the Euro Indenture, the
                   ----------
1997 Indenture and the 2009 Note Indenture.

                  "Insolvency Proceeding" means any proceeding commenced by
                   ---------------------
or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intercompany Subordination Agreement" means an
                   ------------------------------------
Intercompany Subordination Agreement made by certain Foreign Subsidiaries of the Loan Parties in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, substantially in the form of Exhibit E.
                                                     ---------

                  "Interest Period" means, in the case of any Eurodollar
                   ---------------
Rate Loan but in any event subject to Section 2.10, (x) initially, the
                                      ------------
period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Reference Rate Loan to such Eurodollar Rate Loan and ending one (1), two (2) or three (3) months thereafter, as selected by the Administrative Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.02
                                                              ------------
or 2.09 and (y) thereafter, if such Eurodollar Rate Loan is continued, in
   ----
whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.09, a
                                                        ------------
period commencing on the last day of the immediately preceding Interest Period therefor and ending one (1), two (2) or three (3) months thereafter, as selected by the Administrative Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.09;
                                                           ------------
provided, however, that all of the foregoing provisions relating to Interest
--------  -------
Periods in respect of Eurodollar Rate Loans are subject to the following:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (c) the Borrower may not select any Interest Period that ends after the scheduled Final Maturity Date;

                  (d) the Borrower may not select any Interest Period in respect of Revolving Loans having an aggregate principal amount of less than $15 million or an integral multiples of $1 million in excess thereof; and

                  (e) there shall be outstanding at any one time no more than three (3) Interest Periods in the aggregate.

                  "Internal Revenue Code" means the Internal Revenue Code of
                   ---------------------
1986, as amended, (or any successor statute thereto) and the regulations thereunder.

                  "Inventory" means, with respect to any Person, all goods
                   ---------
and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

                  "Issue" means, with respect to any Letter of Credit, to
                   -----
issue, extend the expiry of, renew or increase the maximum stated amount (including by deleting or reducing any scheduled decrease in such maximum stated amount) of, such Letter of Credit, and terms "Issued" and "Issuance"
                                                     ------       --------
shall have a corresponding meaning.

                  "Issuer" means each Lender or Affiliate of a Lender that
                   ------
(a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrowers by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrowers to be bound by the terms hereof applicable to Issuers.

                  "Krummrich Property" means the Principal Property located
                   ------------------
in Sauget, Illinois.

                  "L/C Subfacility" means that portion of the Total
                   ---------------
Revolving Credit Commitment equal to $150,000,000.

                  "Lease" means any lease of real property to which any Loan
                   -----
Party or any of its Subsidiaries is a party as lessor or lessee.

                  "Legal Proceeding" means any judicial, administrative,
                   ----------------
investigative, informal or arbitral action, arbitration, suit, claim, demand, audit, investigation, litigation, hearing (public or private), including proceedings of a Governmental Authority.

                  "Lender" and "Lenders" have the respective meanings
                   ------       -------
specified therefor in the preamble hereto.

                  "Letter of Credit" means any letter of credit issued or
                   ----------------
deemed issued pursuant to Section 3.01.
                          ------------

                  "Letter of Credit Fees" has the meaning specified in
                   ---------------------
Section 3.02.
------------

                  "Letter of Credit Obligations" means, at any time, the
                   ----------------------------
aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

                  "Letter of Credit Reimbursement Agreement" has the meaning
                   ----------------------------------------
specified in clause (f) of Section 3.01.
                           ------------

                  "Letter of Credit Request" has the meaning specified in
                   ------------------------
clause (c) of Section 3.01.
              ------------

                  "Letter of Credit Undrawn Amounts" means, at any time, the
                   --------------------------------
aggregate undrawn face amount of all Letters of Credit outstanding at such time.

                  "Liabilities" has the meaning specified therefor in
                   -----------
Section 2.07.
------------

                  "Lien" means any mortgage, deed of trust, pledge, lien
                   ----
(statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                  "Loan" means any loan made by an Agent or a Lender to the
                   ----
Borrowers pursuant to ARTICLE II, and includes, without limitation, the
                      ----------
Revolving Loans, the Term Loan A and the Term Loan B.

                  "Loan Account" means an account maintained hereunder by
                   ------------
the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers, and may include sub-accounts for each of the Revolving Loans, the Term Loan A and the Term Loan B.

                  "Loan Document" means this Agreement, any Guaranty, any
                   -------------
Pledge Agreement, the Intercompany Subordination Agreement, the Fee Letter, the Bankruptcy Court Order, any Mortgage, any Cash Management Agreement, any Concentration Account Agreement, any Letter of Credit Application and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

                  "Loan Party" means any Borrower and any Guarantor.
                   ----------

                  "Material Adverse Effect" means a material adverse effect
                   -----------------------
on any of (i) the operations, business, assets, properties or condition (financial or otherwise) of any Borrower or of the Loan Parties taken as a whole or of the Designated A Business Segment, the Designated B

Business Segment or Designated C Business Segment except for (a) the commencement of the Chapter 11 Cases and events that result from the commencement of the Chapter 11 Cases, and (b) Solutia Europe and its Subsidiaries, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any of the Collateral with an aggregate fair market value in excess of $1,000,000.

                  "Material Contract" means, (i) with respect to any Loan
                   -----------------
Party, (A) each contract or agreement to which such Loan Party or any of its Domestic Subsidiaries is a party involving aggregate consideration payable to or by such Loan Party or such Domestic Subsidiary of $10,000,000 or more (other than purchase orders in the ordinary course of the business of such Loan Party or such Domestic Subsidiary and other than contracts that by their terms may be terminated by such Loan Party or Domestic Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (B) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance or properties of the Loan Parties and their Domestic Subsidiaries taken as a whole, and (ii) the Euro Indenture, the Euro Notes and the other contracts or agreements related thereto.

                  "Moody's" means Moody's Investors Service, Inc. and any
                   -------
successor thereto.

                  "Mortgage" means a mortgage (including, without
                   --------
limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 6.01(e), Section 8.01(b), Section 8.01(m) or
                  ---------------  ---------------  ---------------
otherwise.

                  "Multiemployer Plan" means a "multiemployer plan" as
                   ------------------
defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

                  "New Lending Office" has the meaning specified therefor in
                   ------------------
Section 2.08(d).
---------------

                  "Net Amount of Eligible Accounts" means the aggregate
                   -------------------------------
unpaid invoice amount of Eligible Accounts less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts.

                  "Net Cash Proceeds" means, (i) with respect to any
                   -----------------
Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 8.02(a) on any asset
                                              ---------------
(other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary inconnection therewith, (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions directly arising from or as a result of such Disposition and any tax sharing arrangements), and (E) any reserves for adjustments in respect of the sale price of such assets and for future liabilities established in accordance with GAAP and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) expenses related thereto incurred by such Person or such Subsidiary in connection therewith,
(B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in the case of each of clauses (i) and (ii) above, to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and
(y) properly attributable to such transaction or to the asset that is the subject thereof.

                  "1997 Indenture" means the Indenture, dated as of October
                   --------------
1, 1997, by and between the Parent and the 1997 Trustee, as the same may from time to time be amended, restated or otherwise modified in accordance with the terms hereof.

                  "1997 Trustee" means JPMorgan Chase Bank, formerly known
                   ------------
as The Chase Manhattan Bank, a New York banking corporation, as trustee for the holders of the 1997 Debentures pursuant to the 1997 Indenture, together with its permitted successors and assigns.

                  "Non-U.S. Lender" has the meaning specified therefor in
                   ---------------
Section 2.08(d).
---------------

                  "Note" and "Notes" have the meaning specified therefor in
                   ----       -----
Section 2.03(e).
---------------

                  "Notice of Borrowing" has the meaning specified therefor
                   -------------------
in Section 2.02(a).
   ---------------

                  "Notice of Conversion or Continuation" has the meaning
                   ------------------------------------
specified therefor in Section 2.09.
                      ------------

                  "Obligations" means all present and future (i) Banking
                   -----------
Services Obligations, (ii) Hedging Obligations and (iii) indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 10.01, which may arise under, out of, or in
               -------------
connection with, this Agreement, any other Loan Document, any Letter of Credit, any pay-off, termination, release or similar agreement or arrangement entered into among any Agent and any Existing Pre-Petition Agent, Existing Pre-Petition Lender, Existing Post-Petition Agent or Existing Post-Petition Lender in connection with the pay off of the Existing Pre-Petition Credit Agreement or the Existing Post-Petition Credit Agreement, or any other document made, delivered or given in connection herewith or therewith. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

                  "Operating Lease Obligations" means all obligations for
                   ---------------------------
the payment of rent for any real or personal property under leases or agreements to lease (including the Headquarters Lease), other than Capitalized Lease Obligations.

                  "Order" means any order, award, injunction, judgment,
                   -----
decree, settlement, process, ruling, subpoena, writ, assessment, arbitration award, verdict (whether temporary, preliminary or permanent) or any determination or pronouncement (whether or not such determination or pronouncement can be appealed or otherwise modified) of any Governmental Authority reached as a result of a Legal Proceeding.

                  "Other Taxes" has the meaning specified therefor in
                   -----------
Section 2.08(b).
---------------

                  "Paid in Full" means (i) the Total Commitment shall have
                   ------------
been terminated, (ii) all principal of the Loans, interest thereon and all other Obligations shall have been paid in full in cash or otherwise satisfied in a manner acceptable to the Agents and the Lenders in their sole discretion, and (iii) the Administrative Agent shall have received cash collateral (or, at the Administrative Agent's option, a letter of credit issued for the account of the relevant Borrower and at such Borrower's expense, in form and substance reasonably satisfactory to the Administrative Agent, by an issuer reasonably acceptable to the Administrative Agent and payable to the Administrative Agent as beneficiary) in such amounts as the Administrative Agent determines are reasonably necessary to secure the Administrative Agent and the Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and expenses, in connection with any Contingent Obligations, including any Letter of Credit Obligations and checks or other payments provisionally credited to the Obligations and/or as to which the Administrative Agent or any Lender has not yet received final payment in full and in cash. All Letters of Credit shall be cash collateralized (or supported by a letter of credit as described in the preceding sentence) by an amount equal to 105% of the amount of each Standby Letter of Credit then existing, plus 107% of the amount of each Documentary Letter of Credit then existing, plus the aggregate amount of any Letter of Credit Fees payable in connection therewith through the end of the latest expiration date of any such Letter of Credit.

                  "Parallel Debt" has the meaning specified therefor in
                   -------------
Section 13.23.
-------------

                  "Parent" has the meaning specified therefor in the
                   ------
preamble hereto.

                  "Participant Register" has the meaning specified therefor
                   --------------------
in Section 13.07(b)(v).
   -------------------

                  "Payment Office" means the Administrative Agent's office
                   --------------
located at 388 Greenwich Street, New York, New York 10013, or at such other office or offices of the

Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the other Agents and the Administrative Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation or
                   ----
any successor thereto.

                  "Permitted Indebtedness" means:
                   ----------------------

                           (a) any Indebtedness owing to any Agent and any
Lender under this Agreement and/or the other Loan Documents;

                           (b) any Indebtedness existing on the Filing Date
other than the Pre-Petition Obligations;

                           (c) Indebtedness evidenced by Capitalized Lease
Obligations entered into after the Filing Date in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of
Section 8.02(g), which Indebtedness, when aggregated with the principal
---------------
amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $5,000,000 at any time outstanding;

                           (d) Indebtedness secured by a Lien permitted by
clause (e) of the definition of "Permitted Lien";

                           (e) Indebtedness permitted under Section 8.02(e);
                                                            ---------------

                           (f) the following intercompany Indebtedness: (i)
Indebtedness of any Loan Party to any other Loan Party, to the extent such Indebtedness is (A) evidenced by a promissory note or other written agreement or instrument, each with terms and provisions acceptable to the Collateral Agent, and (B) pledged to the Collateral Agent pursuant to this Agreement and/or the Pledge Agreement; (ii) Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary; and (iii) unsecured Indebtedness of any Loan Party owing to any Foreign Subsidiary resulting from loans or advances made by a Foreign Subsidiary to a Loan Party to the extent (A) such Indebtedness is subject to the Intercompany Subordination Agreement or such other subordination provisions acceptable to the Collateral Agent and (B) no payments are required thereunder or otherwise made by any such Loan Party to any such Subsidiary;

                           (g) unsecured Indebtedness under any Hedging
Agreement of any Loan Party or any Foreign Subsidiary entered into in the ordinary course of business and not for speculative purposes;

                           (h) Indebtedness related to bank overdrafts or
similar extensions of credit made available to any Foreign Subsidiary to the extent the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $5,000,000 and no such amount is outstanding for more than three (3) consecutive Business Days;

                           (i) other than the Letters of Credit, (x) letters
of credit that are set forth on Parts I and II of Schedule 3.01(l) and which
                                                  ----------------
were outstanding on the Filing Date and (y) letters of credit that are issued after the Filing Date, in an aggregate stated amount for all such letters of credit under this subclause (y) not in excess of $10,000,000 outstanding at any time;

                           (j) other unsecured Indebtedness of the Loan
Parties in an aggregate principal amount outstanding at any time not exceeding $1,000,000;

                           (k) guaranties by the Subsidiaries of Solutia
Europe of the obligations evidenced by the Euro Notes pursuant to the Euro Restructuring; and

                           (l) secured Indebtedness under any Hedging
Agreement of any Loan Party entered into with any Lender or any Affiliate of any Lender, in the ordinary course of business and not for speculative purposes.

                  "Permitted Investments" means (i) marketable direct
                   ---------------------
obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six (6) months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

                  "Permitted Liens" means:
                   ---------------

                           (a) Liens securing the Obligations;

                           (b) Liens for taxes, assessments and governmental
charges the payment of which is not required under Section 8.01(c);
                                                   ---------------

                           (c) (i) Liens imposed by law, such as carriers',
warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, or as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and (ii) the Specified Mechanics Lien;

                           (d) Liens existing on the Filing Date, as
described on Schedule 8.02(a) (other than the Liens described in clause (i)
             ----------------
below and other than Liens with respect to the Pre-Petition Obligations), but not the extension of coverage thereof to other property or the extension of maturity (other than as a result of the filing of the Chapter 11 Cases), refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

                           (e) (i) purchase money Liens on equipment
acquired or held by any Loan Party or any of its Subsidiaries after the Filing Date in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no
                                          --------  -------
such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries and (B) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $5,000,000;

                           (f) deposits and pledges of cash securing (i)
obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due or as to which payment and enforcement is stayed under the Bankruptcy Code as pursuant to orders of the Bankruptcy Code, or (iv) obligations to any utility company or other Person in a similar line of business made in the ordinary course of business and securing obligations not past due, or (v) (x) the letters of credit identified on Part II of
Schedule 3.01(l) and (y) the letters of credit described in subclause (i)(y)
----------------
of the definition of Permitted Indebtedness;

                           (g) (i) easements, zoning restrictions,
covenants, conditions and restrictions of record, leasehold interests and similar encumbrances on real property and minor irregularities in the title thereto that do not (x) secure obligations for the payment of money or (y) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business, or
(ii) Liens of Landlords arising under real property leases of any Loan Party or any of its Subsidiaries to the extent such Liens arise in the ordinary course of business and do not secure any past due obligation for the payment of money;

                           (h) Liens securing Indebtedness permitted by
clause (c) of the definition of Permitted Indebtedness;

                           (i) the 2009 Pre-Petition Liens;

                           (j) the 2009 Post-Petition Liens; and

                           (k) Liens on the assets of Solutia Europe and its
Subsidiaries granted in favor of the holders of the Euro Notes to secure the Indebtedness evidenced by the Euro Notes pursuant to the Euro Restructuring, which Liens on such assets are specifically described on Schedule 8.02(m),
                                                         ----------------
provided, that, with respect to the Solutia UK Holdings Note pledged to the
--------
holders of the Euro Notes, such note, prior to being pledged to such holders, will be amended or otherwise modified so that the maturity date applicable thereto shall occur on a date that is not earlier than December 2008.

                  "Permitted Priority Liens" means all Permitted Liens other
                   ------------------------
than the Liens permitted under clauses (b), (c), (i) and (j) of the definition of the term "Permitted Lien" and all

Liens of the type described in clause (c)(i) of the definition of "Permitted Lien" that constitute valid and perfected Liens on the Filing Date or which were in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code.

                  "Person" means an individual, corporation, limited
                   ------
liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

                  "Plan" means any Employee Plan or Multiemployer Plan.
                   ----

                  "Pledge Agreement" means any pledge agreement or similar
                   ----------------
agreement or instrument made by a Loan Party, Solutia Dutch Newco or Solutia UK Holdings, in favor of the Collateral Agent for the benefit of the Agents and the Lenders, providing for a pledge by such Loan Party, Solutia Dutch Newco or Solutia UK Holdings, as the case may be, of, among other things, all of the Capital Stock of any directly owned Domestic Subsidiary and all of the non-voting Capital Stock and 65% of all of the voting Capital Stock of any directly owned Foreign Subsidiary and of Solutia UK Holdings and Solutia UK Investments, in each case in form and substance satisfactory to the Agents.

                  "Post-Default Rate" means a rate of interest per annum
                   -----------------
equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.0%, or, if a rate of interest is not otherwise in effect, the greater of (i) the Reference Rate plus 6.00% and
(ii) 10.00%.

                  "Post-Petition Obligations" means all indebtedness,
                   -------------------------
obligations and liabilities of the Borrowers and the Guarantors to the Existing Post-Petition Agents and the Existing Post-Petition Lenders arising from or related to the Existing Post-Petition Credit Agreement and the other agreements, instruments and other documents related thereto.

                  "Pre-Petition Letters of Credit" has the meaning specified
                   ------------------------------
therefor in Section 3.01(l).
            ---------------

                  "Pre-Petition Loan Parties" means each of the Loan Parties
                   -------------------------
that are party to the Existing Pre-Petition Credit Agreement.

                  "Pre-Petition Obligations" means all indebtedness,
                   ------------------------
obligations (including obligations in respect of any letters of credit) and liabilities of the Borrowers and the Guarantors to the Existing Pre-Petition Agents and the Existing Pre-Petition Lenders arising from or related to the Existing Pre-Petition Credit Agreement and the other agreements, instruments and other documents related thereto.

                  "Principal Properties" means the "Principal Properties" as
                   --------------------
defined in the 1997 Indenture or the Euro Indenture and which are identified as a "Principal Property" on Schedule 7.01(o).
                             ----------------

                  "Pro Rata Share" means:
                   --------------

                           (a) with respect to a Lender's obligation to make
Revolving Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to
--------
zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans and Letter of Credit Obligations,

                           (b) with respect to a Lender's obligation to make
a Term Loan A and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) the sum of (X) such Lender's Term Loan A Commitment plus (Y) the aggregate unpaid principal
                                ----
amount of such Lender's Term A Loans, by (ii) the sum of (A) the Total Term Loan A Commitment plus (B) the aggregate unpaid principal amount of all Term
                  ----
A Loans,

                           (c) with respect to a Lender's obligation to make
a Term Loan B and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan B Commitment, by (ii) the Total Term Loan B Commitment, provided, that,
                                                             --------
if the Total Term Loan B Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Term Loan B and the denominator shall be the aggregate unpaid principal amount of the Term Loan B, and

                           (d) with respect to all other matters (including,
without limitation, the indemnification obligations arising under Section
                                                                  -------
11.05), the percentage obtained by dividing (i) the sum of such Lender's
-----
Revolving Credit Commitment, Term Loan A Commitment, the aggregate unpaid principal amount of Term Loan A and Term Loan B Commitment, by (ii) the sum of the Total Revolving Credit Commitment, the Total Term Loan A Commitment and the Total Term Loan B Commitment, provided, that, if any of such
                                      --------
Lender's Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment, as the case may be, shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances), Term Loan A or Term Loan B, as the case may be, and its interest in the Letter of Credit Obligations and if any of the Total Revolving Credit Commitment, Total Term Loan A Commitment or Total Term Loan B Commitment shall have been reduced to zero, the Total Revolving Credit Commitment, Total Term Loan A Commitment or Total Term Loan B Commitment, as the case may be, shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances), the Term Loan A and the Term Loan B and Letter of Credit Obligations.

                  "Rating Agencies" has the meaning specified therefor in
                   ---------------
Section 2.07.
------------

                  "Receivables" means all of the following now owned or
                   -----------
hereafter arising or acquired property of each Loan Party: (i) all Accounts;
(ii) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (iii) all payment intangibles of such Loan Party; (iv) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Loan Party or otherwise in favor of or delivered to any Loan Party in connection with any Account; or (v) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Loan Party, whether from the sale and lease of goods or other property, licensing of any property (including intellectual property or other general intangibles), rendition of services or from loans or advances by any Loan Party or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Loan Party) or otherwise associated with any Accounts, Inventory or general intangibles of any Loan Party (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Loan Party in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Loan Party is a beneficiary).

                  "Reference Bank" means Citibank, N.A., its successors or
                   --------------
any other commercial bank designated by the Administrative Agent to the Administrative Borrower from time to time.

                  "Reference Rate" means the rate of interest publicly
                   --------------
announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Reference Rate Loan" means Revolving Loans the rate of
                   -------------------
interest applicable to which is based upon the Reference Rate.

                  "Register" has the meaning specified therefor in Section
                   --------                                        -------
13.07(b)(ii).
------------

                  "Registered Loan" has the meaning specified therefor in
                   ---------------
Section 13.07(b)(ii).
--------------------

                  "Regulation T", "Regulation U" and "Regulation X" mean,
                   ------------    ------------       ------------
respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

                  "Reimbursement Date" has the meaning specified in clause
                   ------------------
(i) of Section 3.01.
       ------------

                  "Reimbursement Obligations" means all unpaid matured
                   -------------------------
reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

                  "Release" means any spilling, leaking, pumping, pouring,
                   -------
emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

                  "Remedial Action" means all actions taken to (i) clean up,
                   ---------------
remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C.
Section 9601.

                  "Reportable Event" means an event described in Section
                   ----------------
4043 of ERISA (other than the commencement of the Chapter 11 Cases and any event not subject to the provision for 30-days' notice to the PBGC under the regulations promulgated under such Section).

                  "Required Lenders" means the Required Revolving Loan
                   ----------------
Lenders and the Required Term A/B Lenders.

                  "Required Revolving Loan Lenders" means the Revolving Loan
                   -------------------------------
Lenders whose Pro Rata Shares (as defined under clause (a) of such definition) of the Revolving Credit Commitments aggregate at least 51%.

                  "Required Term A/B Lenders" means (i) the Term Loan A
                   -------------------------
Lenders whose Pro Rata Share (as defined under clause (b) of such definition) of the Term Loan A Commitments aggregate at least 51% and (ii) the Term Loan B Lenders whose Pro Rata Share (as defined under clause (c) of such definition) of the Term Loan B Commitments aggregate at least 51%.

                  "Requirement of Law" means with respect to any Person, the
                   ------------------
common law and all federal, state, local and foreign or international laws, treaty, constitution, equity principles, rules and regulations, Orders (including the Bankruptcy Court Order), judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Revolving Credit Commitment" means, with respect to each
                   ---------------------------
Lender, the commitment of such Lender to make Revolving Loans to the Borrowers in the amount set forth opposite such Lender's name in Schedule
                                                                 --------
1.01(A), as such amount may be terminated or reduced from time to time in
-------
accordance with the terms of this Agreement.

                  "Revolving Loan" means a loan made by a Lender to the
                   --------------
Borrowers pursuant to Section 2.01(a)(i).
                      ------------------

                  "Revolving Loan Lender" means a Lender with a Revolving
                   ---------------------
Credit Commitment, a Revolving Loan or a Letter of Credit Obligation.

                  "SEC" means the Securities and Exchange Commission or any
                   ---
other similar or successor agency of the Federal government administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as
                   --------------
amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  "Securitization" has the meaning specified therefor in
                   --------------
Section 2.07.
------------

                  "Securitization Parties" has the meaning specified
                   ----------------------
therefor in Section 2.07.
            ------------

                  "Settlement Agreement" means the Global Settlement
                   --------------------
Agreement (and the related settlement agreements), among the Parent, the Retiree Representatives named therein and Pharmacia Corporation, a Delaware corporation and successor by merger to Monsanto Corporation, a Delaware corporation, which agreement was entered into and approved by each of the United States District Court for the Northern District of Alabama (Southern Division) in the matter entitled Tolbert, et al. v. Monsanto Company, et al. (Civil Action No. 01-C-1407-S) and the Circuit Court of Etowah County, Alabama in the matter entitled Abernathy, et al. v. Monsanto Company, et al. (Civil Action No. CV-01-832 (Etowah County) and related and consolidated cases) on September 9, 2003 and September 12, 2003, respectively.

                  "Settlement Period" has the meaning specified therefor in
                   -----------------
Section 2.02(d)(i).
------------------

                  "Significant Subsidiary" means each Subsidiary of the
                   ----------------------
Parent that:

                           (a) accounted for at least 5% of consolidated
revenues of the Parent and its Subsidiaries or 5% of consolidated earnings of the Parent and its Subsidiaries before interest and taxes, in each case for the fiscal quarter of the Parent ending on the last day of the last fiscal quarter of the Parent immediately preceding the date as of which any such determination is made;

                           (b) has assets which represent at least 5% of the
consolidated assets of the Parent and its Subsidiaries as at the last day of the last fiscal quarter of the Parent immediately preceding the date as of which any such determination is made; or

                           (c) is a Loan Party.

                  "Solutia Business Concentration Account" means the
                   --------------------------------------
depository account identified as the "Solutia Business Concentration Account" on Schedule 9.01.
            -------------

                  "Solutia Dutch Newco" means Solchem Netherlands C.V.
                   -------------------

                  "Solutia Europe" means Solutia Europe SA/NV, a Belgium
                   --------------
limited liability company.

                  "Solutia UK Holdings" means Solutia UK Holdings Ltd., a
                   -------------------
company organized under the laws of England and Wales.

                  "Solutia UK Holdings Note" means the obligation of Solutia
                   ------------------------
UK Holdings, dated as of December 31, 2002, made in favor of Solutia Services Int. Comm. VA/SCA, a Belgium corporation, in an aggregate principal amount equal to (euro)69,000,000.

                  "Solutia UK Investments" means Solutia U.K. Investments
                   ----------------------
Ltd., a company organized under the laws of Newport, Gwent, South Wales and the United Kingdom.

                  "Solutia Therminol Investment" means the investment by
                   ----------------------------
Solutia Chemical Co. Ltd. Suzhou in Solutia Therminol Co. Ltd., which shall be accomplished, first, by a dividend from Solutia Chemical Co. Ltd. Suzhou to Solutia Greater China, Inc. and, second, by a corresponding capital contribution from Solutia Greater China, Inc. into Solutia Therminol Co. Ltd. Suzhou, it being understood that such investment will involve no transfer of cash from the United States.

                  "Specified Commercial Tort Claims" means (i) any and all
                   --------------------------------
commercial tort claims arising out of or otherwise related to any Loan Party's dealings with Liberty Mutual Insurance Company, including without limitation, any such claims relating to Fluor Enterprises and Solutia Inc.
v. Liberty Mutual Insurance Company, filed on August 1, 2003, in the Circuit Court of the Mobile Judicial Circuit, Mobile Alabama (removed to Morgan County Judicial Circuit), relating to such Loan Party's claim of bad faith refusal to insure, and (ii) any and all commercial tort claims arising out of or otherwise related to any Loan Party's dealings with FMC Corporation, including, without limitation, any such claims relating to Solutia Inc. v. FMC Corporation, filed in the Circuit Court in St. Louis Missouri, relating to such Loan Party's claims of breach of contract and misrepresentation relating to the Astaris phosphorus joint venture with FMC Corporation.

                  "Specified Environmental Receipts" means any cash payments
                   --------------------------------
made to any Loan Party by third parties (other than Pharmacia Corporation, Monsanto Company and their respective Affiliates) as a result of settlements made by Solutia on behalf of Pharmacia Corporation, Monsanto Company or their respective Affiliates with respect to environmental remediation obligations, provided that any such cash amounts are promptly deposited in a
             --------
segregated account to which only Specified Environmental Receipts are deposited.

                  "Specified Mechanics Lien" means the mechanic's and
                   ------------------------
materialman's lien of Fluor Enterprises, Inc., f/k/a Fluor Daniel, Inc. referred to in the Final Judgment (including the Settlement Agreement and Mutual Release) entered in the case entitled Fluor Enterprises, Inc., f/k/a/ Fluor Daniel, Inc. v. Solutia, Inc., Civil Action No G-01-074, in the United States District Court for the Southern District of Texas, Galveston Division, securing Indebtedness as of December 19, 2003 in a principal amount not exceeding $10,000,000, plus accrued interest.

                  "Standard & Poor's" means Standard & Poor's Ratings
                   -----------------
Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Standby Letter of Credit" means any letter of credit
                   ------------------------
issued pursuant to Section 3.01 that is not a Documentary Letter of Credit.

                  "Subsidiary" means, with respect to any Person at any
                   ----------
date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity
(i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding

Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "Supermajority Consent" means the consent of each of (i)
                   ---------------------
the Revolving Loan Lenders whose Pro Rata Shares (as defined under clause
(a) of such definition) of the Revolving Credit Commitments aggregate at least 66.667%, (ii) the Term Loan A Lenders whose Pro Rata Share (as defined under clause (b) of such definition) of the Term Loan A Commitments aggregate at least 66.667% and (iii) the Term Loan B Lenders whose Pro Rata Share (as defined under clause (c) of such definition) of the Term Loan B Commitments aggregate at least 66.667%.

                  "Term Loan A" means, collectively, the loans made by the
                   -----------
Term Loan A Lenders to the Borrowers pursuant to Section 2.01(a)(ii).
                                                 -------------------

                  "Term Loan A Commitment" means with respect to each Term
                   ----------------------
Loan A Lender, the commitment of such Lender to make a Term Loan A to the Borrowers in the amount set forth opposite such Lender's name in Schedule
                                                                 --------
1.01(A), as such amount may be terminated or reduced from time to time in
-------
accordance with the terms of this Agreement.

                  "Term Loan A Commitment Fee" has the meaning specified
                   --------------------------
therefor in Section 2.06(b).
            ---------------

                  "Term Loan A Lender" means a Lender with a Term Loan A
                   ------------------
Commitment (or a Lender that holds all or any portion of the unpaid principal amount of the Term Loan A).

                  "Term Loan B" means, collectively, the loans made by the
                   -----------
Term Loan B Lenders to the Borrowers on the Facility Effective Date pursuant to Section 2.01(a)(iii).
   --------------------

                  "Term Loan B Lender" means a Lender with a Term Loan B
                   ------------------
Commitment (or a Lender that holds all or any portion of the unpaid principal amount of the Term Loan B).

                  "Term Loan B Commitment" means with respect to each Term
                   ----------------------
Loan B Lender, the commitment of such Lender to make a Term Loan B to the Borrowers in the amount set forth opposite such Lender's name in Schedule
                                                                 --------
1.01(A), as such amount may be terminated or reduced from time to time in
-------
accordance with the terms of this Agreement.

                  "Term Loans" means, collectively, the Term Loan A and the
                   ----------
Term Loan B.

                  "Term Loan Commitment" means with respect to each Term
                   --------------------
Loan Lender, such Term Loan Lender's Term Loan A Commitment and Term Loan B Commitment.

                  "Term Loan Lenders" means the Term Loan A Lenders and the
                   -----------------
Term Loan B Lenders.

                  "Term Loan Obligations" means any Obligations with respect
                   ---------------------
to the Term Loans (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

                  "Termination Event" means (i) a Reportable Event with
                   -----------------
respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
4971 or 4975 of the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan; provided, however, that no Termination Event shall be
                   --------
deemed to have occurred as a result of the commencement of the Chapter 11
Cases.

                  "Title Insurance Policy" means a mortgagee's loan policy,
                   ----------------------
in form and substance reasonably satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Collateral Agent, delivered to the Collateral Agent.

                  "Transferee" has the meaning specified therefor in Section
                   ----------                                        -------
2.08(a).
-------

                  "Total Commitment" means the sum of the Total Revolving
                   ----------------
Credit Commitment and the Total Term Loan Commitment.

                  "Total Revolving Credit Commitment" means the sum of the
                   ---------------------------------
amounts of the Lenders' Revolving Credit Commitments.

                  "Total Term Loan A Commitment" means the sum of the
                   ----------------------------
amounts of the Lenders' Term Loan A Commitments.

                  "Total Term Loan B Commitment" means the sum of the
                   ----------------------------
amounts of the Lenders' Term Loan B Commitments.

                  "Total Term Loan Commitment" means the sum of the amounts
                   --------------------------
of the Lenders' Term Loan A Commitments and Term Loan B Commitments.

                  "2009 Note Holders" means the Persons from time to time
                   -----------------
holding the 2009 Notes and bound by the 2009 Note Subordination Agreement.

                  "2009 Note Indenture" means the Indenture, dated as of
                   -------------------
July 9, 2002, as amended by the Supplemental Indenture, dated as of July 25, 2002, the Second Supplemental Indenture, dated as of October 24, 2002, and the Third Supplemental Indenture, dated as of October 8, 2003, by and among the Parent, as successor in interest to SOI Funding Corp., the subsidiary guarantors signatory thereto, and the 2009 Note Trustee, as the same may from time to time be further amended, restated or otherwise modified in accordance with the terms hereof.

                  "2009 Note Trustee" means HSBC Bank USA, a New York
                   -----------------
banking corporation, as trustee for the 2009 Note Holders pursuant to the 2009 Note Indenture, together with its permitted successors and assigns.

                  "2009 Notes" means, collectively, the 11.25% Senior
                   ----------
Secured Notes of the Parent in the original aggregate principal amount of $223,000,000 issued pursuant to the 2009 Note Indenture, as the same may from time to time be amended, restated or otherwise modified in accordance with the terms hereof.

                  "2009 Post-Petition Liens" means Liens on certain
                   ------------------------
Collateral granted in favor of the 2009 Note Trustee, for the benefit of the 2009 Note Holders, to secure the Indebtedness evidenced by the 2009 Notes to the extent such Liens are (a) granted after the Facility Effective Date, and
(b) subordinated in writing to the Liens on the Collateral securing the Obligations on terms and conditions acceptable to the Agents and the Required Lenders, which subordination terms and conditions may be contained in a written agreement among the Collateral Agent and the 2009 Note Trustee or in a Bankruptcy Court order, in each case, in form and substance satisfactory to the Agents and the Required Lenders in the exercise of their sole discretion.

                  "2009 Pre-Petition Liens" means Liens on the Collateral
                   -----------------------
(excluding the Principal Properties) granted in favor of the 2009 Note Trustee, for the benefit of the 2009 Note Holders, to secure the Indebtedness evidenced by the 2009 Notes to the extent such Liens are (a) perfected on the Filing Date, and (b) subordinated to the Liens on the Collateral securing the Obligations on terms and conditions acceptable to the Agents and the Required Lenders, which subordination terms and conditions may be contained in a written agreement among the Collateral Agent and the 2009 Note Trustee or in a Bankruptcy Court order, in each case, in form and substance satisfactory to the Agents and the Required Lenders in the exercise of their sole discretion.

                  "Uniform Commercial Code" has the meaning specified
                   -----------------------
therefor in Section 1.03.
            ------------

                  "Unused Line Fee" has the meaning specified therefor in
                   ---------------
Section 2.06(a).
---------------

                  "WARN" has the meaning specified therefor in Section
                   ----                                        -------
7.01(y).
-------

                  Section 1.02 Terms Generally. The definitions of terms
                               ---------------
herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to,
this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). Upon the appointment of any successor Administrative Agent pursuant to Section 11.07, the reference
                                               -------------
to Citibank, N.A. in the definition of Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                  Section 1.03 Accounting and Other Terms. Unless otherwise
                               --------------------------
expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial
                                                        ------------------
Code") and which are not otherwise defined herein shall have the same
----
meanings herein as set forth therein, provided that terms used herein which
                                      --------
are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

                  Section 1.04 Time References. Unless otherwise indicated
                               ---------------
herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however,
                                                      --------  -------
that with respect to a computation of fees or interest payable to any Agent, any Lender or any Issuer, such period shall in any event consist of at least one full day.

                                  ARTICLE II

                                  THE LOANS

                  Section 2.01 Commitments. (a) Subject to the terms and
                               -----------
conditions and relying upon the representations and warranties herein set forth:

                                   (i) each Revolving Loan Lender severally
agrees to make Revolving Loans to the Borrowers at any time and from time to time from the Facility Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment;

                                   (ii) each Term Loan A Lender severally
agrees to make one or more advances to the Borrowers constituting Term Loan A at any time and from time to time from the Facility Effective Date to the Final Maturity Date, or until the earlier reduction of its Term Loan A Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Term Loan A at any time outstanding not to exceed the amount of such Lender's Term Loan A Commitment; and

                                   (iii) each Term Loan B Lender severally
agrees to make a Term Loan B to the Borrowers on the Facility Effective Date in an aggregate principal amount not to exceed the amount of such Lender's Term Loan B Commitment.

                           (b) Notwithstanding the foregoing,

                                   (i) the aggregate principal amount of
Revolving Loans outstanding at any time to the Borrowers shall not exceed the difference between (A) the lesser of (x) the Total Revolving Credit Commitment and (y) the then current Borrowing Base and (B) the aggregate Letter of Credit Obligations;

                                   (ii) the aggregate principal amount of
any Term Loan A advance shall not exceed the remaining Total Term Loan A Commitment at the time of such advance, and each Term Loan A advance shall be in an amount not less than $5,000,000 and integral multiples of $5,000,000 in excess thereof;

                                   (iii) the aggregate principal amount of
the Term Loan B made on the Facility Effective Date shall not exceed the Total Term Loan B Commitment;

                                   (iv) the Revolving Credit Commitment
shall automatically and permanently be reduced to zero on the Final Maturity
Date;

                                   (v) the Term Loan A Commitment of each
Term Loan A Lender shall automatically and permanently be reduced on a Dollar for Dollar basis upon funding of any Term Loan A advance, such permanent reduction to be in the amount of such Term Loan A advance;

                                   (vi) within the foregoing limits, the
Borrowers may borrow, repay and reborrow Revolving Loans, on or after the Facility Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein; and

                                   (vii) any principal amount of the Term
Loans which is repaid or prepaid may not be reborrowed.

                  Section 2.02 Making the Loans. (a) The Administrative Borrower
                               ----------------
shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit B (a "Notice of
                                                   ---------     ---------
Borrowing")), not later than 12:00 noon (New York City time) on the date
---------
which is three (3) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the date of the proposed
Loan with respect to Term Loan B and on shorter notice as the Administrative Agent is willing to accommodate from time to time with respect to any Revolving Loans, but in no event later than 1:00 p.m. (New York City time) on the borrowing date of the proposed Revolving Loan, it being understood that so long as CUSA acts as the Administrative Agent, if the amount of any proposed Revolving Loan does not exceed the lesser of (i) amount available on the Revolving Loan at such time and (ii)

$20,000,000, CUSA, acting as the Administrative Agent, may make such proposed Loan on the Business Day of the borrowing request. Notwithstanding the foregoing, the Administrative Borrower shall give the Administrative Agent (x) five (5) Business Days notice prior to the date of any proposed Term Loan A advance and (y) three (3) Business Days notice prior to the date of any proposed Revolving Loan which is a Eurodollar Rate Loan. Each such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, which, in the case of the Term Loan B, shall fully utilize the Total Term Loan B Commitment on the Facility Effective Date, (ii) the use of the proceeds of such proposed Loan, (iii) the proposed borrowing date, which must be a Business Day, and with respect to the Revolving Loans and the Term A Loan advances, must be on or after the Facility Effective Date, and in the case of the Term Loan B, must be the Facility Effective Date, (iv) whether the Loan is a Revolving Loan, Term Loan A or Term Loan B or a combination thereof, (v) whether any portion of the proposed borrowing of any Revolving Loan will be Reference Rate Loans or Eurodollar Rate Loans and (vi) the initial Interest Period or Periods for any portion of any Revolving Loans which are Eurodollar Rate Loans. Revolving Loans shall be made as Reference Rate Loans unless, subject to
Section 2.10, the Notice of Borrowing specifies that all or a portion
------------
thereof shall be Eurodollar Rate Loans. Each borrowing of Eurodollar Rate Loans shall be in an aggregate amount of $15 million or an integral multiples of $1 million in excess thereof; provided, however, that the
                                           --------  -------
aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in an amount of $15 million or an integral multiple of $1 million in excess thereof. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). Each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

                           (b) Each Notice of Borrowing pursuant to this
Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Revolving Loan which is a Reference Rate Loan shall be made in a minimum amount of $100,000 and shall be in an integral multiple of $100,000. Each Revolving Loan which is a Eurodollar Rate Loan shall be made in a minimum amount of $15,000,000 and shall be in an integral multiple of $1,000,000.

                           (c) (i) Except as otherwise provided in this
Section 2.02(c), all Loans under this Agreement shall be made by the Lenders
---------------
simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment or the applicable Total Term Loan Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                                   (ii) Notwithstanding any other provision
of this Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Agents and the Lenders, the Borrowers, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated
to), and the Borrowers and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Revolving Loan Lenders, Revolving Loans pursuant to Section 2.01, subject to the procedures for
                            ------------
settlement set forth in Section 2.02(d); provided, however, that (a) the
                        ---------------  --------  -------
Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 6.02 will not be satisfied at the time of the proposed
             ------------
Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 6.02 have been satisfied. All Revolving Loans funded by the
   ------------
Administrative Agent pursuant to this Section 2.02(c) shall be Reference
                                      ---------------
Rate Loans. If the Administrative Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Administrative Agent elects not to fund such Revolving Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan (and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate) and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of the Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent's Account no later than 3:00 p.m. (New York City time) (provided that the
                                              --------
Administrative Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrowers on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent in the Administrative Agent's Account or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Administrative Borrower.

                                   (iii) If the Administrative Agent has
notified the Revolving Loan Lenders that the Administrative Agent, on behalf of such Revolving Loan Lenders, will not fund a particular Revolving Loan pursuant to Section 2.02(c)(ii), the Administrative Agent may assume that
            -------------------
each such Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Administrative Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for one (1) Business Day and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure, the Borrowers shall, upon demand by the Administrative Agent, repay such amount to the Administrative Agent for its own account.

                                   (iv) Nothing in this Section 2.02(c)
                                                        ---------------
shall be deemed to relieve any Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agents or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                                   (v) Notwithstanding anything contained in
this Section 2.02, the Administrative Agent shall not be obligated to make
     ------------
any Revolving Loans or Term Loans hereunder on behalf of any Revolving Loan Lender or Term Loan Lender unless it has received immediately available funds from such Lender in the amount of such Lender's Pro Rata Share of such Loan.

                           (d) (i) With respect to all periods for which the
Administrative Agent has funded Revolving Loans pursuant to Section 2.02(c),
                                                            ---------------
on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent
                              -----------------
shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this Section 2.02(d) shall be absolute
                                          ---------------
and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

                                   (ii) In the event that any Revolving Loan
Lender fails to make any payment required to be made by it pursuant to
Section 2.02(d)(i), the Administrative Agent
------------------
shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for one (1) Business Day and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Borrowers shall, upon demand by the Administrative Agent, repay such amount to the Administrative Agent for its own account. Nothing in this Section
                                                          -------
2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its
-----------
obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

                  Section 2.03 Repayment of Loans; Evidence of Debt. (a) (i)
                               ------------------------------------
The outstanding principal of the Term Loan A shall be due and payable on the Final Maturity Date.

                           (ii) The outstanding principal of the Term Loan B
shall be due and payable on the Final Maturity Date.

                           (iii) The outstanding principal of all Revolving
Loans shall be due and payable on the Final Maturity Date.

                           (b) Each Lender shall maintain in accordance with
its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder, and if a Loan is a Eurodollar Rate Loan, the Interest Period and interest rate with respect thereto.

                           (c) The Administrative Agent shall maintain
accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof and (iv) if a Loan is a Eurodollar Rate Loan, the Interest Period and interest rate with respect thereto.

                           (d) The entries made in the accounts maintained
pursuant to subsection (b) or (c) of this Section shall be prima facie
                                                           ----- -----
evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to
--------
maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                           (e) Any Lender may request that Loans made by it
be evidenced by a promissory note (each a "Note" and, collectively, the
                                           ----
"Notes"). In such event, the Borrowers shall execute and deliver to such
 -----
Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.07) be represented by one or more promissory notes in
            -------------
such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  Section 2.04 Interest. (a) Loans.
                               --------      -----

                                   (i) Each Revolving Loan which is a
Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Reference Rate. Each Revolving Loan which is a Eurodollar Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the sum of (x) the Eurodollar Rate plus (y) 2.25% per annum.
                                      ----

                                   (ii) Each Term Loan A and Term Loan B
shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Term Loan until such principal amount becomes due, at a rate per annum equal to the greater of (i) the Reference Rate plus 4.0% and (ii) 8.00%.

                           (b) Default Interest. To the extent permitted by
                               ----------------
law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, outstanding Reimbursement Obligations or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                           (c) Interest Payment. Interest on each Loan shall
                               ----------------
be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 5.02
                                                            ------------
with the amount of any interest payment due hereunder.

                           (d) General. All interest shall be computed on
                               -------
the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

                  Section 2.05 Reduction of Commitment; Prepayment of Loans.
                               --------------------------------------------

                           (a) Reduction of Commitments.
                               ------------------------

                                   (i) (A) Each of the Total Revolving Credit
Commitment and the Total Term Loan A Commitment shall terminate on the Final Maturity Date. The Borrowers may, without premium or penalty, reduce the Total Term Loan A Commitment, including to an amount which may be zero. The Borrowers may, without premium or penalty, reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (I) the aggregate unpaid principal amount of all Revolving Loans then outstanding, (II) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02, (III) the Letter of
                                           ------------
Credit Obligations at such time, and (IV) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn.

                                          (B) The Total Term Loan B
Commitment shall terminate on the Facility Effective Date.

                                   (ii) Each such voluntary reduction of the
Total Revolving Credit Commitment or the Total Term Loan A Commitment pursuant to clause (i)(A) of this Section 2.05(a) shall be in an amount
                                  ---------------
which is an integral multiple of $15,000,000 (unless the Total Revolving Credit Commitment or Total Term Loan A Commitment in effect immediately prior to such reduction is less than $15,000,000), shall be made by providing not less than five (5) Business Days' prior written notice to the Administrative Agent and shall be irrevocable. Once reduced, neither the Total Revolving Credit Commitment nor the Total Term Loan A Commitment may be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the applicable Revolving Credit Commitment of each Lender holding such commitment proportionately in accordance with its Pro Rata Share thereof. Each such reduction of the Total Term Loan A Commitment shall reduce the applicable Term Loan A Commitment of each Lender holding such commitment proportionately in accordance with its Pro Rata Share thereof.

                                   (iii) In addition, if the Loan Parties
prepay the Revolving Loans pursuant to a mandatory prepayment described in clause (vii) of Section 2.05(c), the Total Revolving Credit Commitment shall
                ---------------
be permanently reduced in an amount corresponding to the Revolving Loans being prepaid. Each reduction of the Total Revolving Credit Commitment shall reduce the applicable Revolving Credit Commitment of each Lender holding such commitment proportionately in accordance with its Pro Rata Share thereof.

                                   (iv) In addition, if the Loan Parties are
obligated to prepay the Term Loan A pursuant to any mandatory prepayment described in clauses (ii) through (vii) of Section 2.05(c) and amounts are
                                           ---------------
payable in respect of the Term Loan A in excess of the outstanding amount of the Term Loan A, the Total Term Loan A Commitment shall be permanently reduced in an amount corresponding to the amount of such excess (in addition to any reduction in the Total Term Loan A Commitment as provided in clause
(v) of Section 2.01(b)).
       ---------------

                           (b) Optional Prepayment.
                               -------------------

                                   (i) Revolving Loans. The Borrowers may,
                                       ---------------
at any time, prepay without penalty or premium the principal of any Revolving Loan, in whole or in part; provided, however, that if any
                                     --------  -------
prepayment of any Eurodollar Rate Loan is made by the Borrowers other than on the last day of an Interest Period for such Revolving Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.10.
                                             ------------

                                   (ii) Term Loans. After the Facility
                                        ----------
Effective Date, the Borrowers may, upon at least five (5) Business Days' prior written notice to the Administrative Agent and the Collateral Agent, prepay without penalty or premium the principal of any Term Loan A or Term Loan B, in whole or in part; provided, that, notwithstanding the foregoing,
                             --------
except in connection with the repayment in full of all of the Obligations, the Borrowers may not voluntarily prepay all or any portion of the Term Loan A or the Term Loan B if (A) immediately after giving effect to such prepayment, Availability would be less than $15,000,000 or (B) immediately before or immediately after giving effect to such prepayment, an Event of Default shall have occurred and be continuing.

                                   (iii) Prepayment In Full. The Borrowers
                                         ------------------
may, upon at least two (2) Business Days prior written notice to the Administrative Agent and the Collateral Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (including either (A) providing cash collateral to be held by the Administrative Agent in an amount equal to the sum of (i) 105% of the aggregate undrawn amount of all outstanding Letters of Credit which are Standby Letters of Credit and
(ii) 107% of the aggregate undrawn amount of all outstanding Letters of Credit which are Documentary Letters of Credit or (B) causing the original Letters of Credit to be returned to the Administrative Agent), in full and canceled; provided, however, that if any prepayment of any Eurodollar Rate
          --------  -------
Loan is made by the Borrowers other than on the last day of an Interest Period for such Revolving Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.10. If the Administrative Borrower has sent a
                  ------------
notice of termination pursuant to this clause (iii), then the Lenders' obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations (including either (A) providing cash collateral to be held by the Administrative Agent in an amount equal to the sum of (i) 105% of the aggregate undrawn amount of all outstanding Standby Letters of Credit and (ii) 107% of the aggregate undrawn amount of all outstanding Documentary Letters of Credit or (B) causing the original Letters of Credit to be returned to the Administrative Agent, in full and canceled) on the date set forth as the date of termination of this Agreement in such notice.

                           (c) Mandatory Prepayment.
                               --------------------

                                   (i)    (A) The Borrowers will, at any
time, immediately prepay the Revolving Loans when the aggregate principal amount of all Revolving Loans plus the outstanding amount of all Letter of Credit Obligations exceeds the Borrowing Base, to the full extent of any such excess; provided, however, that if any prepayment of any Eurodollar Rate
        --------  -------
Loan is made by the Borrowers other than on the last day of an Interest Period for such Revolving Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.10. On each day that any Revolving Loans or
                  ------------
Letter of Credit Obligations are outstanding, the Borrowers shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans and Letter of Credit Obligations outstanding on such day.

                                          (B) If at any time after the
Borrowers have complied with the first sentence of clause (i)(A) of this
Section 2.05(c), the aggregate Letter of Credit Obligations is greater than
---------------
the then current Borrowing Base, the Borrowers shall provide cash collateral to the Administrative Agent in an amount equal to 105% of such excess with respect to undrawn Standby Letters of Credit and 107% of such excess with respect to Documentary Letters of Credit and, provided that no Event of Default shall
                                   --------
have occurred and be continuing, such cash collateral amount shall be returned to the Borrowers at such time as the aggregate Letter of Credit Obligations plus the aggregate principal amount of all outstanding Revolving Loans no longer exceeds the then current Borrowing Base.

                                          (C) The Borrowers will immediately
prepay the outstanding principal amount of the Term Loans in the event that the Total Revolving Credit Commitment is terminated for any reason; provided, however, that if any prepayment of any Eurodollar Rate Loan is
--------  -------
made by the Borrowers other than on the last day of an Interest Period for such Revolving Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.10.
   ------------

                                   (ii) The Administrative Agent shall on
each Business Day apply all funds transferred to or deposited in the Administrative Agent's Account, to the payment, in whole or in part, of the outstanding principal amount of the Revolving Loans; provided, that, (A)
                                                     --------
such funds shall be applied to the outstanding principal amount of the Term Loan A and/or the Term Loan B (x) in the absence of a continuing Event of Default, to the extent such application is specifically provided for in
Section 2.05(d), and (y) during the existence of an Event of Default, in
---------------
accordance with Section 5.04(b), and (B) if no Revolving Loans remain
                ---------------
outstanding after the application of such funds to repay any outstanding Revolving Loans, such funds are not required to be applied to the Term Loan A and the Term Loan B pursuant to clause (A) of this proviso and no Event of Default has occurred and is continuing, the remaining funds received in the Administrative Agent's Account shall, within one (1) Business Day, be returned by the Administrative Agent to the Borrowers; provided, further,
                                                       --------  -------
that if any prepayment of any Eurodollar Rate Loan is made by the Borrowers other than on the last day of an Interest Period for such Revolving Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.10.
                                                           ------------

                                   (iii) Immediately upon any Disposition by
any Loan Party or its Subsidiaries (other than a Disposition of assets of Solutia Europe or any of its Subsidiaries), the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition. Nothing contained in this clause (iii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition (including, without limitation, a Disposition of assets of Solutia Europe or any of its Subsidiaries) of any property other than in accordance with Section 8.02(c).
                                                            ---------------
Any payments required to be made under this clause (iii) shall be applied as set forth in Section 2.05(d).
             ---------------

                                   (iv) Upon the receipt by any Loan Party
or any of its Subsidiaries (other than by Solutia Europe or any of its Subsidiaries) of any Extraordinary Receipts after the Facility Effective Date, the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts. Any payments required to be made under this clause (iv) shall be applied as set forth in Section 2.05(d).
         ---------------

                                   (v) Simultaneously with the receipt by
any Loan Party or any of its Subsidiaries (other than by Solutia Europe or any of its Subsidiaries) of any tax refund or the proceeds of any judgment, settlement or other consideration of any kind in connection with any cause of action arising under the Bankruptcy Code or otherwise (including Avoidance Actions), the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the net proceeds received. Any payments required to be made under this clause
(v) shall be applied as set forth in Section 2.05(d).
                                     ---------------

                                   (vi) If any Loan Party receives a return
of any cash collateral pledged by it to support letters of credit or other similar credit instruments (other than with respect to the letters of credit described on Part III of Schedule 3.01(l)), the Borrowers shall prepay the
                         ----------------
outstanding principal amount of the Loans in an amount equal 100% of such cash. Any payments required to be made under this clause (vi) shall be applied as set forth in Section 2.05(d).
                        ---------------

                                   (vii) Notwithstanding the foregoing, (A)
in connection with a Disposition under clause (iii) of this Section 2.05(c)
                                                            ---------------
or receipt of insurance proceeds or condemnation awards pursuant to clause
(iv) of this Section 2.05(c), up to $5,000,000 in the aggregate in any
             ---------------
12-month period of the Net Cash Proceeds from such Disposition and Extraordinary Receipts from such insurance proceeds or condemnation awards, as the case may be, received by any Loan Party or any of its Subsidiaries in connection therewith shall not be required to be applied to the prepayment of the Loans on such date to the extent such proceeds are used to replace, repair or restore the properties or assets used in any Loan Party's or any of its Subsidiaries' business in respect of which such Net Cash Proceeds or Extraordinary Receipts, as the case may be, were paid, provided that, (x) no
                                                       --------
Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds or such Extraordinary Receipts, (y) the Administrative Borrower delivers a certificate to the Agents within five
(5) days after such Disposition or ten (10) days after the date of such loss, destruction or taking, as the case may be, stating that such proceeds shall be used to replace, repair or restore any such properties or assets to be used in any Loan Party's or any of its Subsidiaries' business within a period specified in such certificate not to exceed 90 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended) and (z) such proceeds are deposited in an account subject to the sole dominion of the Administrative Agent; and if all or any portion of such proceeds not so applied to the prepayment of the Loans are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto or there shall occur a Default or Event of Default, such remaining portion shall be applied to the Loans as required by clause (iii) or (iv) of this
Section 2.05(c), as applicable, on the last day of such specified period or
---------------
immediately, in the case of a Default or Event of Default; and (B) the Borrowers shall not be required to make a prepayment under clause (iii) or
(iv) of this Section 2.05(c) (other than with respect to any event described
             ---------------
in clause (iii) or (iv) of this Section 2.05(c) for which the Loans would be
                                ---------------
required to be prepaid under Section 2.05(d) in the absence of this clause
                             ---------------
(B), to the extent of the required prepayment to the Loans), unless the aggregate amount of Net Cash Proceeds received as a result of the events described in such Sections exceeds $2,500,000 and any such required prepayment under such Sections shall be limited to the Net Cash Proceeds and Extraordinary Receipts, net of any reasonable expenses incurred in connection with such Extraordinary Receipts, exceeding $2,500,000.

                           (d) Application of Payments. If at any time in
                               -----------------------
the absence of a continuing Event of Default, the prepayments required under
Section 2.05(c) shall be applied as follows:
---------------

                                   (i) the proceeds from any prepayment
pursuant to any Disposition of any Account or Inventory or any insurance policy or condemnation award with respect to Inventory or any event described in clause (vi) of Section 2.05(c) shall be applied to the
                            ---------------
Revolving Loans until paid in full;

                                   (ii) the proceeds from any prepayment
pursuant to a Disposition of all or substantially all of the assets or Capital Stock of any Person or any insurance which Disposition or proceeds of insurance includes both (x) Accounts or Inventory and (y) other assets, shall be applied as follows: (A) an amount equal to the book value of such Accounts and Inventory, or, if greater, the amount of Revolving Loans or Letters of Credit supported by such assets determined using the effective advance rate under the Borrowing Base against such Accounts and Inventory (determined at the time of such Disposition or event resulting in such insurance proceeds) shall be applied to the Revolving Loans until paid in full, and (B) the remaining proceeds shall be applied first, pro rata to the Term Loan A and Term Loan B until paid in full (and if the Term Loan A Commitment has not been fully utilized, the pro rata share allocable to the Term Loan A shall be determined as if the Term Loan A Commitment has been fully utilized and any amount to be applied to the Term Loan A in excess of the outstanding amount of the Term Loan A shall be applied to reduce the Term Loan A Commitment in accordance with Section 2.05(a)(iv)), and second,
                                          -------------------
to the Revolving Loans until paid in full;

                                   (iii) the proceeds from any prepayment
event set forth in clause (iii) of Section 2.05(c) (other than with respect
                                   ---------------
to Dispositions described in clauses (i) or (ii) of this Section 2.05(d)),
                                                         ---------------
clause (iv) of Section 2.05(c) (other than proceeds from any insurance
               ---------------
policy or condemnation award with respect to Inventory) or clause (v) of
Section 2.05(c) shall be applied first, pro rata to the Term Loan A and Term
---------------
Loan B until paid in full (and if the Term Loan A Commitment has not been fully utilized, the pro rata share allocable to the Term Loan A shall be determined as if the Term Loan A Commitment has been fully utilized and any amount to be applied to the Term Loan A in excess of the outstanding amount of the Term Loan A shall be applied to reduce the Term Loan A Commitment in accordance with Section 2.05(a)(iv)), and, second, to the Revolving Loans
                -------------------
until paid in full; and

                                   (iv) the proceeds from any prepayment
event set forth in clause (vii) of Section 2.05(c) shall be applied first,
                                   ---------------
to the Revolving Loans until paid in full, and second, pro rata to the Term Loan A and Term Loan B until paid in full (and if the Term Loan A Commitment has not been fully utilized, the pro rata share allocable to the Term Loan A shall be determined as if the Term Loan A Commitment has been fully utilized and any amount to be applied to the Term Loan A in excess of the outstanding amount of the Term Loan A shall be applied to reduce the Term Loan A Commitment in accordance with Section 2.05(a)(iv)).
                              -------------------

                           (e) Availability Requirements. Notwithstanding
                               -------------------------
anything to the contrary contained herein, if Availability would be less than $15,000,000 immediately after giving effect to any prepayment of the Term Loan A or the Term Loan B pursuant to clause (ii) or (iii) of Section
                                                                   -------
2.05(c), no such prepayment of the Term Loan A or the Term Loan B shall be
-------
made and such
amounts shall be applied to the repayment of the Revolving Loans and, if no Revolving Loans remain outstanding and in the absence of a continuing Event of Default, the Administrative Agent shall return such amounts to the Borrowers within one (1) Business Day.

                           (f) Cumulative Prepayments. Except as otherwise
                               ----------------------
expressly provided in this Section 2.05, payments with respect to any
                           ------------
subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.
                                              ------------

                  Section 2.06 Fees.
                               ----

                           (a) Unused Line Fee. From and after the Facility
                               ---------------
Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Administrative Agent for the account of the Revolving Loan Lenders, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per
                      ---------------
annum of 0.625% on the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans and Letter of Credit Obligations outstanding from time to time and shall be due and payable monthly in arrears on the first day of each month, commencing on the first day of the month immediately following the Facility Effective Date.

                           (b) Term Loan A Commitment Fee. From and after
                               --------------------------
the Facility Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Administrative Agent for the account of the Term Loan A Lenders, a Term Loan A commitment fee (the "Term A Loan Commitment Fee"),
                                            --------------------------
which shall accrue at the rate per annum of 1.50% on the Total Term Loan A Commitment then in effect and shall be due and payable monthly in arrears on the first day of each month, commencing on the first day of the month immediately following the Facility Effective Date.

                           (c) Fee Letter. From and after the Facility
                               ----------
Effective Date, the Borrowers shall pay to the Administrative Agent, for the account of the Agents and the Lenders, in accordance with a written agreement among the Agents and the Lenders, the fees specified in the Fee Letter, at the times specified for payment therein.

                  Section 2.07 Securitization. The Loan Parties hereby
                               --------------
acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral
          --------------
security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall cooperate
                      ---------------
with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided
                                                                --------
that (i) any such amendment or additional documentation does not impose
----
material additional costs on the Loan Parties and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the

Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities
 ----------------------
(the "Liabilities") to which the Lenders, their Affiliates or such
      -----------
Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

                  Section 2.08 Taxes. Any and all payments hereunder or
                               -----
under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on (or measured by) the net income of
         ---------
any Lender, any Agent or any Issuer (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) by the
                                                      ----------
United States of America or by the jurisdiction in which such Lender, such Agent or any Issuer is organized, has its principal lending office or is doing business other than solely by reason of the Loan Documents or (ii) any branch profits taxes imposed by the United States of America (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Taxes shall be
                                            -----
required to be deducted from or in respect of any sum payable hereunder to any Lender, any Agent or any Issuer (or any Transferee), (A) the Loan Parties shall increase the sum payable by the amount (an "additional
                                                          ----------
amount") necessary so that after all required deductions (including
------
deductions applicable to additional sums payable under this Section 2.08)
                                                            ------------
such Lender, such Agent or any Issuer (or such Transferee) shall receive and retain an amount equal to the sum it would have received and retained had no such deductions been made, (B) the appropriate party shall make such deductions and (C) such party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                           (b) In addition, each Loan Party agrees to pay to
the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Letters of Credit or any other Loan Document ("Other Taxes"). Each Loan Party shall deliver to each Lender, each Agent
  -----------
and any Issuer official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

                           (c) The Loan Parties hereby, jointly and
severally, indemnify and agree to hold each Lender, each Agent and any Issuer harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes (plus taxes imposed on Taxes and Other Taxes) imposed on any amounts payable under this Section 2.08) paid by such
                                                 ------------
Lender, such Agent
or any Issuer (or such Transferee), whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within ten (10) days from the date on which any such Lender, any such Agent or any Issuer makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

                           (d) Each Lender (or Transferee) that is organized
under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to
                                        ---------------
the Administrative Borrower and the Agents two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Borrower and is not a controlled foreign corporation related to a Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), in each case claiming complete exemption from U.S. Federal withholding tax on payments by the Loan Parties under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New
                                                                        ---
Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms
--------------
within twenty (20) days after receipt of a written request therefor from the Administrative Borrower or any Agent. Notwithstanding any other provision of this Section 2.08, a Non-U.S. Lender shall not be required to deliver after
     ------------
the date hereof any form pursuant to this Section 2.08 that such Non-U.S.
                                          ------------
Lender is not legally able to deliver.

                           (e) The Loan Parties shall not be required to
indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall
                               --------  -------
not apply to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or such Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (d) above or (iii) the obligation to pay such additional amounts does not result from a change in applicable tax law (including, without limitation, applicable judicial decisions, statutes, regulations or other administrative interpretations) occurring after the date hereof.

                           (f) Any Lender, any Agent or any Issuer (or
Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall (subject to legal and regulatory
                         ------------
restrictions) file any certificate or document reasonably requested in writing by the Administrative Borrower or change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Lender, such Agent or such Issuer (or Transferee) to disclose any information such Lender, such Agent or such Issuer (or Transferee) deems confidential and would not, in the sole determination of such Lender, such Agent or such Issuer (or Transferee), be otherwise disadvantageous to such Lender, such Agent or such Issuer (or Transferee).

                           (g) If any Lender, any Agent or any Issuer (or a
Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts, pursuant to this Section
                                                                   -------
2.08, it shall promptly notify the Administrative Borrower of the
----
availability of such refund claim and shall, within 30 days after receipt of a request by the Administrative Borrower, make a claim to such Governmental Authority for such refund at the Loan Parties' expense. If any Lender, any Agent or any Issuer (or Transferee) determines in its good faith discretion that it has received a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.08, it shall within 30 days from the date of such receipt pay
     ------------
over such refund to the Administrative Borrower, net of all out-of-pocket expenses of such Lender, such Agent or such Issuer (or Transferee).

                           (h) The obligations of the Loan Parties under
this Section 2.08 shall survive the termination of this Agreement and the
     ------------
payment of the Loans and all other amounts payable hereunder.

                  Section 2.09 Conversion and Continuation Options. (a)
                               -----------------------------------
Delivery of Notice of Conversion or Continuation. The Administrative
------------------------------------------------
Borrower may elect (i) at any time, to convert Revolving Loans which are Reference Rate Loans (other than Revolving Loans made by the Administrative Agent pursuant to Section 2.02) or any portion thereof to Eurodollar Rate
                  ------------
Loans or (ii) at the end of any applicable Interest Period, to convert Revolving Loans which are Eurodollar Rate Loans or any portion thereof into Reference Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that
                                                   --------  -------
the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in the amount of $15 million and $1 million dollar increments in excess thereof. Each conversion or continuation shall be allocated among the Revolving Loans of each Revolving Loan Lender in accordance with its Pro Rata Share. Each such election shall be made by giving the Administrative Agent at least three (3) Business Days' prior written notice (a "Notice of
                                                                 ---------
Conversion or Continuation"), which shall be in substantially the form of
--------------------------
Exhibit G and shall specify (A) the amount and type of Revolving Loan being
---------
converted or continued, (B) in the case of a conversion to, or a continuation of, Eurodollar Rate Loans, the applicable Interest Period and
(C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

                           (b) Notice. The Administrative Agent shall
                               ------
promptly notify each Revolving Loan Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.

                           (c) Event of Default; Failure to Give Appropriate
                               ---------------------------------------------
Notice. Notwithstanding the foregoing, no conversion in whole or in part of
------
Reference Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section 2.10. If, within the time period required under the
                 ------------
terms of this Section 2.09, the Administrative Agent does not receive a
              ------------
Notice of Conversion or Continuation from the Administrative Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Revolving Loans, then, upon the expiration of the applicable Interest Period, such Revolving Loans shall be automatically converted to Reference Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  Section 2.10 Special Provisions Governing Eurodollar Rate
                               --------------------------------------------
Loans. (a) Determination of Interest Rate. The Eurodollar Rate for each
-----      ------------------------------
Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrowers.

                           (b) Interest Rate Unascertainable, Inadequate or
                               --------------------------------------------
Unfair. In the event that: (i) the Administrative Agent determines that
------
adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Required Revolving Loan Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Revolving Loan Lenders of making or maintaining such Revolving Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Administrative Borrower and the Revolving Loan Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Revolving Loan, convert into a Reference Rate Loan and the obligations of the Revolving Loan Lenders to make Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Administrative Borrower that the Required Revolving Loan Lenders have determined that the circumstances causing such suspension no longer exist.

                           (c) Increased Costs. If at any time any Revolving
                               ---------------
Loan Lender shall determine that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Revolving Loan Lender with any guideline, request or directive promulgated or given on behalf of any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Revolving Loan Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers shall from time to time, upon demand by such Revolving Loan Lender (with a copy of such demand to the

Administrative Agent), pay to the Administrative Agent for the account of such Revolving Loan Lender additional amounts sufficient to compensate such Revolving Loan Lender for such increased cost. If any Revolving Loan Lender becomes entitled to claim any additional amount pursuant to this Section
                                                                 -------
2.10(c), it shall promptly notify the Administrative Borrower (with a copy
-------
to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to the amount of such increased cost, submitted to the Administrative Borrower and the Administrative Agent by such Revolving Loan Lender, shall be conclusive and binding for all purposes, absent manifest error.

                           (d) Illegality. Notwithstanding any other
                               ----------
provision of this Agreement, if any Revolving Loan Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Revolving Loan Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Revolving Loan Lender to the Administrative Borrower through the Administrative Agent, (i) the obligation of such Revolving Loan Lender to make or to continue Eurodollar Rate Loans and to convert Reference Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Revolving Loan Lender shall make a Reference Rate Loan as part of any requested borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrowers shall immediately convert each such Revolving Loan into a Reference Rate Loan. If, at any time after a Revolving Loan Lender gives notice under this Section
                                                                  -------
2.10(d), such Revolving Loan Lender determines that it may lawfully make
-------
Eurodollar Rate Loans, such Revolving Loan Lender shall promptly give notice of that determination to the Administrative Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Revolving Loan Lender. The Administrative Borrower's right to request, and such Revolving Loan Lender's obligation, if any, to make Eurodollar Rate Loans, shall thereupon be restored.

                           (e) Breakage Costs. In addition to all amounts
                               --------------
required to be paid by the Borrowers pursuant to Section 2.04, the Borrowers
                                                 ------------
shall compensate each Revolving Loan Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Revolving Loan Lender to fund or maintain such Revolving Loan Lender's Eurodollar Rate Loans to the Borrowers) that such Revolving Loan Lender may sustain (i) if for any reason a proposed borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Administrative Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.09, (ii)
                                                        ------------
if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.05) on a date that is not the last day of the
            ------------
applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Reference Rate Loan as a result of any of the events indicated in Section 2.10(b) or (d) or (iv) as a consequence of any
                    ---------------    ---
failure by the Borrowers to repay Eurodollar Rate Loans when required by the terms hereof. The Revolving Loan Lender making demand for such compensation shall deliver to the Administrative Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Revolving Loan Lender, absent manifest error.

                                ARTICLE III

                              LETTERS OF CREDIT

                  Section 3.01 Letters of Credit.
                               -----------------

                           (a) Obligation to Issue/Amend. On the terms and
                               -------------------------
subject to the conditions contained in this Agreement, each Issuer agrees to Issue one or more Letters of Credit at the request of the Borrowers for the account of the Borrowers and the Guarantors from time to time during the period commencing on the Facility Effective Date and ending thirty (30) days prior to the Final Maturity Date or such later date prior to the Final Maturity Date as may be agreed to by the Administrative Agent; provided,
                                                               --------
however, that no Issuer shall be under any obligation to Issue any Letter of
-------
Credit if:

                                   (i) any order, judgment or decree of any
Governmental Authority shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it;

                                   (ii) such Issuer shall have received
written notice from the Administrative Agent, any Lender or any Borrower, on or prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 6.01 and
                                                      ------------
Section 6.02 is not then satisfied;
------------

                                   (iii) after giving effect to the Issuance
of such Letter of Credit, the aggregate Letter of Credit Obligations would at any time exceed the lowest of (i) the difference between (A) the Total Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Loans then outstanding, (ii) the difference between (A) the Borrowing Base and (B) the aggregate principal amount of all Revolving Loans then outstanding, and (iii) the L/C Subfacility;

                                   (iv) any fees due in connection with a
requested Issuance have not been paid; or

                                   (v) such Letter of Credit is not
denominated in Dollars except with the consent of the Administrative Agent in its sole discretion.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit. Any Letter of Credit which has been Issued hereunder may be amended at any time to reduce the amount outstanding thereunder; any Letter of Credit Request which seeks to increase the amount outstanding under a Letter of Credit shall be subject to the same conditions set forth hereinabove for Issuance.

                           (b) Expiration Date. In no event shall the
                               ---------------
expiration date of any Letter of Credit (i) be more than one (1) year after the date of issuance thereof or (ii) be less than thirty (30) days prior to the Final Maturity Date; provided, however, that any Letter of Credit with a
                         -----------------
one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above); and provided, further, that Letters of Credit having
   -----------             -----------------
an expiration date after the date which is thirty (30) days prior to the Final Maturity Date may be issued so long as the Borrowers agree to deliver to the Administrative Agent on the date which is thirty (30) days prior to the scheduled Final Maturity Date cash collateral in an amount equal to 105% of the face amount of any such Letter of Credit which is a Standby Letter of Credit and 107% of the face amount of any such Letter of Credit which is a Documentary Letter of Credit.

                           (c) Contents of Letter of Credit Request. In
                               ------------------------------------
connection with the Issuance or amendment of each Letter of Credit, the Borrowers shall give the relevant Issuer and the Administrative Agent at least two (2) Business Days' prior written notice, in substantially the form of Exhibit F (or in such other written or electronic form as is acceptable
   ---------
to the Issuer), of the requested Issuance or amendment of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and
           ------------------------
shall specify: the Issuer of such Letter of Credit; the stated amount of the Letter of Credit requested or to be amended, which in the case of an Issuance such stated amount shall not be less than one hundred thousand Dollars ($100,000) (or such lower amount as may be acceptable to the Administrative Agent and the applicable Issuer in their sole discretion); the date of Issuance or amendment of such requested Letter of Credit (which day shall be a Business Day); the date on which such Letter of Credit is to expire (which date shall be a Business Day); and the beneficiary of such Letter of Credit. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 A.M. (New York time) on the last Business Day on which notice can be given under the immediately preceding sentence.

                           (d) Procedure for Issuance. Subject to the
                               ----------------------
satisfaction of the conditions set forth in this Section 3.01, the relevant
                                                 ------------
Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrowers in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section
                                                                     -------
6.02 shall not on such date be satisfied and ending when such conditions are
----
satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section
                                                                    -------
6.02 have been satisfied in connection with the Issuance of any Letter of
----
Credit.

                           (e) Compliance with Conditions Precedent. On the
                               ------------------------------------
date of the proposed Issuance of the Letter of Credit, the Administrative Agent shall confirm to the relevant Issuer that the applicable conditions set forth in Section 6.01 and Section 6.02 are satisfied.
             ------------     ------------

                           (f) Execution of Letter of Credit Reimbursement
                               -------------------------------------------
Agreement. If requested by the relevant Issuer, prior to the Issuance of
---------
each Letter of Credit by such Issuer and as a condition of such Issuance and of the participation of each Revolving Loan Lender in the Letter of Credit Obligations arising with respect thereto, the Borrowers shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrowers, and
    ----------------------------------------
such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                           (g) Obligations of the Issuer. Each Issuer shall:
                               -------------------------

                                   (i) give the Administrative Agent written
notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of a Letter of Credit Issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrowers of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Lender);

                                   (ii) upon the request of any Lender,
furnish to such Lender copies of any Letter of Credit to which such Issuer is a party; and

                                   (iii) no later than ten (10) Business
Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Administrative Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrowers or the Administrative Agent relating thereto.

                           (h) Revolving Loan Lenders' Purchase of Interest
                               --------------------------------------------
and Participation. Immediately upon the issuance by an Issuer of a Letter of
-----------------
Credit in accordance with the terms and conditions of this Agreement, such Issuer shall, subject to the provisions of Section 2.02, be deemed to have
                                           ------------
sold and transferred to each Revolving Loan Lender, and each Revolving Loan Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Loan Lender's Pro Rata Share, in the face amount of such Letter of Credit together the corresponding obligations of the Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

                           (i) Payment Obligations. The Borrowers, jointly
                               -------------------
and severally, irrevocably and unconditionally agree to reimburse the Issuer of any Letter of Credit for any amounts paid by such Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. The Borrowers agree to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations (including those described in the preceding sentence) owing to such Issuer under any Letter of Credit issued for its account no later than the date (the "Reimbursement Date") that is one (1) Business Day after the Administrative
 ------------------

Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit, irrespective of any claim, set-off, defense or other right that the Borrowers may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrowers shall not have repaid such amount to such Issuer pursuant to this clause (i) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from (i) the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable to Revolving Loans and (ii) the Reimbursement Date to the date of repayment in full in cash, at the rate of interest applicable to past due Revolving Loans during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Loan Lender of such failure, and each Revolving Loan Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Loan Lender's Pro Rata Share of such payment (as determined pursuant to clause (h) of this Section 3.01 in
                                                      ------------
Dollars and in immediately available funds. If the Administrative Agent so notifies such Revolving Loan Lender prior to 11:00 A.M. (New York time) on any Business Day, such Revolving Loan Lender shall make available to the Administrative Agent for the account of such Issuer its Pro Rata Share of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Loan Lender, such Revolving Loan Lender shall, notwithstanding whether or not the conditions precedent set forth in Section 6.02 shall have been satisfied (which conditions precedent
         ------------
the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrowers in the principal amount of such payment. Whenever any Issuer receives from the Borrowers a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Loan Lender pursuant to this clause (i), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Revolving Loan Lender, in immediately available funds, an amount equal to such Revolving Loan Lender's Pro Rata Share of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Loan Lenders have paid in respect of such Reimbursement Obligation.

                           (j) Obligations Absolute. The Borrowers'
                               --------------------
obligation to pay each Reimbursement Obligation and the obligations of the Revolving Loan Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

                                   (i) any lack of validity or
enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                                   (ii) any amendment or waiver of or any
consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                                   (iii) the existence of any claim, set
off, defense or other right that the Borrowers, any other party guaranteeing, or otherwise obligated with, the Borrowers, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                                   (iv) any draft or other document
presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                   (v) payment by the Issuer under a Letter
of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                                   (vi) any other act or omission to act or
delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.01, constitute a legal or equitable discharge of the
     ------------
Borrowers' obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrowers or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

                           (k) Non-Payment by a Revolving Loan Lender. If
                               --------------------------------------
and to the extent any Revolving Loan Lender shall not have so made its payment required by clause (i) above available to the Administrative Agent for the account of such Issuer, such Revolving Loan Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first (1st) Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Revolving Loans hereunder. The failure of any Revolving Loan Lender to make available to the Administrative Agent for the account of such Issuer its payment shall not relieve any other Revolving Loan Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's payment.

                           (l) Pre-Petition Letters of Credit.
                               ------------------------------

                  (i) Part I of Schedule 3.01(l) contains a schedule of
                                ----------------
         certain letters of credit issued prior to the Facility Effective Date for the account of the Borrowers pursuant to the Existing Pre-Petition Credit Agreement (the "Pre-Petition Letters of
                                             -----------------------
         Credit"). On or prior to the Facility Effective Date, the Borrower
         ------
         shall either (x) cash collateralize such pre-Petition Letters of Credit in a manner satisfactory to the Administrative Agent or (y) make a Letter of Credit Request pursuant to which the Issuer shall issue, subject to the terms and conditions of this Agreement and pursuant to the terms of this Section 3.01, back-to-back Letters of
                                       ------------
         Credit in the face amount of such Pre-Petition Letters of Credit. No Pre-Petition Letter of Credit shall be amended, extended or renewed without the prior written consent of the Administrative Agent.

                  (ii) Part II of Schedule 3.01(l) contains a schedule of
                                  ----------------
         all other letters of credit issued and outstanding as of the Facility Effective Date (including those referenced in subclause
         (iii) of this clause (l).

                  (iii) Part III of Schedule 3.01(l) contains a schedule of
                                    ----------------
         certain letters of credit issued by Citibank, N.A. prior to the Facility Effective Date for the account of a Borrower and for which Citibank, N.A. currently holds cash collateral. On the Facility Effective Date, (i) each such letter of credit listed on Part III of Schedule 3.01(l), to the extent outstanding, shall be
            ----------------
         automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this ARTICLE III
                                                                -----------
         for the account of the Borrowers and subject to the provisions hereof, and for this purpose the fees specified in Section 3.02
                                                            ------------
         shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Facility Effective Date, (ii) Citibank, N.A. shall be deemed to be the "Issuer" hereunder solely for the purpose of maintaining such letters of credit, (iii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and (iv) all liabilities of the Borrowers with respect to such letters of credit shall constitute Obligations. No letter of credit converted in accordance with this subclause (ii) shall be amended, extended or renewed without the prior written consent of the Administrative Agent.

                  Section 3.02 Letter of Credit Fees. The Borrower agrees to
                               ---------------------
pay the following amounts (the "Letter of Credit Fees") with respect to
                                ---------------------
Letters of Credit issued by any Issuer:

                           (a) to the Administrative Agent for the account
of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to one quarter of one percent (0.25%) per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (x) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (y) on the Final Maturity Date;

                           (b) to the Administrative Agent for the ratable
benefit of the Lenders, with respect to each Letter of Credit, an amount equal to two percent (2.00%) per annum on the average daily outstanding balance of such Letter of Credit for the immediately preceding month (or portion thereof or, in the case of clause (y) below, since the end of the last period in respect of which such fee was paid), payable in arrears (x) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (y) on the Termination Date; provided, however, that during the continuance of an
                      --------  -------
Event of Default, the fee provided for in this clause (b) shall be payable on demand (including any amounts attributable to application of the Post-Default Rate); and

                           (c) to the Issuer of any Letter of Credit, with
respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

                                 ARTICLE IV

                    SECURITY AND ADMINISTRATIVE PRIORITY

                  Section 4.01 Collateral; Grant of Lien and Security
                               --------------------------------------
Interest.
--------

                           (a) As security for the full and timely payment
and performance of all of the Obligations each of the Loan Parties hereby, as of the Bankruptcy Court Order Entry Date, assigns, pledges and grants (or causes the assignment, pledge and grant in respect of any indirectly owned assets) to the Collateral Agent, for the benefit of the Lenders, a security interest in and to and Lien on all of the property, assets or interests in property or assets of such Person, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created, including, without limitation, all property of the "estate" (within the meaning of the Bankruptcy Code), and all accounts, inventory, goods, contract rights, instruments, documents, chattel paper, general intangibles, payment intangibles, letters of credit, letter-of-credit rights, supporting obligations, machinery and equipment, real property (including all Principal Properties (including the Additional Principal Properties)), fixtures, leases, all of the Capital Stock (whether such Capital Stock is voting or non-voting Capital Stock) in any of its direct Domestic Subsidiaries, all of the non-voting Capital Stock in any of its direct Foreign Subsidiaries, Solutia UK Holdings and Solutia UK Investments, the voting Capital Stock in any of its direct Foreign Subsidiaries, Solutia UK Holdings and Solutia UK Investments limited to 65% of all of the outstanding voting Capital Stock of such Foreign Subsidiary, all of its Capital Stock or other equity interests in Astaris LLC, Flexsys International L.P. (formerly known as Flexsys America LP), Quimica "M" S.A. de C.V. and in all other joint venture, partnership or limited liability company interests or other similar interests of such Loan Party in Persons that are not its Subsidiaries directly owned by such Loan Party, 65% of the intercompany note made by Solutia UK Investments in favor of Solutia UK Holdings in an aggregate principal amount of approximately (pound)87,000,000, money, investment property, deposit accounts, all commercial tort claims, including any and all Specified Commercial Tort Claims, and all causes of action arising under the Bankruptcy Code or otherwise, and all cash and non-cash proceeds, rents, products and profits of any of collateral described above (all property of the Loan Parties subject to the security interest referred to in this
Section 4.01(a) being hereafter collectively
---------------
referred to as the "Collateral"). Notwithstanding the foregoing, the
                    ----------
Collateral shall not include any Excluded Assets.

                           (b) Upon entry of the Bankruptcy Court Order, the
Liens and security interests in favor of the Collateral Agent referred to in
Section 4.01(a) shall be valid and perfected Liens and security interests in
---------------
the Collateral, prior to all other Liens and security interests in the Collateral, other than for the Permitted Priority Liens. Such Liens and security interests and their priority shall remain in effect until all Obligations shall have been Paid in Full (other than indemnification obligations for which no claim has been asserted).

                           (c) Notwithstanding anything herein to the
contrary (i) all proceeds received by the Agents and the Lenders from the Collateral subject to the Liens granted in this Section 4.01 and in each
                                                ------------
other Loan Document and by the Bankruptcy Court Order shall be subject to the prior payment of expenses to the extent set forth in clause "first" of
                                                                 -----
the definition of the term "Agreed Administrative Expense Priorities", and
(ii) no Person entitled to such expenses shall be entitled to sell or otherwise dispose of any Collateral.

                  Section 4.02 Administrative Priority. Subject to the
                               -----------------------
Bankruptcy Court Order, each of the Borrowers and Guarantors agrees for itself that the Obligations of such Person shall constitute allowed administrative expenses in the Chapter 11 Cases, having priority over all administrative expenses of and unsecured claims against such Person now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c), 1113 and 1114 of the Bankruptcy Code, subject only to the prior payment of expenses to the extent set forth in clause "first" of the
                                                             -----
definition of the term "Agreed Administrative Expense Priorities".

                  Section 4.03 Grants, Rights and Remedies. The Liens and
                               ---------------------------
security interests granted pursuant to Section 4.01(a) and the
                                       ---------------
administrative priority granted pursuant to Section 4.02 may be
                                            ------------
independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Bankruptcy Court Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agents and the Lenders hereunder and thereunder are cumulative.

                  Section 4.04 No Filings Required. The Liens and security
                               -------------------
interests referred to herein shall be deemed valid and perfected by entry of the Bankruptcy Court Order and entry of the Bankruptcy Court Order shall have occurred on or before the date of any Loan or the issuance of any Letter of Credit. The Collateral Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement or the Bankruptcy Court Order or any other Loan Document.

                  Section 4.05 Survival. The Liens, lien priority,
                               --------
administrative priorities and other rights and remedies granted to the Agents and the Lenders pursuant to this Agreement, the Bankruptcy Court Order and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any Borrower or any Guarantor (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                           (a) except for the expenses to the extent set
forth in clause "first" of the definition of the term "Agreed Administrative
                 -----
Expense Priorities" as set forth in Section 4.02, no costs or expenses of
                                    ------------
administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on parity with any claim of the Agents and the Lenders against any Borrower or any Guarantor in respect of any Obligation, provided that, for the avoidance of doubt, without
                   --------
affecting the priority of payment specified herein or therein, the Borrowers and the Guarantors may make the administrative expense claim payments expressly specified in Section 8.02(s)(iv) in accordance with the terms
                       -------------------
thereof;

                           (b) the Liens in favor of the Agents and the
Lenders set forth in Section 4.01(a) hereof shall constitute valid and
                     ---------------
perfected first priority Liens and security interests, subject only to Permitted Priority Liens to which such Liens and security interests may be subordinate and junior, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

                           (c) the Liens in favor of the Agents and the
Lenders set forth herein and in the other Loan Documents shall continue to be valid and perfected without the necessity that the Collateral Agent file financing statements, mortgages or otherwise perfect its Lien under applicable non-bankruptcy law.

                                 ARTICLE V

                    FEES, PAYMENTS AND OTHER COMPENSATION

                  Section 5.01 Audit and Collateral Monitoring Fees. The
                               ------------------------------------
Borrowers acknowledge that pursuant to Section 8.01(f), representatives of
                                       ---------------
the Agents may visit any or all of the Loan Parties and/or conduct audits, inspections, valuations and/or field examinations of any or all of the Loan Parties at any time and from time to time in a manner so as not to unduly disrupt the business of the Loan Parties. The Borrowers agree to pay (a) $1,250 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (b) the cost of all visits, audits, inspections, valuations and field examinations conducted by a third party on behalf of the Agents; provided, that, in the absence of a
                                       --------
Default or Event of Default, the Borrowers shall not be obligated to pay for more than (x) four financial audits in any 12 month period, (y) four inventory appraisals and one real property and fixed assets appraisal in any 12 month period, and (z) one enterprise valuation in any 12 month period, and, after the occurrence and during the continuance of a Default or Event of Default, the Borrowers shall pay for all audits, appraisals and enterprise valuations.

                  Section 5.02 Payments; Computations and Statements. (a)
                               -------------------------------------
The Borrowers will make each payment under this Agreement not later than 12:00 noon on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02(c), after receipt, the
                               ---------------
Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the
                                                        --------
Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 6.02 have been satisfied.
                                           ------------
Any amount charged to the Loan Account of the Borrowers shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02(c). The Lenders and the Borrowers confirm that any
           ---------------
charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion, provided that
                                                               --------
the Administrative Agent shall from time to time upon the request of the Collateral Agent (to the extent there exists no Event of Default and such charge does not exceed the then current Availability) or the Documentation Agent, charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                  (b) The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, any Letters of Credit issued by an Issuer for the account of the Borrowers during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrowers during such month to reimburse the Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

                  Section 5.03 Sharing of Payments, Etc. Except as provided
                               -------------------------
in Section 2.02(c), if any Lender shall obtain any payment (whether
   ---------------
voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its share of payments in accordance with the terms of this Agreement, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment with the other Lenders in accordance with and to the extent required by the terms of this Agreement; provided,
                                                           --------
however, that if all or any portion of such excess payment is thereafter
-------
recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 5.03 may, to the fullest extent permitted by
                        ------------
law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

                  Section 5.04 Apportionment of Payments. Subject to Section
                               -------------------------
2.02(c) and to the written agreement among the Agents and the Lenders:

                           (a) All payments of principal and interest in
respect of outstanding Loans, all payments in respect of the Letter of Credit Obligations, all payments of fees (other than the fees set forth in
Section 2.06, and the Fee Letter, the Letter of Credit Fees and the audit
------------
and collateral monitoring fee provided for in Section 5.01, in each case, to
                                              ------------
the extent set forth in a written agreement among the Agents and the Lenders) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

                           (b) After the occurrence and during the
continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Revolving Loan Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral:
(i) first, ratably to pay the Obligations in respect of any fees (including
    -----
any fees or charges assessed by any Issuer), expense reimbursements, indemnities and other amounts then due to the Agents or any Issuer until paid in full (other than in connection with Banking Services Obligations or Hedging Obligations); (ii) second, ratably to pay the Obligations in respect
                           ------
of any fees (including Letter of Credit Fees), expense reimbursements and indemnities then due to the Revolving Loan Lenders until paid in full (other than in connection with Banking Services Obligations or Hedging Obligations); (iii) third, ratably to pay interest due in respect of the
                    -----
Agent Advances until paid in full; (iv) fourth, ratably to pay principal of
                                        ------
the Agent Advances until paid in
full; (v) fifth, ratably to pay interest due in respect of the Revolving
          -----
Loans and Letter of Credit Obligations until paid in full; (vi) sixth,
                                                                -----
ratably to pay principal of the Revolving Loans and Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, to provide cash collateral in an amount equal to 105% of such Letter of Credit Obligations relating to Standby Letters of Credit and 107% of such Letters of Credit Obligations relating to Documentary Letters of Credit) until paid in full; (vii) seventh, ratably to pay the Obligations in
                                  -------
respect of any fees, expense reimbursements and indemnities then due to the Term Loan A Lenders and Term Loan B Lenders until paid in full (other than in connection with Banking Services Obligations or Hedging Obligations);
(viii) eighth, ratably to pay Hedging Obligations (to the extent such
       ------
Hedging Obligations have been reserved from the Borrowing Base) and Banking Services Obligations; (ix) ninth, ratably to pay interest due in respect of
                           -----
the Term Loan A and the Term Loan B until paid in full; (x) tenth, ratably
                                                            -----
to pay principal of the Term Loan A and the Term Loan B until paid in full;
(xi) eleventh, ratably to pay any other Hedging Obligations; and (xii)
     --------
twelfth, to the ratable payment of all other Obligations then due and
-------
payable.

                           (c) In each instance, so long as no Event of
Default has occurred and is continuing, Section 5.04(b) shall not be deemed
                                        ---------------
to apply to any payment by the Borrowers specified by the Administrative Borrower to the Administrative Agent to be for the payment of the principal of or interest on the Term Loan A or the Term Loan B or other related Obligations then due and payable under any provision of this Agreement or the payment of all or part of the principal of the Term Loan A or the Term Loan B in accordance with the terms and conditions of Section 2.05(d).
                                                      ---------------

                  Section 5.05 Increased Costs and Reduced Return. (a) If
                               ----------------------------------
any Lender, any Agent or any Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender, any Agent or any Issuer or any Person controlling any such Lender, any such Agent or such Issuer with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender, any Agent or any Issuer or any Person controlling any such Lender, any such Agent or such Issuer (in each case, whether or not having the force of law), shall (i) subject any Lender, any Agent or any Issuer, or any Person controlling any such Lender, any such Agent or such Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or such Agent or any Letter of Credit issued by such Issuer, or change the basis of taxation of payments to any Lender, any Agent or any Issuer or any Person controlling any such Lender, any such Agent or such Issuer of any amounts payable hereunder (except for taxes on the overall net income of any Lender, any Agent or any Issuer or any Person controlling any such Lender, any such Agent or such Issuer and any Taxes included or excluded by Section 2.08),
                                                           ------------
(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender, any Agent or any Issuer or any Person controlling any such Lender, any such Agent or any such Issuer or (iii) impose on any Lender, any Agent or any Issuer or any Person controlling any such Lender, any such Agent or any such Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses
(i), (ii) or (iii) above shall be to increase the cost to any Lender, any Agent or any Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by any Lender, any Agent or any Issuer hereunder, then, upon demand by any such Lender, any such Agent or any Issuer, the Borrowers shall pay to such Lender, such Agent or any Issuer such additional amounts as will compensate such Lender, such Agent or any Issuer for such increased costs or reductions in amount; provided, that
                                                             --------
the Borrowers shall not be required to compensate any Lender, any Agent or any Issuer for any amounts incurred more than 180 days prior to the date such Person notifies the Administrative Borrower that it intends to claim such compensation therefor.

                           (b) If any Lender, any Agent or any Issuer shall
have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender, any Agent or any Issuer or any Person controlling such Lender, such Agent or any Issuer with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender, any Agent or any Issuer or any Person controlling such Lender, such Agent or any Issuer, and any Lender, any Agent or any Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letter of Credit issued or any participation with respect thereto, any Lender's, any Agent's or any Issuer's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender's, any Agent's or any Issuer's any such other controlling Person's capital to a level below that which such Lender, such Agent or such Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letter of Credit issued, or any participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Lender's, such Agent's or such Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, such Agent's or such Issuer's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender, any Agent or such Issuer, the Borrowers shall pay to such Lender, such Agent or such Issuer from time to time such additional amounts as will compensate such Lender, such Agent or such Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, such Agent's or such Issuer's or such other controlling Person's capital; provided, that the Borrowers shall not be
                              --------
required to compensate any Lender, any Agent or any for any amounts incurred more than 180 days prior to the date such Person notifies the Administrative Borrower that it intends to claim such compensation therefor.

                           (c) All amounts payable under this Section 5.05
                                                              ------------
shall bear interest from the date that is ten (10) days after the date of demand by any Lender, any Agent or any Issuer until payment in full to such Lender, such Agent or such Issuer at the Reference Rate. A certificate of such Lender, such Agent or such Issuer claiming compensation under this
Section 5.05, specifying the event herein above described and the nature of
------------
such event shall be submitted by such Lender, such Agent or such Issuer to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's, such Agent's or such Issuer's reasons for invoking the provisions of this Section 5.05, and shall be final
                                            ------------
and conclusive absent manifest error.

                  Section 5.06 Joint and Several Liability of the Borrowers.
                               --------------------------------------------
(a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 5.06), it
                                                       ------------
being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 5.06 constitute
                                                   ------------
the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

                           (b) The provisions of this Section 5.06 are made
                                                      ------------
for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any other Borrower or to exhaust any remedies available to it or them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 5.06 shall remain in effect until all
                               ------------
of the Obligations shall have been Paid in Full.

                           (c) Each of the Borrowers hereby agrees that it
will not enforce any of its rights of contribution or subrogation against the other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been Paid in Full. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, until the Obligations shall have been Paid in Full.

                                 ARTICLE VI

                             CONDITIONS TO LOANS

                  Section 6.01 Conditions Precedent to Facility
                               --------------------------------
Effectiveness. This Agreement shall become effective as of the Business Day
-------------
(the "Facility Effective Date") when each of the following conditions
      -----------------------
precedent shall have been satisfied in a manner satisfactory to the Administrative Agent:

                           (a) Bankruptcy Court Order. The Bankruptcy Court
                               ----------------------
Order shall have been entered by the Bankruptcy Court and the Administrative Agent shall have received a true and complete copy of such order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Agents, the Required Lenders and the Borrowers, which consent shall not be unreasonably withheld in the case of ministerial amendments or modifications.

                           (b) Payment of Fees, Etc. The Borrowers shall
                               ---------------------
have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.06, the Fee Letter and Section
                                   ------------                     -------
13.04.
-----

                           (c) Representations and Warranties; No Event of
                               -------------------------------------------
Default. The following statements shall be true and correct: (i) the
-------
representations and warranties contained in ARTICLE VII and in each other
                                            -----------
Loan Document, certificate or other writing delivered to any Agent, any Lender or any Issuer pursuant hereto or thereto on or prior to the Facility Effective Date are true and correct on and as of the Facility Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Facility Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

                           (d) Legality. The making of the initial Loans or
                               --------
the issuance of any Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or any Issuer.

                           (e) Delivery of Documents. The Administrative
                               ---------------------
Agent and the Collateral Agent shall have received on or before the Facility Effective Date the following, each in form and substance satisfactory to each of the Administrative Agent and the Collateral Agent and, unless indicated otherwise, dated on or as of the Facility Effective Date:

                                   (i) a Mortgage, duly executed by the
applicable Loan Party, with respect to each Principal Property (including, without limitation, each Additional Principal Property, but excluding the Krummrich Property);

                                   (ii) [intentionally omitted];

                                   (iii) the Fee Letter, duly executed by
the Borrowers;

                                   (iv) a copy of the resolutions of each
Loan Party, certified as of the Facility Effective Date by a Secretary or an Assistant Secretary thereof, authorizing (A) the

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

borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                                   (v) a certificate of a Secretary or an
Assistant Secretary of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                                   (vi) to the extent required by the
Collateral Agent, a certificate of the appropriate official(s) of the state or other applicable jurisdiction of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states or other applicable jurisdiction and certified as of a recent date not more than 30 days prior to the Facility Effective Date, together, if requested by the Collateral Agent, with confirmation by telephone or telecopy (where available) on the Facility Effective Date from such official(s) as to such matters;

                                   (vii) a copy of the charter and by-laws,
limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Facility Effective Date by a Secretary or an Assistant Secretary of such Loan Party;

                                   (viii) an opinion of Gibson, Dunn &
Crutcher LLP, counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent;

                                   (ix) a certificate of an Authorized
Officer of each Loan Party, certifying as to the matters set forth in clause
(c) of this Section 6.01;
            ------------

                                   (x) a certificate of a Secretary or an
Assistant Secretary of the Administrative Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the other Loan Documents;

                                   (xi) a copy of the Financial Statements
and the financial projections described in Section 7.01(g)(ii), certified as
                                           -------------------
of the Facility Effective Date as true and correct by an Authorized Officer of the Parent, which certification, in the case of the financial projections, shall certify that such projections have been prepared on a reasonable basis and in good faith and are based on assumptions believed by the Borrowers to be reasonable at the time made and from the best information then available to the Borrowers; and

                                   (xii) such other agreements, instruments,
approvals, opinions and other documents, each satisfactory to the Administrative Agent in form and substance, as the Administrative Agent may reasonably request.

                           (f) Material Adverse Effect. The Administrative
                               -----------------------
Agent shall have determined, in its sole judgment, that, no event or development shall have occurred since the Filing Date which could have a Material Adverse Effect.

                           (g) Priority. The Collateral Agent shall be
                               --------
satisfied that it has been granted, and holds, for the benefit of the Lenders, a perfected, first priority Lien on, and security interest in, all of the Collateral described in Section 4.01(a)(i), subject only to Permitted
                               ------------------
Priority Liens.

                           (h) Approvals. All consents, authorizations and
                               ---------
approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans shall have been obtained and shall be in full force and effect.

                           (i) Proceedings; Receipt of Documents. All
                               ---------------------------------
proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Administrative Agent or such counsel may reasonably request.

                           (j) Pre-Petition Obligations. The Pre-Petition
                               ------------------------
Obligations (other than indemnification obligations for which no claim has been asserted) shall have been Paid in Full with the proceeds of the initial Loans (and each Pre-Petition Letter of Credit shall be treated as set forth in clause (l) of this Section 3.01) on the Facility Effective Date.
                      ------------

                           (k) Post-Petition Obligations. The Post-Petition
                               -------------------------
Obligations (other than indemnification obligations for which no claim has been asserted) shall have been Paid in Full with the proceeds of the initial Loans on the Facility Effective Date.

                           (l) Availability. After giving effect to all
                               ------------
Loans to be made on the Facility Effective Date and the Letters of Credit to be issued on the Facility Effective Date, (i) Availability shall not be less than $20,000,000 (calculated without giving effect to any cash of any Loan Party unless such cash has been delivered to the Administrative Agent) and
(ii) all liabilities of the Loan Parties shall be in accordance with recent historical standards. The Administrative Borrower shall deliver to the Collateral Agent a certificate of the chief financial officer of the Administrative Borrower certifying as to the matters set forth in clauses
(i) and (ii) above and containing the calculation of Availability.

                           (m) [intentionally omitted]

                           (n) Pledge Agreements. A Pledge Agreement, duly
                               -----------------
executed by each Loan Party, together with the original stock certificates representing (A) all of the Capital Stock of such Loan Party's directly owned Domestic Subsidiaries, and (B) all of the non-voting Capital Stock, and the voting Capital Stock equal to 65% of all of the outstanding voting Capital Stock, of such Loan Party's directly owned Foreign Subsidiaries (other than Vianova Resins Canada Inc., Solutia Colombia Ltd., Solutia GOM India Coatings Materials Pty. Ltd., Solutia China Ltd.) and of

Solutia UK Holdings and Solutia UK Investments, and all intercompany promissory notes evidencing Indebtedness owing to such Loan Parties (other than in the case of the intercompany convertible bond made by Solutia Europe to Solutia Investments LLC and Monchem International, Inc., which shall be limited to 65% of the interest of Solutia Investments LLC and Monchem International, Inc. in such convertible bond (and which the Loan Parties will be permitted to convert all or a portion thereof in order to comply with capital adequacy requirements under the laws of Belgium on terms and conditions reasonably satisfactory to the Collateral Agent)), accompanied by undated stock powers executed in blank and other proper instruments of transfer.

                  Section 6.02 Conditions Precedent to All Loans and Letters
                               ---------------------------------------------
of Credit. The obligation of any Agent or any Lender to make any Loan or of
---------
any Issuer to issue any Letter of Credit on or after the Facility Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

                           (a) Payment of Fees, Etc. The Borrowers shall
                               ---------------------
have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.06 and Section 13.04.
            ------------     -------------

                           (b) Representations and Warranties; No Event of
                               -------------------------------------------
Default. The following statements shall be true and correct, and the
-------
submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan, and the issuance of each Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in ARTICLE
                                                                    -------
VII and in each other Loan Document, certificate or other writing delivered
---
to any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or the issuance of such Letter of Credit are true and correct on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and (iii) the conditions set forth in this Section 6.02 have been satisfied as of the date
                             ------------
of such request.

                           (c) Legality. The making of such Loan or the
                               --------
issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or any Issuer.

                           (d) Notices. The Administrative Agent shall have
                               -------
received a Notice of Borrowing pursuant to Section 2.02.
                                           ------------

                           (e) Delivery of Documents. The Administrative
                               ---------------------
Agent and the Collateral Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to such Agents, as any such Agent may reasonably request.

                  Section 6.03 Proceedings; Receipt of Documents. All
                               ---------------------------------
proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions


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
contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Administrative Agent and the Collateral Agent and their counsel, and the Administrative Agent and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, as such Agents or such counsel may reasonably request.

                                ARTICLE VII

                       REPRESENTATIONS AND WARRANTIES

                  Section 7.01 Representations and Warranties. Each Loan
                               ------------------------------
Party hereby represents and warrants to the Agents, the Lenders and the Issuers as follows:

                           (a) Organization, Good Standing, Etc. Each Loan
                               ---------------------------------
Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization except to the extent that the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, (ii) subject to the entry and the terms of the Bankruptcy Court Order, has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                           (b) Authorization, Etc. The execution, delivery
                               -------------------
and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties (other than conflicts, breaches and defaults, the enforcement of which will be stayed by virtue of the filing of the Chapter 11 Cases), or any order or decree of any court or Governmental Authority (including, without limitation, any order entered in the Chapter 11 Cases), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its material properties, and (iv) do not and will not result in any material default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

                           (c) Governmental Approvals. Except for the entry
                               ----------------------
of the Bankruptcy Court Order, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

                           (d) Execution and Binding Effect. Subject to the
                               ----------------------------
entry of, and the terms of, the Bankruptcy Court Order, this Agreement and each of the other Loan Documents, when delivered hereunder, is or will be, duly and validly executed and delivered by each of the Loan Parties which is a party hereto or thereto and constitutes legal, valid and binding obligations of each of the Loan Parties which is a party hereto or thereto, enforceable in accordance with the terms hereof or thereof.

                           (e) Subsidiaries. Schedule 7.01(e) is a complete
                               ------------  ----------------
and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of the Subsidiaries of the Parent in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, on the Facility Effective Date all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. Except as set forth on Schedule 7.01(e), there are
                                               ----------------
no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.
Schedule 7.01(e) identifies, as of the Facility Effective Date, each
----------------
Significant Subsidiary and each "Restricted Subsidiary" as such term is defined under each of the Euro Indenture, the 1997 Indenture and the 2009
Note Indenture.

                           (f) Litigation; Commercial Tort Claims. Except as
                               ----------------------------------
set forth in Schedule 7.01(f), and excluding pre-petition litigations that
             ----------------
are stayed by 11 U.S.C. Section 362, (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or its properties before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Facility Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

                           (g) Financial Condition.
                               -------------------

                                   (i) The Financial Statements, copies of
which have been delivered to each Agent and each Lender, fairly present, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, other than with respect to interim Financial Statements, year end audit adjustments and the absence of footnotes and since the Filing Date no event or development has occurred that has had or could have a Material Adverse Effect, except as disclosed in the Parent's public filings with the SEC prior to the Facility Effective Date.

                                   (ii) On or before the Facility Effective
Date, the Parent has heretofore furnished to each Agent and each Lender (A) projected monthly balance sheets,


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

income statements and statements of cash flows of the Parent and its Subsidiaries for the period from December 2003 through December 2004, and
(B) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2004 through 2005, which projected financial statements shall be updated from time to time pursuant Section 8.01(a)(vii). Such projections, as so
                           --------------------
updated, shall be believed by the Parent at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Parent, and shall have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and the Parent shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

                           (h) Compliance with Law, Etc. No Loan Party is in
                               -------------------------
violation of (i) its organizational documents, or (ii) any material law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, except to the extent, in the case of clause (ii) (A) that the enforcement of any such violation is stayed by virtue of the filing of the Chapter 11 cases, or (B) that it is subject to a Good Faith Belief of Stay; and no Default or Event of Default has occurred and is continuing.

                           (i) ERISA. Except as set forth on Schedule
                               -----                         --------
7.01(i), (i) each Employee Plan is in compliance in all material respects
-------
with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred on or prior to the Facility Effective Date nor is reasonably expected to result in a Material Adverse Effect after the Facility Effective Date with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct in all material respects and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code or Section 4068 of ERISA. Except as set forth on
Schedule 7.01(i), no Loan Party or any of its ERISA Affiliates has incurred
----------------
any withdrawal liability in excess of $1,000,000 under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates or any fiduciary of any Employee Plan has (A) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (B) failed to pay any required installment or other payment required under
Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (C) engaged in a transaction within the meaning of Section 4069 of ERISA or (D) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Except as set forth on Schedule 7.01(i), there are no pending or, to the best knowledge of
         ----------------
any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (x) any Employee Plan or its assets,
(y) any fiduciary with respect to any Employee Plan, or (z) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as set forth on Schedule 7.01(i) and except as required by Section 4980B of the
             ----------------
Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

                           (j) Taxes, Etc. All Federal and all material
                               -----------
foreign, state and local tax returns and other material reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, all such tax returns are true, complete and correct in all material respects to the knowledge of the Loan Parties and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any applicable penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or to the extent that such payment or any enforcement action is stayed as a result of the Chapter 11 Cases.

                           (k) Regulations T, U and X. No Loan Party is or
                               ----------------------
will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                           (l) Nature of Business. No Loan Party is engaged
                               ------------------
in any business other than as described in the Parent's Form 10-K filed on March 6, 2003 with the SEC.

                           (m) Adverse Agreements, Etc. No Loan Party is a
                               ------------------------
party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

                           (n) Permits, Etc. Each Loan Party has, and is in
                               -------------
compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which if not obtained, could reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, results in, or with the giving of notice or lapse of time or both, would result in, the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not reasonably be expected to have a Material Adverse Effect.


                                   - 76 -

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

                           (o) Properties. (i) Each Loan Party has good and
                               ----------
marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                                   (ii) Schedule 7.01(o) sets forth a
                                        ----------------
complete and accurate list, as of the Facility Effective Date, of the location, by state and street address, of all real property of each Loan Party with (A) a Current Value in excess of $1,000,000 in the case of a fee interest, or (B) requiring the payment of annual rent exceeding in the aggregate $100,000 in the case of leasehold interest. As of the Facility Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 7.01(o) to which it is a party. Schedule 7.01(o) sets
             ----------------                         ----------------
forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 7.01(o). To the best knowledge of any
                              ----------------
Loan Party, no other party to any such Lease is in default of its material obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Facility Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease, except any such default the enforcement of which is stayed by virtue of the filing of the Chapter 11 Cases.

                           (p) Full Disclosure. Each Loan Party has
                               ---------------
disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan
--------
Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

                           (q) Operating Lease Obligations. On the Facility
                               ---------------------------
Effective Date, none of the Loan Parties has any Operating Lease Obligations with annual payments in excess of $100,000 other than the Operating Lease Obligations set forth on Schedule 7.01(q).
                         ----------------

                           (r) Environmental Matters.
                               ---------------------

                                   (i) Except as set forth on Part A of
Schedule 7.01(r) and except to the extent that such compliance or any
----------------
enforcement action is stayed as a result of the Chapter 11 Cases or is subject to a Good Faith Belief of Stay, each Loan Party's businesses,

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

operations, properties (including, without limitation, the Principal Properties) and assets are in material compliance with all Environmental Laws applicable thereto;

                                   (ii) except as set forth on Part A of
Schedule 7.01(r) and except to the extent that such compliance or any
----------------
enforcement action is stayed as a result of the Chapter 11 Cases or is subject to a Good Faith Belief of Stay, each Loan Party has obtained and is in compliance with all material Environmental Permits necessary to operate, use or occupy all of such Loan Party's businesses, operations, properties (including, without limitation, the Principal Properties) and assets;

                                   (iii) each Loan Party has obtained and is
in compliance with all financial assurance requirements under RCRA and any similar Environmental Law, as specifically set forth but not limited to 40 C.F.R. 264 and 265, necessary to operate, use or occupy all of such Loan Party's businesses, operations, properties (including, without limitation, the Principal Properties), and assets, except to the extent that such compliance or any enforcement action is stayed as a result of the Chapter 11 Cases or is subject to a Good Faith Belief of Stay;

                                   (iv) except as set forth on Part A of
Schedule 7.01(r) and except to the extent that such compliance or any
----------------
enforcement action is stayed as a result of the Chapter 11 Cases or is subject to a Good Faith Belief of Stay, each Loan Party is in material compliance with all applicable writs, orders, consent decrees, judgments, and injunctions by any Governmental Authority, and all decrees, informational requests or demands issued pursuant to any Environmental Laws, and any Loan Party's failure to comply has not resulted in any Governmental Authority seeking to enforce the terms and conditions of said writ, order, consent decrees, judgments and injunctions;

                                   (v) there are no Environmental Liens
associated or, to the best knowledge of each Loan Party, threatened to be associated with any Loan Parties' businesses, operations, properties (including, without limitation, the Principal Properties) and assets;

                                   (vi) all representations, including,
without limitation, applications, warranty statements and accompanying materials provided in support of such representations, provided by any Loan Party to obtain insurance, are truthful and complete in all respects, and the Loan Parties have done nothing to prejudice their rights to obtain the benefits of their insurance by failing to comply with any of the provisions, conditions or requirements of their policies of insurance;

                                   (vii) except as set forth on Part B of
Schedule 7.01(r), there has been no Release at any of the properties
----------------
currently or previously owned or operated by any Loan Party or a corporate predecessor that may result in any Environmental Liabilities and Costs in excess of $100,000 related to any individual property;

                                   (viii) except as set forth on Part B of
Schedule 7.01(r), there have been no Releases at any disposal or treatment
----------------
facility which received Hazardous Materials Handled by any Loan Party or any corporate predecessor that resulted in any Environmental Liabilities and Costs in excess of $100,000 at any individual facility;

                                   (ix) except as set forth on Schedule
                                                               --------
7.01(f) and Part B of Schedule 7.01(r), no Environmental Action has been
-------               ----------------
asserted against any Loan Party or any corporate predecessor nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any corporate predecessor that may result in Environmental Liabilities and Costs in excess of $100,000;

                                   (x) except as set forth on Schedule
                                                              --------
7.01(f) and Part B of Schedule 7.01(r), no Environmental Action has been
-------               ----------------
asserted against any facilities that may have received Hazardous Materials Handled by any Loan Party or any corporate predecessor that resulted in Environmental Liabilities and Costs in excess of $100,000;

                                   (xi) except as set forth on Part B of
Schedule 7.01(r), no property now or formerly owned or operated by a Loan
----------------
Party has been used as a treatment, storage or disposal site by a Loan Party for any Hazardous Material that may result in Environmental Liabilities and Costs in excess of $100,000;

                                   (xii) no Loan Party has failed to report
to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws;

                                   (xiii) except as set forth on Part A of
Schedule 7.01(r), no Loan Party has received any written notification
----------------
pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Law or Environmental Permit or
(B) any Environmental Permit referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated;

                                   (xiv) except as set forth on Part A of
Schedule 7.01(r), no Governmental Authority has asserted any monetary
----------------
obligations, losses, liabilities, damages or costs and expenses incurred as a result of any Remedial Action performed or to be performed at any of the properties (including, without limitation, the Principal Properties) currently operated by the Loan Parties, that have not been reimbursed or otherwise paid;

                                   (xv) the Environmental Liabilities and
Costs set forth on Part B of Schedule 7.01(r), have been calculated in
                             ----------------
accordance with GAAP;

                                   (xvi) based upon the best information
available to the Loan Parties on the Facility Effective Date, the Loan Parties have a good faith belief that they will not exceed by ten percent (10%) any of the annual or aggregate Environmental Liabilities and Costs for each of the "Operating Facilities" set forth on Part B of Schedule 7.01(r);
                                                          ----------------
and

                                   (xvii) based upon the best information
available to the Loan Parties on the Facility Effective Date, the Loan Parties have a good faith belief that they will not exceed by ten percent (10%) any of the annual or aggregate Environmental Liabilities and Costs for all of "Non-Operating Facilities and Superfund Sites" as set forth on Part B of Schedule 7.01(r).
   ----------------

                           (s) Insurance. Each Loan Party keeps its property
                               ---------
adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary for companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 7.01(s) sets
                                                  ----------------
forth a list of all insurance maintained by each Loan Party on the Facility Effective Date.

                           (t) Use of Proceeds. The proceeds of the Loans
                               ---------------
shall be used (i) on the Facility Effective Date, such that all of the Pre-Petition Obligations and all of the Post-Petition Obligations are Paid in Full (other than indemnification obligations for which no claim has been asserted), (ii) to pay fees and expenses in connection with the transactions contemplated hereby and (iii) to fund working capital of the Borrowers and the Guarantors (including, without limitation, prior to the Carve-Out Expenses Period, payments of fees and expenses to professionals under Sections 328 and 331 of the Bankruptcy Code and administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Borrowers and the Guarantors or otherwise approved by the Bankruptcy Court (and not otherwise prohibited under this Agreement), subject to the priorities set forth in the definition of the term "Agreed Administrative Expense Priorities" herein). Letters of Credit issued hereunder will be used to backstop the Pre-Petition Letters of Credit, support the Loan Parties' obligations under the Astaris Guaranty and for other general corporate and working capital purposes.

                           (u) Location of Bank Accounts. On the Facility
                               -------------------------
Effective Date, Schedule 7.01(u) sets forth a complete and accurate list of
                ----------------
all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e.,
                                                                    ----
the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

                           (v) Intellectual Property. Except as set forth on
                               ---------------------
Schedule 7.01(v), each Loan Party owns or licenses or otherwise has the
----------------
right to use all licenses, service marks, tradenames, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications and other intellectual property rights that are necessary for the operation of its business, without infringement or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on
Schedule 7.01(v) is a complete and accurate list as of the Facility
----------------
Effective Date of all such licenses (other than such licenses having a value of less than $1,000,000 or involving aggregate consideration payable by or to any Loan Party which is less than $1,000,000), tradenames, patents, patent applications, registered trademarks and service marks, trademark and service mark applications, registered copyrights, copyright applications, internet domain names and other intellectual property rights of each Loan Party, in each case, to the extent such intellectual property rights or other rights are necessary for the operation of its business. No slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                           (w) Material Contracts. Set forth on Schedule
                               ------------------               --------
7.01(w) is a complete and accurate list as of the Facility Effective Date of
-------
all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. As of the Facility Effective Date, each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto, except any such default the enforcement of which is stayed by virtue of the filing of the Chapter 11 Cases.

                           (x) Holding Company and Investment Company Acts.
                               -------------------------------------------
None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                           (y) Employee and Labor Matters. Except as set
                               --------------------------
forth on Schedule 7.01(y), there is (i) no unfair labor practice complaint
         ----------------
pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance that would be material to the business of any Loan Party or arbitration proceeding pending or, to the best knowledge of any Loan Party, threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of any Loan Party, threatened against any Loan Party (that would be material to the business of any Loan Party) and
(iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. Except as set forth on Schedule 7.01(y), no Loan Party or
                                          ----------------
any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar
                                                        ----
state or foreign law, which remains unpaid or unsatisfied. Except as set forth on Schedule 7.01(y), the hours worked and payments made to employees
         ----------------
of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements other than violations of immaterial obligations of any Loan Party resulting in immaterial liabilities incurred by any Loan Party. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

                           (z) Customers and Suppliers. There exists no
                               -----------------------
actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand, which, in case of either clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect.

                           (aa) Name; Jurisdiction of Organization;
                                -----------------------------------
Organizational ID Number; Chief Place of Business; Chief Executive Office;
--------------------------------------------------------------------------
FEIN. Schedule 7.01(aa) sets forth a complete and accurate list as of the
----
date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

                           (bb) Locations of Collateral. There is no
                                -----------------------
location at which any Loan Party has any Collateral (except for Inventory in transit) with an aggregate Book Value in excess of $500,000 other than (i) those locations listed on Schedule 7.01(bb) and (ii) any other locations
                          -----------------
approved in writing by the Collateral Agent (and, with respect to Inventory, the Administrative Agent) from time to time. Schedule 7.01(bb) contains a
                                             -----------------
true, correct and complete list, as of the Facility Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

                           (cc) Administrative Priority; Lien Priority.
                                --------------------------------------

                                   (i) After the Bankruptcy Court Order
Entry Date, the Obligations of the Borrowers and the Guarantors will constitute allowed administrative expenses in the Chapter 11 Cases, having priority in payment over all other administrative expenses and unsecured claims against the Borrowers and the Guarantors now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c), 1113
and 1114 of the Bankruptcy Code, subject only to the prior payment of expenses to the extent set forth in clause "first" of the definition of the
                                            -----
term "Agreed Administrative Expense Priorities".

                                   (ii) Upon entry of the Bankruptcy Court
Order, the Lien and security interest of the Collateral Agent on the Collateral shall be a valid and perfected first priority Lien, subject only to Permitted Priority Liens.

                           (dd) The Bankruptcy Court Order is in full force
and effect, and has not been reversed, modified, amended, stayed or vacated absent the written consent of the Agents, the Required Lenders and the Borrowers, which consent shall not be unreasonably withheld in the case of ministerial amendments or modifications.

                           (ee) Appointment of Trustee or Examiner;
                                -----------------------------------
Liquidation. No order has been entered in any Chapter 11 Case (i) for the
-----------
appointment of a Chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or
(iii) to convert any Chapter 11 Case to a Chapter 7 case or to dismiss any Chapter 11 Case.

                           (ff) Schedules. All of the information which is
                                ---------
required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

                                ARTICLE VIII

                        COVENANTS OF THE LOAN PARTIES

                  Section 8.01 Affirmative Covenants. So long as any
                               ---------------------
principal of or interest on any Loan, Letter of Credit Obligation or any other Obligation (whether or not due), other than indemnification obligations for which no claim has been asserted, shall remain unpaid or any Lender shall have any Revolving Credit Commitment or Term Loan Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

                           (a) Reporting Requirements. Furnish (which may be
                               ----------------------
effectuated via electronic mail in accordance with the electronic mail address designated by each Agent and each Lender to the Administrative Borrower in writing, provided that, (x) if any such Agent or any such Lender requests that such reports or other information be delivered by mail, telecopier or courier, then such reports or other information shall be delivered by such manner in accordance with Section 13.01 and (y) with
                                            -------------
respect to clauses (viii), (ix), (x), (xi), (xii), (xiii), (xvii), and (xviii) below, delivery of such reports or other information may be effectuated via electronic mail so long as such reports or other information are promptly delivered by mail, telecopier or courier in accordance with
Section 13.01 after delivery by electronic mail) to each Agent and each
-------------
Lender:

                                   (i) upon the earlier of (A) five (5)
Business Days after the public filing with the SEC of the Parent's SEC Form 10-Q and (B) 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries, commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Facility Effective Date, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries and of the Designated A Business Segment, the Designated B Business Segment and the Designated C Business Segment (provided that, solely with respect to the Designated A Business Segment, the Designated B Business Segment and the Designated C Business Segment, the Loan Parties may deliver a "statement of capital employed" in lieu of the consolidated and consolidating balance sheets and retained earnings statements), each as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries and of the Designated A Business Segment, the Designated B Business Segment and the Designated C Business Segment, each as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries and of the Designated A Business Segment, the Designated B Business Segment and the Designated C Business Segment for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to normal year-end audit adjustments and the absence of footnotes;

                                   (ii) upon the earlier of (A) five (5)
Business Days after the public filing with the SEC of the Parent's SEC Form 10-K and (B) 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries and of the Designated A Business Segment, the Designated B Business Segment and the Designated C Business Segment (provided that, solely with respect to the Designated A Business Segment, the Designated B Business Segment and the Designated C Business Segment, the Loan Parties may deliver a "statement of capital employed" in lieu of the consolidated and consolidating balance sheets and retained earnings statements), each as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and in the case of the Parent and its Subsidiaries, accompanied by a report and an unqualified opinion (except with respect to a "going concern" qualification), prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Administrative Agent and the Collateral Agent (which opinion shall be without (A) any qualification or exception as to the scope of such audit, or (B) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 8.03),
                                                           ------------
together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                                   (iii) as soon as available, and in any
event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Facility Effective Date, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries and of the Designated C Business Segment (provided that, solely with respect to the Designated C Business Segment, the Loan Parties may deliver a "statement of capital employed" in lieu of the consolidated and consolidating balance sheets and retained earnings statements), each as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries and of the Designated C Business Segment, each for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to normal quarterly or year-end adjustments, including audit adjustments (which include restructuring actions, pension and other post-employment benefit true-ups, asset impairment or manufacturing facility shut-down charges, environmental remediation reserve true-ups, incentive compensation accruals, significant litigation activity and gains and losses on significant asset dispositions and divestitures) and the absence of footnotes;

                                   (iv) simultaneously with the delivery of
the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 8.01(a), a certificate of an
                                    ---------------
Authorized Officer of the Parent (I) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto, and (II) attaching a schedule showing the calculations specified in Section 8.03;
                              ------------

                                   (v) as soon as available and in any event
within ten (10) Business Days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Facility Effective Date, (A) reports as required by Section 9.03(a)(ii), in form and detail satisfactory
                       -------------------
to the Agents and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete, (B) a discussion of any reduction of the federal net operating losses of the Parent and its Subsidiaries, as a result of any dividends or other distributions from the Foreign Subsidiaries to the Loan Parties or any Domestic Subsidiaries during such month, and (C) a report on any United States taxes (including, without limitation, real estate or excise taxes) due and payable during such period and evidence of payment of any such taxes;

                                   (vi) as soon as available and in any
event within three (3) Business Days after the end of each week commencing with the first week ending after the Facility Effective Date, a Borrowing Base Certificate, current as of the close of business on the Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may request from time to time, provided that (A) the Borrowing Base set forth in
                           --------
the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless the Administrative Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Administrative Borrower and (B) in the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, the Administrative Agent's good faith judgment shall control;

                                   (vii) as soon as available and in any
event not later than December 1 of each Fiscal Year, financial projections, supplementing and superseding the financial projections referred to in
Section 7.01(g)(ii), prepared on a monthly basis and otherwise in form and
-------------------
substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and for the Designated A Business Segment, the Designated B Business Segment and the Designated C Business Segment, such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                                   (viii) promptly after submission to any
Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party (unless, in the written opinion of counsel of such Loan Party, such disclosure would be unlawful) other than routine or non-material inquiries by such Governmental Authority;

                                   (ix) as soon as possible, and in any
event within three (3) Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or such other event or development and the action which the affected Loan Party proposes to take with respect thereto;

                                   (x) (A) as soon as possible and in any
event within fifteen (15) days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within ten (10) days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three (3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within ten
(10) days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                                   (xi) promptly after the commencement
thereof but in any event not later than five (5) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                                   (xii) as soon as possible and in any
event within five (5) Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

                                   (xiii) as soon as possible and in any
event within five (5) Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with (A) any Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party or of Solutia Europe or any of its Subsidiaries (provided that, nothing in this clause
(xiii) shall be deemed to permit such Disposition) or (B) the Euro
Restructuring;

                                   (xiv) promptly, and in any event within
five (5) Business Days after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness (including, without limitation, any 2009 Note Holder, any holder of the 1997 Debentures or the Euro Notes and any agent or trustee in connection therewith) or its securities or files with the SEC or any national (domestic or foreign) securities exchange, except filings on SEC Form S-8;

                                   (xv) promptly, and in any event within
five (5) Business Days upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

                                   (xvi) not later than Friday of every
calendar week, an updated 13 week cash flow projection, supplementing and superseding the most recent cash flow projections delivered hereunder, with a comparison of budget to actual and an explanation of any changes thereto, together with appropriate supporting details and a statement of underlying assumptions, such projections to be prepared on a reasonable basis and in good faith and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                                   (xvii) promptly after the filing thereof,
copies of all pleadings, motions, applications, financial information and other papers and documents filed by any Loan Party in the Chapter 11 Cases, which papers and documents shall also be given or served on the Collateral Agent's and the Administrative Agent's counsel;

                                   (xviii) promptly after the sending
thereof, copies of all written reports given by any Loan Party to any official or unofficial creditors' committee in the Chapter 11 Cases, other than any such reports subject to privilege;

                                   (xix) [intentionally omitted]; and

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

                                   (xx) promptly upon request, such other
information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

                           (b) Additional Guaranties and Collateral
                               ------------------------------------
Security. Cause:
---------------

                                   (i) each Domestic Subsidiary of any Loan
Party not in existence on the Facility Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within ten (10) Business Days after the formation, acquisition or change in status thereof
(A) a Guaranty guaranteeing the Obligations, (B) a security agreement in form and substance satisfactory to the Collateral Agent, if required by the Collateral Agent, (C) if such Domestic Subsidiary has any Subsidiaries, a Pledge Agreement, if required by the Collateral Agent, together with (x) certificates evidencing all of the Capital Stock of any Person directly owned by such Subsidiary (other than a Foreign Subsidiary) and, in the case of a directly owned Foreign Subsidiary, all of the non-voting Capital Stock and 65% of the voting Capital Stock of such Foreign Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares,
(D) one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (except, in respect of first priority, any Permitted Priority Lien) on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof (or such other survey thereof as shall be satisfactory to the Collateral Agent, and otherwise in form and substance acceptable to the Collateral Agent in its sole discretion, exercised reasonably) and a surveyor's certificate, each in form and substance satisfactory to the Collateral Agent in its sole discretion, exercised reasonably, together with such other agreements, instruments and documents as the Collateral Agent may require whether comparable to the documents required under Section 8.01(m) or otherwise, and
                                           ---------------
(E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such security agreement, Pledge Agreement, or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                                   (ii) each owner of the Capital Stock of
any such Subsidiary to execute and deliver promptly and in any event within ten (10) Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, if required by the Collateral Agent, together with (A) certificates evidencing (x) in the case such Subsidiary is a directly owned Domestic Subsidiary, all of the Capital Stock of such Subsidiary, (y) in the case such Subsidiary is a directly owned Foreign Subsidiary, all of the non-voting Capital Stock and 65% of the voting Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Collateral Agent.

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

                           (c) Compliance with Laws, Etc. Comply, and cause
                               --------------------------
each of its Subsidiaries to comply, in all material respects with all applicable material laws, rules, regulations and orders (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, other than, in the case of clauses (i) and (ii) above, taxes, assessments and governmental charges and levies and other claims the aggregate amount of which does not at any time exceed $1,000,000, or to the extent that such compliance or payment or any enforcement action is stayed as a result of the Chapter 11 Cases, and, in the case of Environmental Laws, as such compliance may otherwise be subject to a Good Faith Belief of Stay expressly set forth in clauses (ii), (ix) and (xi) of Section 8.01(j).
                                  ---------------

                           (d) Preservation of Existence, Etc. Maintain and
                               -------------------------------
preserve, and cause each of its Significant Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its material business makes such qualification necessary.

                           (e) Keeping of Records and Books of Account.
                               ---------------------------------------
Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

                           (f) Inspection Rights. Permit, and cause each of
                               -----------------
its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, after the occurrence and during the continuance of an Event of Default, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this
Section 8.01(f).
---------------

                           (g) Maintenance of Properties, Etc. Maintain and
                               -------------------------------
preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to

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

prevent any loss or forfeiture thereof or thereunder, except any non-compliance resulting in a default the enforcement of which is stayed by the Chapter 11 Cases.

                           (h) Maintenance of Insurance. Maintain, and cause
                               ------------------------
each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent, and shall not be less than the amount, adequacy and scope than that required by any Mortgage to which it or any Subsidiary is a party and the insurance maintained by the Parent and its Subsidiaries on the Facility Effective Date. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as set forth in any Mortgage or as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                           (i) Obtaining of Permits, Etc. Obtain, maintain
                               --------------------------
and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary in the proper conduct of its business, in each case, except to the extent that such compliance or any enforcement action is stayed as a result of the Chapter 11 Cases.

                           (j) Environmental. (i) Keep any property either
                               -------------
owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request, except to the extent that such compliance is subject to a Good Faith Belief of Stay; (iii) provide the Agents written notice within ten (10) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and take any Remedial Actions required under Environmental Laws; (iv) promptly, and in any event before any Governmental Authority exercises its statutory right to file an Environmental Lien, pay or reimburse any monetary obligations, losses, liabilities, damages

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

or costs and expenses incurred by any Governmental Authority as a result of any Remedial Action performed at the properties (including, without limitation, the Principal Properties) operated by any Loan Party; (v) provide the Collateral Agent prompt written notice if the Loan Parties will exceed by ten percent (10%) any of the annual or aggregate Environmental Liabilities and Costs for each of the "Operating Facilities" set forth on Part B of Schedule 7.01(r); (vi) provide the Collateral Agent prompt written
          ----------------
notice if the Loan Parties will exceed by ten percent (10%) any of the annual or aggregate Environmental Liabilities and Costs for all of "Non-Operating Facilities and Superfund Sites" as set forth on Part B of
Schedule 7.01(r); (vii) provide the Agents with written notice within ten
----------------
(10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action (other than notices of violation or citations that are provided for in (C)) or notice that an Environmental Action (other than notices of violation or citations that are provided for in (C)) will be filed against any Loan Party or any of its Subsidiaries; (C) notice of a violation, citation or other administrative order which could cause any of the Loan Parties to incur more than $500,000 individually or $3,000,000 in the aggregate; and (D) written or oral notification that a Governmental Authority has incurred over $100,000 in monetary obligations, losses, liabilities, damages or costs and expenses as a result of any Remedial Action performed at any properties (including, without limitation, the Principal Properties) operated by the Loan Parties; (viii) defend, indemnify and hold harmless the Agents and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the Handling, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence, Handling, or Release of such Hazardous Materials,
(C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence, Handling, or Release of such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Action filed against any Agent or any Lender; (ix) maintain and preserve all Environmental Permits necessary to operate, use or occupy each of the Loan Parties' material businesses, operations, properties (including, without limitation, the Principal Properties) and assets, except to the extent that such compliance is subject to a Good Faith Belief of Stay; (x) maintain and comply with all financial assurance requirements under RCRA and any similar Environmental Law, as specifically set forth but not limited to 40 C.F.R. 264 and 265, necessary to operate, use or occupy each of the Loan Parties' businesses, Facilities, operations, properties and assets; (xi) comply with all applicable writs, orders, consent decrees, judgments, injunctions, written communications by any Governmental Authority, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws, except to the extent that such compliance or any enforcement action is stayed as a result of the Chapter 11 Cases or is the subject of a Good Faith Belief of Stay; (xii) provide the Collateral Agent with prompt written notice in the event the Loan Parties is required to spend more than $500,000 individually or $3,000,000 in the aggregate to comply with any Environmental Laws that have been promulgated and enacted by a Governmental Authority throughout the term of this Agreement; and (xiii) file and submit truthful and complete representations, including, without limitation, applications,

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

warranty statements and accompanying materials provided in support of such representations, submitted by the Loan Parties to obtain insurance.

                           Without limiting the generality of the foregoing,
whenever the Agents reasonably determine that there is non-compliance, or any condition which requires any action by or on behalf of any Loan Party in order to avoid any material non-compliance, with any Environmental Law which could result in the imposition of substantial fines or penalties or otherwise materially and adversely affect the business, assets or prospects of the Loan Parties on a consolidated basis, the Loan Parties shall, at the Collateral Agent's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to the Collateral Agent to conduct such assessments, investigations or tests of the site where any Loan Party's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to the Collateral Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to the Collateral Agent a supplemental report of such engineer whenever the scope of such non-compliance, or the applicable Loan Party's response thereto or the estimated costs thereof, shall change in any material respect.

                           The Loan Parties acknowledge and agree that
neither the Loan Documents or the actions of any Agent or any Lender pursuant thereto shall operate or be deemed (i) to place upon any Agent or any Lender any responsibility for the operation, control, care, service, management, maintenance or repair of property or facilities of the Loan Parties (except in cases where an Agent or Lender has taken possession or control of any property, either through foreclosure or alternative legal means) or (ii) to make any Agent or any Lender the "owner" or "operator" of any property or facilities of the Loan Parties or a "responsible party" within the meaning of applicable Environmental Laws. The indemnification provisions of this Section 8.01(j) shall survive the repayment of the
                   ---------------
Obligations and discharge of any Liens granted under the Loan Documents.

                           (k) Further Assurances. Subject to the terms of
                               ------------------
the Bankruptcy Court Order, take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Administrative Agent or the Collateral Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected, first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, provided that, Liens on the Capital Stock of a directly owned
              --------
Foreign Subsidiary shall be limited to all of the non-voting Capital Stock and 65% of the voting Capital Stock of such Foreign Subsidiary and of Solutia UK Holdings and Solutia UK Investments and Liens on the intercompany note made by Solutia UK Investments in favor of Solutia UK Holdings in an aggregate principal amount of approximately (pound)87,000,000 shall be limited to 65% of such note, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and each Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court

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

Order, each Loan Party (i) authorizes the Administrative Agent and the Collateral Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes the Collateral Agent to file any financing statement necessary or desirable hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party (including, without limitation, any such financing statements that indicate the Collateral as "all assets" or words of similar import), and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof. The assurances contemplated by this Section 8.01(k) shall be given under
                                ---------------
applicable non-bankruptcy law (to the extent not inconsistent with the Bankruptcy Code and the Bankruptcy Court Order) as well as the Bankruptcy Code, it being the intention of the parties that the Collateral Agent may request assurances under applicable non-bankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Collateral Agent) whether or not any of the Bankruptcy Court Order are in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

                           (l) Change in Collateral; Collateral Records. (i)
                               ----------------------------------------
Give the Collateral Agent not less than ten (10) Business Days' prior written notice of any change in the location of any Collateral with a book value in excess of $2,000,000 (when aggregated with all other Collateral at the same location), and, in the case of the relocation of Equipment for purposes of repairs in the ordinary course of business, prompt (but in any event no more than five (5) Business Days') written notice after such relocation of Equipment with a book value in excess of $5,000,000 (when aggregated with all other Collateral at the same location), in each case, other than to locations set forth on Schedule 7.01(bb) and with respect to
                                     -----------------
which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon, and (iii) execute and deliver, and cause each of its Domestic Subsidiaries to execute and deliver, to the Administrative Agent or the Collateral Agent for the benefit of the Agents and the Lenders from time to time, solely for convenience in maintaining a record of Collateral, such written statements and schedules as the Administrative Agent or the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                           (m) After Acquired Real Property. Upon the
                               ----------------------------
acquisition by it or any of its Domestic Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a
                                       -----------------------
Current Value in excess of $5,000,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $2,500,000 in the case of a leasehold interest, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (the "Current Value"). The
                                              -------------
Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage. Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Collateral Agent the following (unless otherwise agreed to by the Collateral Agent in the exercise of its sole discretion), each in form and

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

substance satisfactory to the Collateral Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form, (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agents and the Lenders thereunder, (iii) a Title Insurance Policy, (iv) an ALTA survey (or such other survey thereof satisfactory to the Collateral Agent, and otherwise in form and substance acceptable to the Collateral Agent in its sole discretion, exercised reasonably) of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, to the extent reasonably available, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Collateral Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrowers shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 8.01(m).
                                         ---------------

                           (n) Fiscal Year. Cause the Fiscal Year of the
                               -----------
Parent and its Subsidiaries to end on December 31 of each calendar year unless the Administrative Agent and the Collateral Agent consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

                           (o) Borrowing Base. Maintain all Revolving Loans
                               --------------
and Letter of Credit Obligations in compliance with the then current Borrowing Base.

                           (p) Use of Proceeds. Use the proceeds of the
                               ---------------
Loans and the Letters of Credit in accordance with Section 7.01(t).
                                                   ---------------

                           (q) Specified Environmental Receipts. All
                               --------------------------------
Specified Environmental Receipts shall be deposited directly to a segregated account not subject to the Lien of the Loan Documents and the Bankruptcy Court Order, and no proceeds of any Specified Environmental Receipts shall be commingled with any cash Collateral.

                           (r) Post-Closing Deliveries.
                               -----------------------

                  (i) As soon as practicable but not later than 30 days following the Facility Effective Date, deliver to the Collateral Agent Pledge Agreements, duly executed by (A) each of Monchem International, Inc. and Solutia Investments, LLC in respect of its pledge of all of the non-voting Capital Stock, and the voting Capital Stock equal to 65% of all of the outstanding voting Capital Stock, of Solutia Europe, and in respect of its pledge of 65% of its interest in the intercompany convertible bond made by Solutia Europe to Solutia Investments LLC and Monchem International, Inc.,
         (B) each of Solutia Dutch Newco, Monchem International, Inc. and Parent in respect of its pledge of all of the non-voting

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

         Capital Stock, and the voting Capital Stock equal to 65% of all of the outstanding voting Capital Stock, of Solutia UK Holdings, (C) Solutia UK Holdings in respect of its pledge of (x) all of the non-voting Capital Stock, and the voting Capital Stock equal to 65% of all of the outstanding voting Capital Stock, of Solutia UK Investments and (y) 65% of the intercompany note made by Solutia UK Investments to Solutia UK Holdings in an aggregate principal amount of approximately (pound)87,000,000, (D) Monchem International, Inc. in respect of its pledge of all of the non-voting Capital Stock, and the voting Capital Stock equal to 65% of all of the outstanding voting Capital Stock, of Solutia Netherlands Holdings B.V. and (E) Solutia Dutch Newco in respect of its pledge of all of the non-voting Capital Stock, and the voting Capital Stock equal to 65% of all of the outstanding voting Capital Stock, of Solutia Netherlands Holdings B.V. and of Solutia UK Holdings, which, in the case of clauses (i)(A), (i)(B), (i)(C), (i)(D) and (i)(E) above complies with the requirements of law of Belgium, England and Wales and The Netherlands, respectively, in each case in form and substance satisfactory to the Collateral Agent.

                  (ii) As soon as practicable but not later than 30 days following the Facility Effective Date, deliver to the Collateral Agent one or more Title Insurance Policies with respect to the Principal Properties (including, without limitation, each Additional Principal Property, but excluding the Krummrich Property), each dated as of the Facility Effective Date, which together shall provide title insurance in an aggregate amount of not less than $525,000,000, which Title Insurance Policies shall
         (A) insure the Collateral Agent that the Mortgages covered by such Title Insurance Policies are valid and enforceable first priority mortgage Liens on such Principal Properties, and that such Mortgages purport to encumber free and clear of all defects and encumbrances, except Permitted Priority Liens, (B) insure that the Mortgages will retain their first Lien priority status (except as to customary items noted in the endorsements) on such Principal Properties as Loans are borrowed and re-borrowed pursuant to the terms set forth herein and (C) otherwise be in form and substance satisfactory to the Collateral Agent.

                  (iii) As soon as practicable but not later than 14 days following the Facility Effective Date, deliver to the Collateral Agent such depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance satisfactory to the Collateral Agent and Administrative Agent, as such Agent may reasonably request with respect to the Loan Parties' cash management system.

                  Section 8.02 Negative Covenants. So long as any principal
                               ------------------
         of or interest on any Loan, Letter of Credit Obligation or any other Obligation (whether or not due), other than indemnification obligations for which no claim has been asserted, shall remain unpaid or any Lender shall have any Revolving Credit Commitment or Term Loan Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                           (a) Liens, Etc. Create, incur, assume or suffer
                               -----------
to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or

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

the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of Accounts) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens; provided, that, no Liens
                                               --------
(other than a Permitted Priority Lien that is an inchoate Lien securing obligations for the payment of money not overdue or not otherwise due and payable) shall be permitted on any assets included in the Borrowing Base other than the Liens of the Collateral Agent for the benefit of the Agents and the Lenders and Liens in favor of the 2009 Note Trustee, for benefit of the 2009 Note Holders.

                           (b) Indebtedness. Create, incur, assume,
                               ------------
guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

                           (c) Fundamental Changes; Dispositions. Wind-up,
                               ---------------------------------
liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, assign, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that:
                         --------  -------

                                   (i) any Loan Party and its Subsidiaries
may (A) sell Inventory in the ordinary course of business, (B) sell or otherwise dispose of obsolete or worn-out equipment or equipment no longer used in the ordinary course of business, (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, (D) enter into licensing arrangements entered into in the ordinary course of business, (E) sell or otherwise dispose of its properties or assets to any Loan Party; (F) sell or otherwise dispose of the assets described on Schedule 8.02(c)(i); provided
                                             -------------------  --------
that the Net Cash Proceeds of such Dispositions (x) in the case of clauses
(B) and (C) above, do not exceed $5,000,000 in the aggregate in any 12-month period, and (y) in all cases, are paid to the Administrative Agent for the benefit of the Lenders pursuant to the terms of Section 2.05(c); provided,
                                                ---------------  --------
further, that other than parcels of real property constituting an immaterial
-------
portion of any Principal Property and set forth on Schedule 8.02(c)(i), no
                                                   -------------------
Loan Party may sell or otherwise dispose of any Principal Property; and (I) enter into leases and subleases of real property (other than with respect to any Principal Property) in the ordinary course of business and subject to the other provisions herein.

                                   (ii) any wholly-owned Domestic Subsidiary
of any Guarantor may be merged into such Guarantor or another wholly-owned Domestic Subsidiary of such Guarantor, or may be consolidated or amalgamated with another wholly-owned Domestic Subsidiary of such Guarantor, so long as
(A) no other provision of this Agreement would be violated thereby, (B) such Guarantor gives the Agents at least 60 days' prior written notice of such merger, consolidation or amalgamation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the

Agents' and the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation, and
(E) the surviving Domestic Subsidiary, if any, to the extent such Domestic Subsidiary is a Significant Subsidiary, is joined as a Loan Party hereunder and is a party to a Guaranty and a security agreement in form and substance satisfactory to the Collateral Agent and the Capital Stock of such Domestic Subsidiary is the subject of a Pledge Agreement in form and substance satisfactory to the Collateral Agent, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation;

                                   (iii) any Foreign Subsidiary (other than
Solutia Europe and its Subsidiaries, Solutia Dutch Newco and its Subsidiaries organized in the United Kingdom and Solutia UK Holdings and its Subsidiaries organized in the United Kingdom) (x) may be merged into any other Foreign Subsidiary, or may be consolidated or amalgamated with another Foreign Subsidiary, so long as (A) no other provision of this Agreement would be violated thereby, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (C) to the extent such Foreign Subsidiary is directly owned by a Loan Party, all of the non-voting Capital Stock and 65% of the voting Capital Stock of the surviving Foreign Subsidiary is the subject of a Pledge Agreement, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, or (y) may sell or otherwise dispose of, all or any part of its business, property or assets, whether now owned or hereafter acquired, to any other Foreign Subsidiary so long as (A) no other provision of this Agreement would be violated thereby, and (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction;

                                   (iv) any Subsidiary that is not a
Significant Subsidiary may wind-up its business and operations, liquidate or dissolve so long as (A) no other provision of this Agreement would be violated thereby, and (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction; and

                                   (v) any Subsidiary of Solutia Dutch Newco
or Monchem International, Inc., in each case, organized in the United Kingdom (x) may be merged into any other Foreign Subsidiary of Solutia Dutch Newco or Monchem International, Inc., in each case, organized in the United Kingdom and wholly owned, directly or indirectly, by Solutia Dutch Newco or Monchem International, Inc., or may be consolidated or amalgamated with another Foreign Subsidiary of Solutia Dutch Newco or Monchem International, Inc., in each case, organized in the United Kingdom and wholly owned, directly or indirectly, by Solutia Dutch Newco or Monchem International, Inc., so long as (A) no other provision of this Agreement would be violated thereby, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (C) to the extent such Foreign Subsidiary is owned by a Loan Party (including, without limitation, Monchem International, Inc.) or Solutia Dutch Newco, all of the non-voting Capital Stock and 65% of the voting Capital Stock of the surviving Foreign Subsidiary is the subject of a Pledge Agreement, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, or (y) may sell or otherwise dispose of, all or any part of its business, property or assets, whether now owned or hereafter acquired, to any other Foreign

Subsidiary of Solutia Dutch Newco or Monchem International, Inc., in each case, organized in the United Kingdom and wholly owned, directly or indirectly, by Solutia Dutch Newco or Monchem International, Inc. so long as
(A) no other provision of this Agreement would be violated thereby, and (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, provided that, notwithstanding anything in this clause (v) to the contrary, the Collateral Agent, for the benefit of the Lenders, shall have a pledge of, and lien on, 65% of the voting and 100% of the non-voting Capital Stock (including all legal and beneficial interest thereof) of any first-tier Foreign Subsidiary organized in the United Kingdom of Solutia Dutch Newco, Monchem International, Inc. and/or any other Loan Party.

                           (d) Change in Nature of Business. Make, or permit
                               ----------------------------
any of its Subsidiaries to make, any change in the nature of its business as described in Section 7.01(l).
             ---------------

                           (e) Loans, Advances, Investments, Etc. Make or
                               ----------------------------------
commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for:

                                   (i) investments existing on the date
hereof, as set forth on Schedule 8.02(e), but not any increase in the amount
                        ----------------
thereof as set forth in such Schedule or any other modification of the terms thereof,

                                   (ii) loans and advances by such
Subsidiaries to any Loan Party,

                                   (iii) Permitted Investments,

                                   (iv) Hedging Agreements entered into in
the ordinary course of business and not for speculative purposes,

                                   (v) loans and advances to employees of
the Loan Parties in the ordinary course of business and not exceeding in the aggregate amount at any one time outstanding $500,000,

                                   (vi) investments received in connection
with an Insolvency Proceeding of any supplier, customer or other Person having an obligation in favor of any Loan Party as a result of a settlement of delinquent obligations of, or other disputes with, such customer, supplier or such other Person arising in the ordinary course of business,

                                   (vii) investments not constituting loans
or advances by any Loan Party in any other Loan Party,

                                   (viii) investments permitted under clause
(f) of the definition of "Permitted Indebtedness",

                                   (ix) investments in deposit accounts in
the ordinary course of business,

                                   (x) security deposits required by utility
companies or other Persons in a similar line of business made in the ordinary course of business,

                                   (xi) investments in respect of payments
made pursuant to the Astaris Guaranty in an aggregate amount equal to and made with the proceeds of draws under, the Letter of Credit issued on the Facility Effective Date to support the Astaris Guaranty,

                                   (xii) the Solutia Therminol Investment,
provided, that (A) the aggregate amount of such investment does not exceed
--------
$3,000,000, (B) both immediately before and after the making of such investment, no Default or Event of Default has occurred or is continuing,
(C) immediately after the making of such investment Availability exceeds $20,000,000 and (D) such investment shall be subject to approval of the Bankruptcy Court; and

                                   (xiii) loans, advances and other
extensions of credit (including, without limitation, the forgiveness or cancellation of existing Indebtedness), capital contributions or investments by any Foreign Subsidiary to or in any wholly-owned Foreign Subsidiary.

                           (f) Lease Obligations. Create, incur or suffer to
                               -----------------
exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or
(ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Facility Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in Section 8.02(g), and (B) Operating Lease Obligations which would
         ---------------
not cause the aggregate amount of all Operating Lease Obligations with respect to leases entered into after the Facility Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $10,000,000.

                           (g) Capital Expenditures. Make or commit or agree
                               --------------------
to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase made or Capitalized Lease entered into after the Filing Date) that would cause the aggregate amount of all such Capital Expenditures arising from purchases made or Capitalized Leases entered into after the Filing Date by the Loan Parties and their Subsidiaries to exceed $72,700,000 in Fiscal Year 2004 and $98,400,000 in Fiscal Year 2005.

                           (h) Restricted Payments. (i) Declare or pay any
                               -------------------
dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) dividends or other distribution
                   --------  -------
may be made by any Loan Party to the Parent and by any Subsidiary of a Loan Party to any Loan Party, (B) the Parent may pay dividends in the form of common Capital Stock, (C) any Loan Party may pay service fees to Foreign Subsidiaries in connection with the sale of such Loan Party's Inventory to Foreign Subsidiaries or unrelated third parties, provided that, such payment
                                                 --------
would also be permitted under Section 8.02(j) and (D) any direct or indirect
                              --------------
Subsidiary of Solutia Europe may pay dividends to Solutia Europe or any Subsidiary of Solutia Europe.

                           (i) Federal Reserve Regulations. Permit any Loan
                               ---------------------------
or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

                           (j) Transactions with Affiliates. Enter into,
                               ----------------------------
renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party, and (iii) transactions permitted by Section 8.02(e).
                                    ---------------

                           (k) Limitations on Dividends and Other Payment
                               ------------------------------------------
Restrictions Affecting Subsidiaries. Create or otherwise cause, incur,
-----------------------------------
assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided,
                                                              --------
however, that nothing in any of clauses (i) through (iv) of this Section
-------                                                          -------
8.02(k) shall prohibit or restrict compliance with:
-------

                                          (A) this Agreement and the other
Loan Documents;

                                          (B) any agreements in effect on
the date of this Agreement and described on Schedule 8.02(k);
                                            ----------------

                                          (C) any applicable law, rule or
regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                                          (D) in the case of clause (iv) any
agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

                                          (E) in the case of clause (iv) any
agreement, instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto; or

                                          (F) any agreement, instrument or
other document setting forth restrictions on the ability of Solutia Europe or any of its Subsidiaries to comply with this Section 8.02(k).
                                               ---------------

                           (l) Limitation on Issuance of Capital Stock.
                               ---------------------------------------
Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, other than issuances of common Capital Stock of the Parent or warrants or options to acquire any such common Capital Stock (including such common Capital Stock of the Parent or issuances of warrants for common Capital Stock of the Parent to the Parent's pension plans, issuances of options or other securities solely exercisable or convertible into the Parent's common Capital Stock to the Loan Parties' employees or directors in accordance with the existing benefit plans of the Loan Parties or issuances of warrants for the Parent's common Capital Stock to Pharmacia Corporation pursuant to the Settlement Agreement) to the extent such issuances are not effected pursuant to a transaction prohibited by clause (ii) of Section 8.02(m).
               ---------------

                           (m) Modifications of Organizational Documents and
                               ---------------------------------------------
Certain Other Agreements; Etc. (i) Except as permitted by Section 8.02(c),
------------------------------
amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, (ii) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (ii) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) amend, modify or otherwise change the Euro Indenture or any Euro Note, except for such amendments, modifications or other changes in connection with the Euro Restructuring specifically set forth in Schedule 8.02(m) or as otherwise acceptable to the Required Lenders in their sole discretion; provided, that any such agreements, instruments and other documents related to the Euro Restructuring shall be delivered to the Agents to provide them with a reasonable opportunity to review any such documents prior to the execution, entry or authorization thereof or consummation of the Euro Restructuring, or
(iv) make, or permit Solutia UK Holdings to make, any voluntary or optional payment, prepayment or redemption in respect of the Solutia UK Holdings Note.

                           (n) Investment Company Act of 1940. Engage in any
                               ------------------------------
business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                           (o) Compromise of Accounts. Compromise or adjust
                               ----------------------
any Account (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than in the ordinary course of its business; provided during the existence of an
                                        --------
Event of Default, no such compromises, adjustments or grants may be given, except as otherwise agreed to by the Administrative Agent, provided,
                                                           --------
however, in no event shall all such discounts, allowances and credits exceed
-------
$1,000,000 and no such extension of the time for payment extend beyond 30 days from the original due date thereof.

                           (p) ERISA. (i) Engage, or permit any ERISA
                               -----
Affiliate to engage, in any transaction described in Section 4069 of ERISA;
(ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment in excess of $1,000,000 to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                           (q) Environmental. Permit the Handling or Release
                               -------------
of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except (i) in compliance in all material respects with Environmental Laws and so long as such Handling or Release disposal of Hazardous Materials does not result in a Material Adverse Effect and (ii) to the extent that such compliance or any enforcement action is stayed as a result of the Chapter 11 Cases.

                           (r) Certain Agreements. Agree to any material
                               ------------------
amendment or other material change to or material waiver of any of its rights under any Material Contract, except if any such amendment, change or waiver is not adverse to the Agents and the Lenders or the Loan Parties.

                           (s) Bankruptcy Court Order; Administrative
                               --------------------------------------
Priority; Lien Priority; Payment of Claims.
------------------------------------------

                                   (i) At any time, seek, consent to or
suffer to exist any reversal, modification, amendment, stay or vacation of any of the Bankruptcy Court Order, except for modifications and amendments agreed to by the Agents and the Lenders;

                                   (ii) at any time, suffer to exist a
priority for any administrative expense or unsecured claim against any of the Borrowers or the Guarantors (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c) 726,
1113 and 1114 of the Bankruptcy Code equal or superior to the priority of the Agent and the Lenders in respect of the Obligations, except as provided in Section 4.02 and for the expenses having priority of payment over the
   ------------
Obligations to the extent set forth in clause "first" of the definition of
                                               -----
the term "Agreed Administrative Expense Priorities";

                                   (iii) at any time, suffer to exist any
Lien on the Collateral having a priority equal or superior to the Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders in respect of the Collateral, except for Permitted Priority Liens; and

                                   (iv) prior to the date on which the
Obligations have been Paid in Full, the Borrowers and the Guarantors shall not pay any administrative expense claims except (A) Carve-Out Expenses and other payments pursuant to sub-clause (i) of clause "first" of the
                                                     -----
definition of the term "Agreed Administrative Expense Priorities", (B) Obligations due and payable hereunder, and (C) other administrative expense and professional claims incurred in the ordinary course of the business of the Borrowers and the Guarantors or their respective Chapter 11 Cases, in each case to the extent and having the order of priority set forth in the definition of the term "Agreed Administrative Expense Priorities".

                           (t) Payments. Make any payment of principal or
                               --------
interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date (excluding payments effected by a setoff of obligations as permitted by Section 553 of the Bankruptcy Code), provided
                                                                    --------
that such payments may be made: (i) in respect of wages, salaries, commissions, employee benefits and other related compensation obligations (including expense reimbursements) to employees and employee-equivalent independent contractors, and payroll deductions and other costs (including processing costs), in each case, incurred in the ordinary course of business and consistent with past practice of the Loan Parties; (ii) in respect of the assumption of Leases and executory contracts under Section 365 of the Bankruptcy Code; (iii) in respect of workers' compensation obligations and liability and property insurance policies of the Loan Parties (including premiums, processing costs, fees and other costs and expenses incident to maintaining the Loan Parties' workers' compensation programs and their liability and property insurance policies) in an aggregate amount not to exceed $6,500,000; (iv) in respect of payroll taxes, sales taxes, use taxes, excise taxes, garnishment payments and any other trust fund taxes or withholding taxes in the ordinary course of business and consistent with past practice of the Loan Parties; (v) in respect of franchise taxes and related fees of the Loan Parties (including business license fees) in an aggregate amount not to exceed $100,000; (vi) in respect of Permitted Priority Liens, solely from the proceeds of the assets subject to such Permitted Priority Liens in connection with the sale of such assets, in each case, after prior written notice of such payment has been given by the Borrowers to the Collateral Agent and subject to approval of the Bankruptcy Court, provided that, nothing contained in this clause (vi) shall permit any
       --------
Loan Party or any of its Subsidiaries to make a Disposition (including, without limitation, a Disposition of assets of Solutia Europe or any of its Subsidiaries) of any property other than in accordance with Section 8.02(c);
                                                            ---------------
(vii) in respect of claims related to the Loan Parties' customer programs (including warranty programs and other obligations related to resolving customer disputes and promotional programs) in the ordinary course of business and consistent with past practice of the Loan Parties; (viii) in respect of claims related to (A) repair and maintenance of the Loan Parties' property or environmental remediation on the Loan Parties' property (but limited to the extent that, if not paid on a current basis the holder of such claims would be entitled to assert a Lien against any of the Loan Parties' property), (B) shipping, storing, processing and consigning the Loan Parties' property, and (C) importing and exporting materials and good (including duties imposed by the United States Customs Service, fees paid to customs brokers and related charges of international shipping companies), in each case, as such claims are disclosed in writing to the Collateral Agent and which payments in respect of such claims have been approved by the Bankruptcy Court on the Filing Date as part of the "first day" Bankruptcy Court orders relating to the Chapter 11 Cases; (ix) in respect of ministerial services and other fees, costs, charges and expense of banks providing cash management services to the Loan Parties under their contractual arrangements; (x) in respect of intercompany trade payables for raw materials, goods, services or finished products purchased by a Loan Party from a foreign Affiliate of a Loan Party that is not a Loan Party, after prior written notice of any such payments have been given by the Borrowers to the Collateral Agent and which payments are consented to by the Collateral Agent, which consent shall not be unreasonably withheld; (xi) in respect of the Pre-Petition Obligations to the Existing Agents and the Existing Lenders; and (xii) in respect of claims of the vendors identified by the Loan Parties as being critical to the continued operation of the Loan Parties' business in an aggregate amount not to exceed $5,000,000, subject to approval of the Bankruptcy Court.

                  Section 8.03 Financial Covenants. So long as any principal
                               -------------------
of or interest on any Loan, Letter of Credit Obligation or any other Obligation (whether or not due), other than indemnification obligations for which no claim has been asserted, shall remain unpaid or any Lender shall have any Revolving Credit Commitment or Term Loan Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                           (a) Consolidated EBITDA. Permit Consolidated
                               -------------------
EBITDA of the Parent and its Subsidiaries at the end of each twelve month period ended on a date set forth below to be less than the amount corresponding to such period set forth below:

                  Twelve-Month Period Ended             Consolidated EBITDA
                  -------------------------             -------------------
                  January 31, 2004                           $ 73,600,000
                  February 29, 2004                          $ 76,200,000
                  March 31, 2004                             $ 75,500,000
                  April 30, 2004                             $ 82,900,000
                  May 31, 2004                               $ 88,300,000
                  June 30, 2004                              $ 87,000,000
                  July 31, 2004                              $ 86,900,000
                  August 31, 2004                            $ 87,600,000
                  September 30, 2004                         $ 98,100,000
                  October 31, 2004                           $ 97,900,000
                  November 30, 2004                          $101,400,000
                  December 31, 2004                          $110,300,000
                  January 31, 2005                           $120,700,000
                  February 28, 2005                          $121,100,000
                  March 31, 2005                             $126,600,000

                  Twelve-Month Period Ended             Consolidated EBITDA
                  -------------------------             -------------------
                  April 30, 2005                             $127,200,000
                  May 31, 2005                               $127,100,000
                  June 30, 2005                              $127,800,000
                  July 31, 2005                              $130,400,000
                  August 31, 2005                            $132,300,000
                  September 30, 2005                         $132,200,000
                  October 31, 2005                           $133,400,000
                  November 30, 2005                          $129,200,000
                  December 31, 2005                          $129,600,000


                           (b) Designated C Business Segment. Permit
                               -----------------------------
Consolidated EBITDA of the Designated C Business Segment at the end of each twelve month period ended on a date set forth in Part C of Schedule 8.03 to
                                                           -------------
be less than the amount corresponding to such period set forth in Part C of
Schedule 8.03.
-------------

                                 ARTICLE IX

                    MANAGEMENT, COLLECTION AND STATUS OF
                        ACCOUNTS AND OTHER COLLATERAL

                  Section 9.01 Collection of Accounts; Management of
                               -------------------------------------
Collateral. On or prior to the Facility Effective Date, the Loan Parties
----------
shall (i) establish and maintain cash management services of a type and on terms satisfactory to the Administrative Agent at one or more of the banks set forth on Schedule 9.01 (each a "Cash Management Bank"), and shall take
             -------------          --------------------
such reasonable steps to enforce, collect and receive all amounts owing on the Accounts of the Loan Parties or any of their Domestic Subsidiaries, and
(ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all proceeds in respect of any Collateral and all Collections and other amounts received by any Loan Party (including payments made by the Account Debtors directly to any Loan Party) into a Cash Management Account (other than an operating/check disbursement account) or the Concentration Accounts. On or prior to the Facility Effective Date, the Loan Parties shall deliver to the Administrative Agent (x) a Cash Management Agreement with respect to each Cash Management Account and (y) a Concentration Account Agreement with respect to each Concentration Account. Each Cash Management Bank shall have irrevocable directions to send all funds on deposit in the applicable Cash Management Accounts (other than operating/check disbursement accounts) by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the applicable Concentration Account at such Cash Management Bank, or, in the case of the accounts at Bank of America, N.A., directly to the Solutia Business Concentration Account, it being understood that the operating/check disbursement accounts of the Loan Parties identified on Schedule 9.01 shall be subject to a Cash Management Agreement,
              -------------
but shall not be subject to such irrevocable directions until the Administrative Agent shall have provided notice to such Cash Management Bank as described in the Cash Management Agreements. Notwithstanding the foregoing, promptly upon the request of Administrative Agent, each Loan Party shall deliver a Cash Management Agreement to the

Administrative Agent with respect to any Cash Management Account identified by the Administrative Agent.

                           (b) The Concentration Account Banks shall have
irrevocable directions to send all funds received in the applicable Concentration Account into the Solutia Business Concentration Account by electronic funds transfer (including, but not limited to, ACH transfers); provided, that, in the case of the Concentration Account at Citibank, N.A.,
--------
the Loan Parties shall direct such bank to transfer the funds in its Concentration Accounts at the end of each Business Day to the Solutia Business Concentration Account, and all funds received in the Solutia Business Concentration Account shall be subject to irrevocable directions to be sent by electronic funds transfer (including, but not limited to, ACH transfers) to the Administrative Agent's Account to be credited to the Administrative Agent's Account for application at the end of each Business Day on which such funds are received in the Administrative Agent's Account in accordance with clause (ii) of Section 2.05(c) to reduce the then
                                  ---------------
principal balance of the Revolving Loans, conditional upon final payment to the Administrative Agent. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or instruments have actually been collected.

                           (c) So long as no Default or Event of Default has
occurred and is continuing, the Administrative Borrower may amend Schedule
                                                                  --------
9.01 to add or replace a Cash Management Account Bank or Cash Management
----
Account; provided, however, that (i) such prospective Cash Management Bank
         --------  -------
shall be reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Administrative Agent a Cash Management Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Administrative Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Administrative Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from the Administrative Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or the Administrative Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in the Administrative Agent's reasonable judgment.

                           (d) The Cash Management Accounts shall be cash
collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Loan Parties are hereby deemed to have granted a Lien to the Administrative Agent for the benefit of the Agents and the Lenders. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Loan Party as proceeds of any Collateral shall be held by such Loan Party in trust for the Agents and the Lenders and upon receipt be deposited by such Loan Party in original form and no later than the next Business Day after receipt thereof into the Concentration Accounts or the Solutia Business Concentration Account, as applicable; provided, however,
                                                       --------  -------
all Net Cash Proceeds or cash received directly by such Loan Party pursuant to an event described in clause (iii), (iv) or (v) of

Section 2.05(c), shall be held by such Loan Party in trust for the Agents
---------------
and the Lenders and upon receipt be deposited by the Loan Party in original form and no later than the next Business Day after receipt thereof into the Administrative Agent's Account. A Loan Party shall not commingle such collections with such Loan Party's own funds or the funds of any Subsidiary or Affiliate of such Loan Party or with the proceeds of any assets not included in the Collateral.

                           (e) After the occurrence and during the
continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent shall have the sole right to collect the Accounts and/or take possession of the Collateral and the books and records relating thereto. The Loan Parties shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 8.02(o).
                ---------------

                           (f) Each Loan Party hereby appoints each Agent or
its designee on behalf of such Agent as the Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts, drafts against Account Debtors with respect to Accounts, assignments and verifications of Accounts and notices to Account Debtors with respect to Accounts, to send verification of Accounts, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans, Letter of Credit Obligations and other Obligations under the Loan Documents are Paid in Full and all of the Loan Documents are terminated.

                           (g) Nothing herein contained shall be construed
to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any

Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

                           (h) If any Account includes a charge for any tax
payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Borrowers shall notify the Administrative Agent if any Account includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of such Account and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account.

                           (i) Notwithstanding any other terms set forth in
the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

                  Section 9.02 Collateral Custodian. Upon the occurrence and
                               --------------------
during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

                  Section 9.03 Collateral Reporting.
                               --------------------

                           (a) The Borrowers shall provide the
Administrative Agent and the Documentation Agent with the following documents in a form satisfactory to the Administrative Agent:

                                   (i) on a regular basis as required by the
Administrative Agent, schedules of sales made, credits issued and cash received;

                                   (ii) as soon as possible after the end of
each fiscal month (but in any event within ten (10) days after the end thereof), on a monthly basis or more frequently as the Administrative Agent may request: (A) perpetual inventory reports, (B) inventory reports by location and category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), (C) agings of Accounts (together with a reconciliation to the previous month's aging and general ledger), (D) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral) and (E) a report setting forth all issued and outstanding letters of credit;

                                   (iii) upon the Administrative Agent's
request, (A) copies of customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor; and

                                   (iv) such other reports as to the portion
of the Collateral comprised of Inventory, Accounts and Receivables as the Administrative Agent shall reasonably request from time to time.

                           (b) If any Loan Party's records or reports of the
Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Loan Party hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to the Administrative Agent and to follow the Administrative Agent's instructions with respect to further services at any time that an Event of Default has occurred and is continuing.

                  Section 9.04 Accounts Covenants.
                               ------------------

                           (a) The Borrowers shall notify the Administrative
Agent promptly of: (i) any material delay in any Loan Party's performance of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any Account Debtor to the extent the aggregate outstanding amount of Accounts of such Account Debtor exceeds $1,000,000 and (iii) any event or circumstance which, to the best of any Loan Party's knowledge, would cause the Administrative Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without the Administrative Agent's consent, except in the ordinary course of a Loan Party's business in accordance with practices and policies previously disclosed in writing to the Administrative Agent. Subject to Section
                                                             -------
8.02(o), as long as no Event of Default has occurred and is continuing, Loan
-------
Parties may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, the Administrative Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

                           (b) With respect to each Account: (i) the amounts
shown on any invoice delivered to the Administrative Agent or schedule thereof delivered to the Administrative Agent shall be true and complete,
(ii) no payments shall be made thereon except payments immediately delivered to the Administrative Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to the Administrative Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Loan Party's business in accordance with practices and policies previously disclosed to the Administrative Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to the Administrative Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, state or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                           (c) The Administrative Agent shall have the right
at any time or times, in the Administrative Agent's name or in the name of a nominee of the Administrative Agent, to verify the validity, amount or any other matter relating to any Receivables, Inventory or Accounts, by mail, telephone, facsimile transmission or otherwise.

                  Section 9.05 Inventory Covenants. With respect to the
                               -------------------
Inventory: (a) each Loan Party shall at all times maintain inventory records reasonably satisfactory to the Administrative Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Loan Party's cost therefor and daily withdrawals therefrom and additions thereto; (b) Loan Parties shall conduct a physical count of the Inventory at any time the Administrative Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply the Administrative Agent with a report in the form and with such specificity as may be satisfactory to the Administrative Agent concerning such physical count; (c) the Loan Parties shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of the Administrative Agent and the Collateral Agent, except (i) for sales of Inventory in the ordinary course of its business,
(ii) to move Inventory directly from one location set forth or permitted herein to another such location, (iii) for consignments of Inventory to a third party (or similar arrangements with respect to Inventory) with an aggregate Book Value of all such Inventory not at any time exceeding $2,000,000, (iv) to move Inventory to such other locations outside of the continental United States as the Loan Parties may elect, provided that, in
                                                         --------
the case of this clause (iv) (A) the book value of such Inventory (together with any other Inventory located outside of the continental United States, whether pursuant to consignment arrangements or otherwise) shall not exceed an aggregate amount equal to $15,000,000 at any time outstanding, and (B) such Inventory shall be moved to such other location in the ordinary course of business of such Loan Party, and (v) for Inventory shipped from the manufacturer thereof to such Loan Party which is in transit to the locations set forth or permitted herein; (d) upon the Administrative Agent's request, the Borrowers shall, at their expense, but at any time or times as the Administrative Agent may request on or after an Event of Default, deliver or cause to be delivered to the Administrative Agent written appraisals as to the Inventory in form, scope and methodology acceptable to the Administrative Agent and by an appraiser acceptable to the Administrative Agent, addressed to Agents and Lenders and upon which Agents and Lenders are expressly permitted to rely; (e) the Loan Parties shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) each Loan Party assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) except as otherwise expressly permitted under clauses (c)(iii) and (c)(iv) above, the Loan Parties shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Loan Party to repurchase such Inventory; (i)
the Loan Parties shall keep the Inventory in good and marketable condition; and (j) the Loan Parties shall not, without prior written notice to the Administrative Agent or the specific identification of such Inventory in a report with respect thereto provided by the Administrative Borrower to the Administrative Agent pursuant to Section 9.03(a), acquire or accept any
                                 --------------
Inventory on consignment or approval.

                                 ARTICLE X

                              EVENTS OF DEFAULT

                  Section 10.01 Events of Default. If any of the following
                                -----------------
Events of Default shall occur and be continuing:

                           (a) any Borrower shall fail to pay any principal
of or interest on any Loan, any Reimbursement Obligation, any Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                           (b) any representation or warranty made or deemed
made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent, any Lender or any Issuer pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

                           (c) any Loan Party shall fail to perform or
comply with any covenant or agreement contained in (i) clauses (b), (c),
(d), (f), (h), (j), (k), (l), (m), (n), (o), (p) or (q) of Section 8.01,
                                                           ------------
Section 8.02 or Section 8.03 or ARTICLE IX, or any Loan Party shall fail to
------------    ------------    ----------
perform or comply with any covenant or agreement contained in any security agreement related to this Agreement to which it is a party, any Pledge Agreement related to this Agreement to which it is a party or any Mortgage to which it is a party, (ii) clauses (e), (g), and (i) of Section 8.01 and
                                                          ------------
such failure, if capable of being remedied, shall remain unremedied for five
(5) days, after the earlier of the date a senior officer of any Loan Party shall become aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party, (iii) clauses
(a)(i), (a)(ii), (a)(iii), (a)(iv) or (a)(vii) of Section 8.01 and such
                                                  ------------
failure shall remain unremedied for five (5) days, (iv) clauses (a)(v),
(a)(x), and (a)(xvii) of Section 8.01 and such failure shall remain
                         ------------
unremedied for three (3) days, and (v) clauses (a)(vi), (a)(viii), (a)(ix),
(a)(xi), (a)(xii), (a)(xiii), (a)(xiv), (a)(xv), (a)(xvi), (a)(xvii) and
(a)(xviii) of Section 8.01 and such failure shall remain unremedied for one
              ------------
(1) day;

                           (d) any Loan Party shall fail to perform or
comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 10.01, such failure, if capable
                                     -------------
of being remedied, shall remain unremedied for fifteen (15) days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

                           (e) an order with respect to any of the Chapter
11 Cases shall be entered by the Bankruptcy Court appointing, or any Loan Party shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

                           (f) an order with respect to any of the Chapter
11 Cases shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a Chapter 7 case;

                           (g) an order shall be entered by the Bankruptcy
Court confirming a plan of reorganization in any of the Chapter 11 Cases which does not (i) contain a provision for termination of the Total Commitment and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents and the termination or cash collateralization of the outstanding Letters of Credit in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit which are Standby Letters of Credit and 107% of the aggregate amount of all outstanding Letters of Credit which are Documentary Letters of Credit, in each case on or before the effective date of such plan or plans upon entry thereof and (ii) provide for the continuation of the Liens and security interests granted to the Collateral Agent for the benefit of the Agents and the Lenders and priorities until such plan effective date;

                           (h) an order shall be entered by the Bankruptcy
Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of the Total Commitment, and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents upon entry thereof and the termination or cash collateralization of the outstanding Letters of Credit in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit which are Standby Letters of Credit and 107% of the aggregate undrawn amount of all outstanding Letters of Credit which are Documentary Letters of Credit;

                           (i) an order with respect to any of the Chapter
11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Agents and the Required Lenders (i) to revoke, reverse, stay, modify, supplement or amend any of the Bankruptcy Court Order, which consent shall not be unreasonably withheld in the case of ministerial amendments or modifications, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any Borrower or any Guarantor equal or superior to the priority of the Agents and the Lenders in respect of the Obligations, except for allowed administrative expenses to the extent set forth in clause "first" of the definition of the term "Agreed Administrative Expense Priorities", or (iii) to grant or permit the grant of a Lien on the Collateral other than a Permitted Lien;

                           (j) an application for any of the orders
described in clauses (e) through (i) above shall be made by a Person other than the Borrowers and such application is not contested by the Borrowers in good faith and the relief requested is granted in an order that is not stayed pending appeal;

                           (k) an order shall be entered by the Bankruptcy
Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of any Loan Party with respect to any claim in an amount equal to or exceeding $5,000,000 in the aggregate;

                           (l) (i) any Loan Party shall attempt to
invalidate, reduce or otherwise impair the Liens or security interests of any Agent and/or the Lenders, claims or rights against such Person or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) any Lien or security interest created by this Agreement or the Bankruptcy Court Order securing all or any part of the Collateral with a value in excess of $1,000,000 in the aggregate shall, for any reason, cease to be valid or (iii) any action is commenced by any Loan Party which contests the validity, perfection or enforceability of any of the Liens and security interests of any Agent and/or the Lenders created by the Bankruptcy Court Order or this Agreement, any Mortgage, any security agreement related to this Agreement, any Pledge Agreement related to this Agreement, any other security document related to this Agreement or the Bankruptcy Court Order;

                           (m) the determination of any Loan Party or any
other Significant Subsidiary, whether by vote of such Person's board of directors or otherwise, to suspend the operation of such Person's business in the ordinary course, liquidate all or substantially all of such Person's assets, or employ an agent or other third party to conduct any sales of all or substantially all of such Person's assets, or in the case of the Loan Parties, the filing of a motion or other application in the Chapter 11 Cases, seeking authority to do any of the foregoing;

                           (n) any provision of any Loan Document shall at
any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, other than the US Trustee for the Chapter 11 Cases, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                           (o) any Mortgage, security agreement related to
this Agreement, Pledge Agreement related to this Agreement or any other security document related to this Agreement or the Bankruptcy Court Order shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

                           (p) one or more judgments or orders for the
payment of money exceeding $5,000,000 in the aggregate shall be rendered against the Parent or any of its Significant Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of fifteen (15) consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any
                                             --------  -------
such judgment or order shall not give rise to an Event of Default under this subsection (p) (A) if and for so long as (I) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof (less any retention) and (II) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order or (B) if such judgment or order shall be rendered against Solutia Europe or any of its Subsidiaries unless the enforcement of such judgment results in the liquidation, winding up or dissolution of Solutia Europe or any of its Subsidiaries, or the attachment, seizure or levy of any material portion of the assets of Solutia Europe or any of its Subsidiaries;

                           (q) any material portion of Solutia Europe's or
any of its Subsidiaries' assets is attached, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

                           (r) the Parent or any of its Significant
Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) consecutive days which could reasonably be expected to have a Material Adverse Effect;

                           (s) any material damage to, or loss, theft or
destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

                           (t) any cessation of a substantial part of the
business of the Parent or any of its Significant Subsidiaries for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis which could reasonably be expected to have a Material Adverse Effect;

                           (u) the loss, suspension or revocation of, or
failure to renew, any license or permit now held or hereafter acquired by the Parent or any of its Significant Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

                           (v) the indictment, or the written threatened
indictment of the Parent or any of its Significant Subsidiaries under any criminal statute, or commencement or written threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

                           (w) any Loan Party or any of its ERISA Affiliates
shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability, currently due and payable, after exhausting all appeals, if applicable, in an annual amount exceeding $5,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases, currently due and payable, after exhausting all appeals, if applicable, in an annual amount exceeding $5,000,000;

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

                           (x) (i) any Termination Event with respect to any
Employee Plan shall have occurred which results in uninsured or unreimbursed liability, currently due and payable, after exhausting all appeals (but not including payment of benefits by the PBGC) exceeding $5,000,000 or (ii) any of the events under (iii), (iv) or (v) of the definition of "Termination Event" which could reasonably be expected to result in a Material Adverse Effect; provided that, with respect to both clause (i) and (ii), such
        --------
Termination Event (if correctable) shall not have been corrected;

                           (y) the Parent or any of its Significant
Subsidiaries shall be liable for any Environmental Liabilities and Costs the payment of which has a Material Adverse Effect;

                           (z) a Change of Control shall have occurred;

                           (aa) any Significant Subsidiary of Parent (other
than a Loan Party and prior to the consummation of the Euro Restructuring, Solutia Europe or any Subsidiary of Solutia Europe) (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection
(aa);

                           (bb) any proceeding shall be instituted against
any Significant Subsidiary of Parent (other than a Loan Party and prior to the consummation of the Euro Restructuring, Solutia Europe or any Subsidiary of Solutia Europe) seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                           (cc) a default shall have occurred under the Euro
Indenture, the Euro Notes or any other agreement, instrument or other document related thereto; or

                           (dd) an event or development occurs which could
reasonably be expected to have a Material Adverse Effect;

                  then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Revolving Credit Commitments and Term Loan Commitments, whereupon all Revolving Credit Commitments and Term Loan Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all


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

accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without further order of, or application to, the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, (including, but not limited to, the Bankruptcy Code and the Uniform Commercial Code), hereunder and under the other Loan Documents.

                                 ARTICLE XI

                                   AGENTS

                  Section 11.01 Appointment. Each Lender (and each
                                -----------
subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent, the Documentation Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) in the case of the Administrative Agent, to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02(c), to distribute promptly to each Lender its Pro
           ---------------
Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the
           --------
Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) in the case of the Administrative Agent and the Collateral Agent, to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) in the case of the Administrative Agent and the Collateral Agent, to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) in the case of the Administrative Agent and the Collateral Agent, subject to Section 11.03 of this Agreement, to take such action as such
           -------------
Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents


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

shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all makers of Loans; provided, however, that no Issuer shall be
                                 --------  -------
required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

                  Section 11.02 Nature of Duties. The Agents shall have no
                                ----------------
duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that,
                                                           --------
upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

                  Section 11.03 Rights, Exculpation, Etc. The Agents and
                                -------------------------
their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Administrative Agent receives written notice of the assignment or transfer thereof, pursuant to Section 13.07, signed by such payee and in
                              -------------
form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not


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

be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 5.04, and if
                                                        ------------
any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

                  Section 11.04 Reliance. Each Agent shall be entitled to
                                --------
rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  Section 11.05 Indemnification. To the extent that any
                                ---------------
Agent or any Issuer is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent and such Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or such Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent or such Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to
Section 11.08; provided, however, that no Lender shall be liable for any
-------------  --------  -------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's or such Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this Section 11.05 shall
                                                      -------------
survive the payment in full of the Loans and the termination of this Agreement.

                  Section 11.06 Agents Individually. With respect to its Pro
                                -------------------
Rata Share of each Revolving Credit Commitment, Term Loan A Commitment and/or Term Loan B Commitment and the Total Revolving Credit Commitment and the Total Term Loan Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers


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

hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders", "Required Revolving Loan Lenders", "Required Term A/B Lenders", "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Revolving Loan Lenders, the Required Term A/B Lenders or the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

                  Section 11.07 Successor Agent. (a) Each Agent may resign
                                ---------------
from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to subsections (b) and (c) below or as otherwise provided below.

                           (b) Upon any such notice of resignation, the
Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this ARTICLE XI shall inure to its benefit as to any
                       ----------
actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

                           (c) If a successor Agent shall not have been so
appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agents, shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agents, appoint a successor Agent as provided above.

                  Section 11.08 Collateral Matters.
                                ------------------

                           (a) Subject to the terms of a separate written
agreement among the Agents and the Lenders, the Administrative Agent, the Collateral Agent and the Documentation Agent may from time to time make such disbursements and advances ("Agent Advances") which such Agent, in its sole
                             --------------
discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 13.04. The Agent Advances shall bear interest at the
             -------------
maximum rate set forth in this Agreement and shall be repayable on demand and be secured by the Collateral. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 5.02. Any Agent making an Agent Advance shall notify each
     ------------
Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section
                                                                 -------
11.05, each Lender agrees that it shall make available to the Agent, making
-----
the Agent Advance upon such


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

Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent making an Agent Advance by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Rate for one (1) Business Day and thereafter at the Reference Rate.

                           (b) The Lenders hereby irrevocably authorize the
Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans, Letter of Credit Obligations, and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the requisite Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 11.08(b).
                            ----------------

                           (c) Without in any manner limiting the Collateral
Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 11.08(b)), each Lender
                                        ----------------
agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under
Section 11.08(b). Upon receipt by the Collateral Agent of confirmation from
----------------
the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral
                              --------  -------
Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                           (d) The Collateral Agent shall have no obligation
whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 11.08 or in any other Loan Document, it
                         -------------
being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

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

                  Section 11.09 Agency for Perfection. Each Agent and each
                                ---------------------
Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or the Documentation Agent or any Lender obtain possession or control of any such Collateral, such Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                ARTICLE XII

                                  GUARANTY

                  Section 12.01 Guaranty. Each Guarantor hereby jointly and
                                --------
severally and unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the punctual payment when due, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest, Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including
 ----------------------
reasonable counsel fees and expenses) incurred by the Agents, the Lenders and the Issuers in enforcing any rights under the guaranty set forth in this
ARTICLE XII. Without limiting the generality of the foregoing, each
-----------
Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agents, the Lenders and the Issuers under any Loan Document but for the fact that they may not be enforceable or allowable due to the existence of the Chapter 11 Cases.

                  Section 12.02 Guaranty Absolute. Each Guarantor, jointly
                                -----------------
and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, the Lenders or the Issuers with respect thereto. Each Guarantor agrees that this ARTICLE XII
                                                              -----------
constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this ARTICLE XII are
                                                             -----------
independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this ARTICLE XII shall be
                                                    -----------
irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby


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
irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                           (a) any lack of validity or enforceability of any
Loan Document or any agreement or instrument relating thereto;

                           (b) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

                           (c) any taking, exchange, release or
non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                           (d) the existence of any claim, set-off, defense
or other right that the Guarantors may have at any time against any Person, including, without limitation, any Agent, any Lender or any Issuer.

                           (e) any change, restructuring or termination of
the corporate, limited liability company or partnership structure or existence of any Loan Party; or

                           (f) any other circumstance (including, without
limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents, the Lenders or the Issuers that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This ARTICLE XII shall continue to be effective or be reinstated, as the
     -----------
case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders, the Issuers or any other Person, all as though such payment had not been made.

                  Section 12.03 Waiver. Each Guarantor hereby waives (i)
                                ------
promptness, diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XII and any
                                                      -----------
requirement that the Agents, the Lenders or the Issuers exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Agent, any Lender or the Issuers to seek payment or recovery of any amounts owed under this ARTICLE
                                                                   -------
XII from any one particular fund or source or to exhaust any right or take
---
any action against any other Loan Party or any other Person or any Collateral, (iv) any requirement that any Agent, any Lender or any Issuer protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral, and (v) any other defense available to the Guarantors. The Guarantors agree that the Agents, the Lenders and the Issuers shall have no obligation to marshall any assets in favor of the Guarantors or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 12.03 is knowingly made in
                                  -------------
contemplation of such benefits.

Each Guarantor hereby waives any right to revoke this ARTICLE XII, and
                                                      -----------
acknowledges that this ARTICLE XII is continuing in nature and applies to
                       -----------
all Guaranteed Obligations, whether existing now or in the future.

                  Section 12.04 Continuing Guaranty; Assignments. This
                                --------------------------------
ARTICLE XII is a continuing guaranty and shall (a) remain in full force and
-----------
effect until the later of the date on which all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XII shall have
                                                     -----------
been Paid in Full and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Agents, the Lenders and the Issuers and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Revolving Credit Commitments, Term Loan A Commitments, Term Loan B Commitments, its Loans and the Letter of Credit Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 13.07.
                                       -------------

                  Section 12.05 Subrogation. No Guarantor will exercise any
                                -----------
rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this ARTICLE XII,
                                                       -----------
including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents, the Lenders and the Issuers against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XII
                                                                -----------
shall have been Paid in Full and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the date on which all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XII shall have been Paid in Full and the Final Maturity Date,
     -----------
such amount shall be held in trust for the benefit of the Agents, the Lenders and the Issuers and shall forthwith be paid to the Agents, the Lenders and the Issuers to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE XII, whether
                                                     -----------
matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this ARTICLE XII thereafter arising. If (i) any Guarantor
                   -----------
shall make payment to the Agents, the Lenders and the Issuers of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XII shall be Paid in Full
                                         -----------
and (iii) the Final Maturity Date shall have occurred, the Agents, the Lenders and the Issuers will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                                ARTICLE XIII

                                MISCELLANEOUS

                  Section 13.01 Notices, Etc. All notices and other
                                -------------
communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

                  Solutia Inc.
                  575 Maryville Centre Drive
                  P.O. Box 66760
                  St. Louis, Missouri  63166-6760
                  (courier delivers to: 575 Maryville Centre Drive, St. Louis, Missouri 63141)
                  Attention:  Jeffry N. Quinn
                  Telecopier:  314-674-2721

                  with a copy to:

                  Winston & Strawn LLP
                  35 West Wacker Drive
                  Chicago, Illinois  60601
                  Attention:  Kathy Swien
                  Telecopier:  312-558-5700

                  and

                  Gibson, Dunn & Crutcher LLP
                  Post Montgomery Center, 26th Floor
                  San Francisco, California  94104
                  Attention:  Kathryn A. Coleman
                  Telecopier:  415-374-8417

                  if to the Administrative Agent, Collateral Agent or Documentation Agent, to it at the following address:

                  Citicorp USA, Inc.
                  390 Greenwich Street
                  New York, New York  10013
                  Attention:  David Jaffe
                  Telecopier:  212-816-2613

                  in each case, with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  333 West Wacker Drive
                  Chicago, Illinois  60606
                  Attention:  Seth E. Jacobson, Esq.
                  Telecopier:  312-407-0411
or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 13.01. All such notices and other communications
                  -------------
shall be effective, (i) if mailed, when received or three (3) Business Days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent or any Issuer pursuant to ARTICLE
                                                                     -------
II and ARTICLE III shall not be effective until received by such Agent or
--     -----------
such Issuer, as the case may be.

Nothing in this Agreement or in any other Loan Document shall be construed to limit or affect the obligation of the Borrowers or any other Person to serve upon the Agents and the Lenders in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Agents and the Lenders pursuant to the Bankruptcy Code.

                  Section 13.02 Amendments, Etc. No amendment or waiver of
                                ----------------
any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall
             --------  -------
(i) increase the Revolving Credit Commitment, the Term Loan A Commitment or the Term Loan B Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Letter of Credit Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of each Lender, (ii) increase the Total Revolving Credit Commitment, the Total Term Loan A Commitment or the Total Term Loan B Commitment without the written consent of each Lender, (iii) change the percentage of the Revolving Credit Commitments, any of the Term Loan Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender, (iv) amend the definition of "Required Revolving Loan Lenders", "Required Term A/B Lenders", "Required Lenders" or "Pro Rata Share" without the written consent of each Lender, (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor, in each case, without the written consent of each Lender, (vi) amend, modify or waive Section 2.05(b), Section 5.04 or
                                         ---------------  ------------
this Section 13.02 of this Agreement without the written consent of each
     -------------
Lender, (vii) modify, waive, release or subordinate the superpriority claim status of the Obligations (except as permitted in this Agreement and the Loan Documents), (vii) amend the definition of "Accounts", "Book Value", "Borrowing Base", "Eligible Accounts", "Eligible Inventory", "Inventory", "Net Amount of Eligible Accounts" or "Total Revolving Credit Commitment" or "Total Term Loan Commitment", without the written consent of each Lender,
(viii) increase the advance rates set forth in the definition of "Borrowing Base" with respect to Eligible Accounts and Eligible Inventory without Supermajority Consent, (ix) decrease the percentage set forth in the definition of "Dilution Reserve" without the consent of each Lender or (x) amend, modify or waive Section 2.05(c) or Section 2.05(d) of this Agreement
                       ---------------    ---------------
without Supermajority Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

                  Section 13.03 No Waiver; Remedies, Etc. No failure on the
                                -------------------------
part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

                  Section 13.04 Expenses; Taxes; Attorneys' Fees. The
                                --------------------------------
Borrowers will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses
(b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals (subject, in the case of costs and expenses in connection with visits, audits, inspections, valuations and field examinations, to the limitations set forth in Section 5.01), arising
                                                    ------------
from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 8.01(b) or the review of any of the
                           ---------------
agreements, instruments and documents referred to in Section 8.01(f)), (b)
                                                     ---------------
any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given,
(c) the preservation and protection of any of the Agents' or the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention or participation in, any court or judicial proceeding arising from or related to this Agreement or any other Loan Document, including, without limitation, in connection with any Insolvency Proceeding related to any Loan Party or the Collateral, including in any adversary proceeding or contested matter commenced or continued by, on behalf of, or against any Loan Party or its estate, and any appeal or review thereof, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or
(m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

                  Section 13.05 Right of Set-off. Upon the occurrence and
                                ----------------
during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender, provided that the failure to
                                               --------
give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section
                                                                 -------
13.05 are in addition to the other rights and remedies (including, without
-----
limitation, other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents, in law or otherwise.

                  Section 13.06 Severability. Any provision of this
                                ------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 13.07 Assignments and Participations. (a) This
                                ------------------------------
Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns (including, except for the right to request Loans, any trustee succeeding to the rights of the Borrowers and the Guarantors pursuant to Chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under Chapter 7 of the Bankruptcy Code); provided,
                                                              --------
however, that none of the Loan Parties may assign or transfer any of its
-------
rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                           (b) Each Lender may, (x) with the written consent
of the Administrative Agent (such consent not to be unreasonably withheld), assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan A Commitment and the Term Loan A made by it or its Term Loan B Commitment and the Term Loan B made by it and (y) with the written consent of the Administrative Agent (such consent not to be unreasonably withheld), assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitment, the Revolving Loans made by it and its Pro Rata Share of Letter of Credit Obligations; provided, however, that (i) such assignment is in an amount
             --------  -------
which is at least $10,000,000 or a multiple of $500,000 in excess thereof (or the remainder of such Lender's Revolving Credit Commitment) (except such minimum amount shall not apply to an assignment by a Lender (A) to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender or (B) with the consent of the Administrative Agent (such consent not to be unreasonably withheld), to a Person and its Affiliates or a fund or account managed by such Person or an Affiliate of such Person to the extent the aggregate amount assigned to all such Persons is at least $10,000,000 or a multiple of $500,000 in excess thereof), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance and an acknowledgement to a separate written agreement among the Agents and the Lenders, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender), and (iii) no written consent of the Administrative Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender. The Borrowers and the Agents may continue to deal solely and directly with an assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered to the Administrative Borrower and the Administrative Agent, and the Administrative Agent shall have accepted, an Assignment and Acceptance. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                                   (i) By executing and delivering an
Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its

Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                                   (ii) The Administrative Agent shall, on
behalf of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and
                           --------
addresses of the Lenders and the Revolving Credit Commitments of, Term Loan A Commitments of, and Term Loan B Commitments of, interest on and principal amount of the Loans (the "Registered Loans") and Letter of Credit
                          ----------------
Obligations owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                                   (iii) Upon its receipt of an Assignment
and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Administrative Agent shall, if the Administrative Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                                   (iv) A Registered Loan (and the
registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                                   (v) In the event that any Lender sells
participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered
            --------------------
note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                                   (vi) Any foreign Person who purchases or
is assigned or participates in any portion of such Registered Loan shall provide the Agents and the Lender with a completed Internal Revenue Service Form W-8 or W-8 ECI, as applicable, or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan and shall comply with the requirements of
Section 2.08(d) to the extent it is legally entitled to do so.
---------------

                           (c) Each Lender may sell participations to one or
more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender's obligations under this
              --------
Agreement (including without limitation, its Revolving Credit Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except
(A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 11.08 of this Agreement or any other Loan Document). The Loan
   -------------
Parties agree that each participant shall be entitled to the benefits of
Section 2.07, Section 2.10 and Section 5.05 of this Agreement with respect
------------  ------------     ------------
to its participation in any portion of the Revolving Credit Commitments, Term Loan A Commitments or Term Loan B Commitments and the Loans as if it were a Lender; provided, however, that the amount of any such benefit shall
               --------  -------
be limited to the amount that would otherwise be payable to the Lender selling the participation with respect to the portion of the Loan in which the participation was so sold.

                  Section 13.08 Counterparts. This Agreement may be executed
                                ------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

                  Section 13.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER
                                -------------
LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS GOVERNED BY THE BANKRUPTCY CODE AND EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT.

                  Section 13.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS
                                -------------------------------------------
AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR
---------
ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE BANKRUPTCY COURT OR IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS CT CORPORATION AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 13.01 AND TO CT CORPORATION AT
                                    -------------
111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  Section 13.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY,
                                --------------------------
EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN

ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

                  Section 13.12 Consent by the Agents and Lenders. Except as
                                ---------------------------------
otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or
            ------
required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

                  Section 13.13 No Party Deemed Drafter. Each of the parties
                                -----------------------
hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

                  Section 13.14 Reinstatement; Certain Payments. If any
                                -------------------------------
claim is ever made upon any Agent, any Lender or any Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or such Issuer in payment or on account of any of the Obligations, such Agent, such Lender or such Issuer shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Agent, such Lender or such Issuer repays all or part of such amount by reason of
(i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or such Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or such Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or such Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or such Issuer.

                  Section 13.15 Indemnification.
                                ---------------

                           (a) General Indemnity. In addition to each Loan
                               -----------------
Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and each Issuer and all of their respective officers, directors, members, partners, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses,
                          -----------
damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Facility Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers or any Issuer's issuing of Letters of Credit for the account of the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or
(iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan
                    -------------------    --------  -------
Parties shall not have any obligation under this subsection (a) for any Indemnified Matter (x) to any Indemnitee caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction or (y) to any Lender or its Indemnitees arising directly from any action solely between or among the Lenders.

                           (b) Environmental Indemnity. Without limiting
                               -----------------------
Section 13.15(a) hereof, each Loan Party agrees to, jointly and severally,
----------------
defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any corporate predecessor, or (y) of any Hazardous Materials Handled by any Loan Party or any Subsidiary of any Loan Party, or any corporate predecessor; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any corporate predecessor; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials Handled by any Loan Party or any Subsidiary of any Loan Party, or any corporate predecessor; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 7.01(r) or the breach of any covenant
                            ---------------
made by the Loan Parties in Section 8.01(j). Notwithstanding the foregoing,
                            ---------------
the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees) covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

                           (c) The indemnification for all of the foregoing
losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 13.15 may be unenforceable
                                        -------------
because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 13.15 shall survive the repayment of the Obligations
              -------------
and discharge of any Liens granted under the Loan Documents.

                  Section 13.16 Parent as Agent for Borrowers. Each Borrower
                                -----------------------------
hereby irrevocably appoints the Parent as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which
                                         -----------------------
appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under the Loan Documents and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agents and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by any Agent or any Lender hereunder or under the other Loan Documents.

                  Section 13.17 Records. The unpaid principal of and
                                -------
interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Revolving Credit Commitments, the Term Loan A Commitments, the Term Loan B Commitments and the accrued and unpaid fees (including, without limitation, the fees payable pursuant to the Fee Letter, the Unused Line Fee, the Term A Loan Commitment Fee and the Letter of Credit Fees) payable pursuant to the terms hereof and the Fee Letter, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

                  Section 13.18 Binding Effect. This Agreement shall become
                                --------------
effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 6.01 have been satisfied or waived
                                  ------------
in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns (including, except for the right to request Loans, any trustee succeeding to the rights of each Borrower and each Guarantor pursuant to Chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under Chapter 7 of the Bankruptcy Code), except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 13.07.
                                                              -------------

                  Section 13.19 Interest. It is the intention of the parties
                                --------
hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time
(x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 13.19 and (y) in respect of any
                             -------------
subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such

Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 13.19.
                                            -------------

                  For purposes of this Section 13.19, the term "applicable
                                       -------------
law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

                  The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

                  Section 13.20 Confidentiality. Each Agent and each Lender
                                ---------------
agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties on and after the Facility Effective Date pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing
                                                  --------
herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section
                                                                 -------
13.20. Each Agent and each Lender agrees that, upon receipt of a request or
-----
identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that each Loan Party acknowledges
                                --------
that (x) each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information, and (y) the provisions of this
Section 13.20 shall not apply to the federal tax structure or federal tax
-------------
treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment), the intent of which is to cause the transactions contemplated hereby not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code, and shall be construed in a manner consistent with such purpose.

                  Section 13.21 Integration. This Agreement, together with
                                -----------
the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  Section 13.22 Collateral Agent, Administrative Agent and
                                ------------------------------------------
Documentation Agent as Party-in-Interest. The Borrowers and Guarantors
----------------------------------------
hereby stipulate and agree that each of the Collateral Agent, Administrative Agent and Documentation Agent is and shall remain a party in interest in the Chapter 11 Cases and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith. Nothing in this Agreement or any other Loan Document shall be deemed to be a waiver of any of such Agent's rights or remedies under applicable law or documentation. Without limitation of the foregoing, each Agent shall have the right to make any motion or raise any objection it deems to be in its interest (specifically including but not limited to objections to use of proceeds of the Loans, to payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease), provided that no Agent will exercise such right if the action or inaction by
--------
the Borrowers or the Guarantors which is the subject of such motion or objection is expressly permitted by any covenant or provision of this Agreement.

                  Section 13.23 Dutch Security Agreement. Notwithstanding
                                ------------------------
anything contained in this Agreement and the other Loan Documents and solely for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted under or pursuant to the security agreements (including, without limitation, the Pledge Agreements) governed by the laws of The Netherlands (the "Dutch Security Agreements"),
                                              -------------------------
(i) each of the Loan Parties hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to the aggregate amount of the Obligations as they may exist from time to time (the payment undertaking of the Loan Parties to the Collateral Agent under this Section
                                                                   -------
13.23(a) is referred to as the "Parallel Debt"), and (ii) each of the
--------                        -------------
Lenders and the other parties hereto hereby acknowledges and consents to (x) the undertaking by the relevant Loan Party to the Collateral Agent, in its individual capacity and not as agent, representative or trustee, amounts which are equal to and in the currency of the Obligations from time to time due in accordance with the terms of the Obligations, and (y) the granting of the security rights contemplated by the Dutch Security Agreements in favor of the Collateral Agent in its individual capacity as security for its claims under the Parallel Debt.

                           (b) The Lenders and the other parties hereto
agree that the Parallel Debt is a claim of the Collateral Agent which is separate and independent from, and without prejudice to, the claims of the Lenders in respect of the Obligations, and neither such claim nor the security rights as contemplated by the Dutch Security Agreements are held jointly with the Lenders, provided that to the extent any amount is paid to
                          --------
and received by the Collateral Agent in payment of the Parallel Debt, the total amount due and payable in respect of the Obligations shall be decreased as if such amount were received by the Lenders or any of them in payment of the corresponding Obligations. The Collateral Agent, acting in its individual capacity, hereby agrees to apply all proceeds that it receives in connection with any enforcement action taken under or pursuant to the Dutch Security Agreements or otherwise in satisfaction in whole or in part of the Parallel Debt, mutatis mutandis, in accordance with the provisions of this Agreement and the other Loan Documents.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 BORROWERS:
                                 ----------

                                 SOLUTIA INC., as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: Vice President

                                 SOLUTIA BUSINESS ENTERPRISES, INC., as
                                 a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: President

                                 GUARANTORS:
                                 -----------

                                 AXIO RESEARCH CORPORATION, as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: Treasurer

                                 BEAMER ROAD MANAGEMENT COMPANY,
                                 as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: Vice President

                                 CPFILMS INC., as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: Vice President

                                 MONCHEM, INC., as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: President

                                 MONCHEM INTERNATIONAL, INC., as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: President

                                 SOLUTIA GREATER CHINA, INC., as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: Vice President

                                 SOLUTIA INTER-AMERICA, INC., as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: Vice President

                                 SOLUTIA INTERNATIONAL HOLDING, LLC, as
                                 a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: President

                                 SOLUTIA INVESTMENTS, LLC, as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: President

                                 SOLUTIA MANAGEMENT COMPANY, INC., as a
                                 debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: Treasurer

                                 SOLUTIA OVERSEAS, INC., as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: President

                                 SOLUTIA SYSTEMS, INC., as a debtor and a debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: President

                                 SOLUTIA TAIWAN, INC., as a debtor and a
                                 debtor-in-possession


                                 By:    /s/ C. Kevin Wilson
                                        -------------------
                                        Name: C. Kevin Wilson
                                        Title: Vice President

                                 ADMINISTRATIVE AGENT, COLLATERAL AGENT,
                                 ---------------------------------------
                                 DOCUMENTATION AGENT AND A LENDER:
                                 ---------------------------------

                                 CITICORP USA, INC., for itself as the
                                 Administrative Agent, Collateral Agent,
                                 Documentation Agent and a Lender

                                 By:    /s/ David Jaffe
                                        ---------------
                                        Name: David Jaffe
                                        Title: Vice President

                                 ISSUER:
                                 -------

                                 CITIBANK, N.A., as an Issuer




                                 By:    /s/ David Jaffe
                                        ---------------
                                        Name: David Jaffe
                                        Title: Vice President